                         AGREEMENT AND PLAN OF MERGER

                                 by and among

                      ENDO PHARMACEUTICALS HOLDINGS INC.,

                                   ENDO INC.

                                      and

                       ALGOS PHARMACEUTICAL CORPORATION



                              __________________

                         Dated as of November 26, 1999
                              __________________

                               TABLE OF CONTENTS


                                                                  Page
                                                                  ----
                                   ARTICLE I
                                   THE MERGER

     Section 1.1        The Merger..............................    2
     Section 1.2        Effective Time..........................    3
     Section 1.3        Effects of the Merger...................    3
     Section 1.4        Directors of the Surviving Corporation..    3
     Section 1.5        Officers of the Surviving Corporation...    3
     Section 1.6        Charter and By-Laws.....................    3
     Section 1.7        Conversion of Securities................    4
     Section 1.8        Parent to Make Certificates Available...    5
     Section 1.9        Dividends; Transfer Taxes; Withholding..    6
     Section 1.10       [Intentionally Omitted.]................    7
     Section 1.11       Return of Exchange Fund.................    7
     Section 1.12       Adjustment of Conversion Number.........    7
     Section 1.13       No Further Ownership Rights in Company
                        Common Stock............................    8
     Section 1.14       Closing of Company Transfer Books.......    8
     Section 1.15       Lost Certificates.......................    8
     Section 1.16       Affiliates..............................    8
     Section 1.17       Further Assurances......................    8
     Section 1.18       Closing.................................    9

                                   ARTICLE II
                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Section 2.1     Organization, Standing and Power............   9
     Section 2.2     Capital Structure...........................  10
     Section 2.3     Authority...................................  12
     Section 2.4     Consents and Approvals; No Violation........  13
     Section 2.5     Financial Statements........................  14
     Section 2.6     Registration Statement and Proxy Statement..  15
     Section 2.7     Absence of Certain Changes or Events........  15
     Section 2.8     Permits and Compliance......................  16
     Section 2.9     Tax Matters.................................  17
     Section 2.10    Actions and Proceedings.....................  19
     Section 2.11    Certain Agreements..........................  20
     Section 2.12    ERISA.......................................  21
     Section 2.13    Compliance with Certain Laws................  23
     Section 2.14    Liabilities.................................  26
     Section 2.15    Labor Matters...............................  27

     Section 2.16    Intellectual Property.......................  27
     Section 2.17    Ownership of Shares.........................  31
     Section 2.18    Operations of Sub...........................  32
     Section 2.19    Brokers.....................................  32
     Section 2.20    State Takeover Statutes.....................  32
     Section 2.21    Year 2000...................................  32
     Section 2.22    Accuracy of Information Furnished...........  32
     Section 2.23    Required Vote of Parent and Sub
                     Stockholders................................  32
     Section 2.24    Interests in Other Entities.................  33

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Section 3.1     Organization, Standing and Power............  33
     Section 3.2     Capital Structure; Subsidiaries.............  34
     Section 3.3     Authority...................................  35
     Section 3.4     Consents and Approvals; No Violation........  35
     Section 3.5     SEC Documents and Other Reports.............  37
     Section 3.6     Registration Statement and Proxy Statement..  38
     Section 3.7     Absence of Certain Changes or Events........  38
     Section 3.8     Permits and Compliance......................  39
     Section 3.9     Tax Matters.................................  40
     Section 3.10    Actions and Proceedings.....................  42
     Section 3.11    Certain Agreements..........................  42
     Section 3.12    ERISA.......................................  43
     Section 3.13    Compliance with Certain Laws................  45
     Section 3.14    Liabilities.................................  48
     Section 3.15    Labor Matters...............................  48
     Section 3.16    Intellectual Property.......................  49
     Section 3.17    Opinion of Financial Advisor................  53
     Section 3.18    Required Vote of Company Stockholders.......  53
     Section 3.19    Ownership of Shares.........................  54
     Section 3.20    Brokers.....................................  54
     Section 3.21    State Takeover Statutes.....................  54
     Section 3.22    Year 2000...................................  55
     Section 3.23    Interests in Other Entities.................  55

                                   ARTICLE IV
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     Section 4.1     Conduct of Business Pending the Merger......  55

     Section 4.2    No Solicitation...................................  60
     Section 4.3    Tax Representation Letters........................  61

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

     Section 5.1     Stockholder Meeting..............................  62
     Section 5.2     Preparation of the Registration Statement
                     and the Proxy Statement..........................  62
     Section 5.3     Access to Information; Regulatory
                     Communications...................................  63
     Section 5.4     Compliance with the Securities Act...............  64
     Section 5.5     Designation of Directors.........................  65
     Section 5.6     NASDAQ Listing...................................  65
     Section 5.7     Fees and Expenses................................  65
     Section 5.8     Company Stock Options............................  66
     Section 5.9     Parent Options...................................  66
     Section 5.10    Reasonable Efforts...............................  67
     Section 5.11    Public Announcements.............................  68
     Section 5.12    State Takeover Laws..............................  68
     Section 5.13    Indemnification; Directors and Officers
                     Insurance........................................  68
     Section 5.14    Notification of Certain Matters..................  69
     Section 5.15    Employee Matters.................................  69
     Section 5.16    Tax Treatment....................................  70
     Section 5.17    Conveyance Taxes.................................  70
     Section 5.18    Ownership of Shares..............................  70
     Section 5.19    Additional Agreements............................  71
     Section 5.20    Issuance of Warrants to Parent...................  71
     Section 5.21    Formation of Parent LLC..........................  71
     Section 5.22    Effect of Parent Recapitalization................  73
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                                      iii

                                  ARTICLE VI
                      CONDITIONS PRECEDENT TO THE MERGER


     Section 6.1    Conditions to Each Party's Obligation to Effect the
                      Merger............................................ 75
     Section 6.2    Conditions to Obligation of the Company to Effect
                      the Merger........................................ 76
     Section 6.3    Conditions to Obligations of Parent and Sub to
                      Effect the Merger................................. 77

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

     Section 7.1    Termination......................................... 78
     Section 7.2    Effect of Termination............................... 80
     Section 7.3    Amendment........................................... 80
     Section 7.4    Waiver.............................................. 80
     Section 7.5    Procedure for Termination, Amendment, Extension
                      or Waiver......................................... 80

                                 ARTICLE VIII
                              GENERAL PROVISIONS

     Section 8.1    Non-Survival of Representations and Warranties...... 81
     Section 8.2    Notices............................................. 81
     Section 8.3    Interpretation...................................... 82
     Section 8.4    Counterparts........................................ 83
     Section 8.5    Entire Agreement; No Third-Party Beneficiaries...... 83
     Section 8.6    Governing Law....................................... 83
     Section 8.7    Assignment.......................................... 83
     Section 8.8    Severability........................................ 83
     Section 8.9    Enforcement of this Agreement....................... 84

List of Exhibits
----------------

     Exhibit A-1    Form of Charter Amendment
     Exhibit A-2    Summary of Parent Recapitalization
     Exhibit B      Form of Stockholder Voting Agreement
     Exhibit C      Form of Algos Warrant
     Exhibit D-1    Parent's Year 2000 Representation
     Exhibit D-2    Company's Year 2000 Representation
     Exhibit E-1    Form of Representation Letter (Parent's)
     Exhibit E-2    Form of Representation Letter (the Company's)
     Exhibit F-1    Form of Affiliate Letter (the Company's)
     Exhibit F-2    Form of Affiliate Letter to the Agreement and
                     Plan of Merger

     Exhibit G    Form of Tax Sharing Agreement
     Exhibit H    Form of Lyle Agreement
     Exhibit I    Form of Endo Warrant

                            Index of Defined Terms

Term                                                        Page
----                                                        ----
Adjustment Event............................................  72
Affiliates..................................................  64
Agreement...................................................   1
Applicable Laws.............................................  23
Cash Cost of Sales..........................................  72
Cash Gross Profit of Parent.................................  72
Certificate of Merger.......................................   3
Certificates................................................   5
Change in the Company Recommendation........................  62
Charter Amendment...........................................   1
Closing.....................................................   9
Closing Date................................................   9
COBRA.......................................................  21
Code........................................................   2
Company.....................................................   1
Company Business Personnel..................................  49
Company By-Laws.............................................  33
Company Charter.............................................  33
Company Common Stock........................................   1
Company Copyrights..........................................  50
Company Designees...........................................  65
Company Disclosure Schedule.................................  34
Company Intellectual Property...............................  49
Company License Agreements..................................  50
Company Multiemployer Plan..................................  45
Company Patents.............................................  49
Company Permits.............................................  39
Company Plan................................................  45
Company Preferred Stock.....................................  34
Company SEC Documents.......................................  37
Company Software............................................  50
Company Stock Options.......................................  34
Company Stock Plans.........................................  34
Company Stockholder Approvals...............................  35
Company Takeover Proposal...................................  61
Company Technology..........................................  50
Company Trademarks..........................................  49

Constituent Corporations.....................................  1
Conversion Number............................................  4
Credit Agreement............................................. 57
Current Endo Options......................................... 66
D&O Insurance................................................ 69
DEA.......................................................... 10
DGCL.........................................................  2
Effective Time...............................................  3
Endo Products................................................ 72
Endo Warrant Agreement....................................... 71
Endo Warrants................................................ 71
Environmental Laws........................................... 23
ERISA........................................................ 21
Exchange Act................................................. 13
Exchange Agent...............................................  5
Exchange Fund................................................  5
FDA.......................................................... 10
FDCA......................................................... 24
GAAP......................................................... 14
Governmental Entity.......................................... 13
hazardous materials.......................................... 23
HSR Act...................................................... 13
IND.......................................................... 16
Independent Accounting Firm.................................. 73
IRS.......................................................... 21
Knowledge of Parent.......................................... 17
Knowledge of the Company..................................... 40
Lyle Agreement............................................... 71
Material Adverse Change...................................... 10
Material Adverse Effect...................................... 10
Merger.......................................................  1
Merger Consideration.........................................  4
MorphiDex(R) Application..................................... 46
NASDAQ....................................................... 14
NDA.......................................................... 16
Net Sales.................................................... 72
NOLs......................................................... 41
Non-Transferable Warrants....................................  5
Parent.......................................................  1
Parent Business Personnel.................................... 27
Parent By-Laws............................................... 10
Parent Charter............................................... 10

Parent Class A Common Stock.................................  10
Parent Common Stock.........................................   1
Parent Copyrights...........................................  28
Parent Disclosure Schedule..................................  11
Parent Financial Statements.................................  14
Parent Incentive Plans......................................  11
Parent Intellectual Property................................  27
Parent License Agreements...................................  28
Parent LLC..................................................  71
Parent LLC Agreement........................................  71
Parent Material Contracts...................................  17
Parent Multiemployer Plan...................................  22
Parent Patents..............................................  28
Parent Permits..............................................  16
Parent Plan.................................................  22
Parent Preferred Stock......................................  10
Parent Recapitalization.....................................   2
Parent Software.............................................  28
Parent Stock Options........................................  11
Parent Stock Plans..........................................  11
Parent Stock Purchase Plan..................................  11
Parent Technology...........................................  28
Parent Trademarks...........................................  27
Permits.....................................................  16
Person......................................................   5
Position Paper..............................................  73
Proxy Statement.............................................  15
Registration Statement......................................  13
SEC.........................................................  12
Securities Act..............................................   8
State Takeover Approvals....................................  14
Stockholder Meeting.........................................  62
Stockholder Voting Agreement................................   2
Stockholder Voting Agreements...............................   2
Sub.........................................................   1
Subsidiary..................................................  10
Superior Company Proposal...................................  62
Surviving Corporation.......................................   2
Tax Representation Letters..................................  61
Tax Returns.................................................  19
Tax Sharing Agreement.......................................  71
Taxes.......................................................  19

Termination Date............................................  79
Transaction Agreements......................................   2
Warrant Agreement...........................................   4

                         AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of November 26, 1999 (this "Agreement"), by and among ENDO PHARMACEUTICALS HOLDINGS INC., a Delaware
----------
corporation ("Parent"), ENDO INC., a Delaware corporation and a newly-formed
              ------
wholly-owned subsidiary of Parent ("Sub"), and ALGOS PHARMACEUTICAL CORPORATION,
                                    ---
a Delaware corporation (the "Company") (Sub and the Company being hereinafter
                             -------
collectively referred to as the "Constituent Corporations").
                                 ------------------------

                                  WITNESSETH:

     WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have each determined that the Merger is advisable and in the best interest of their respective stockholders and is in furtherance of and consistent with their respective long-term business strategies;

     WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have each (a) approved and declared advisable the merger of the Company with and into Sub (the "Merger"), upon the terms and subject to the conditions set forth
               ------
herein, whereby each issued and outstanding share of common stock, par value $.01 per share, of the Company ("Company Common Stock") not owned directly or
                                 --------------------
indirectly by Parent or the Company will be converted into the Merger Consideration (as defined in Section 1.7(c) hereof) and (b) approved this Agreement upon the terms and subject to the conditions set forth herein;

     WHEREAS, concurrently with the execution of this Agreement, the Board of Directors of Parent will have approved this Agreement and the Merger and, in its capacity as the sole stockholder of Sub, will have approved this Agreement upon the terms and subject to the conditions set forth herein;

     WHEREAS, following the execution of this Agreement and prior to the Closing (as defined in Section 1.18 hereof), Parent will (a) duly adopt and declare advisable an amendment and restatement of the Certificate of Incorporation of Parent substantially in the form attached hereto as Exhibit A-1 (the "Charter
                                                                      -------
Amendment") and (b) declare and pay a stock dividend to the then current holders
---------
of shares of common stock, par value $.01 per share, of Parent ("Parent Common
                                                                 -------------
Stock") or effect some other form of recapitalization, the results of which are
-----
substantially set forth on Exhibit A-2 attached hereto (the "Parent
                                                             ------
Recapitalization");
----------------

     WHEREAS, simultaneous with the execution and delivery of this Agreement, Parent and each stockholder of the Company listed on Annex I attached hereto have each entered into an agreement substantially in the form of Exhibit B hereto (each, a "Stockholder Voting Agreement" and collectively, "Stockholder
                 ----------------------------                     -----------
Voting Agreements") pursuant to which such stockholder has agreed to vote the
------------------
shares of Company Common Stock beneficially owned by such stockholder in favor of the Merger (the Stockholder Voting Agreements, the Warrant Agreement (as defined in Section 1.7(c) hereof) and this Agreement are collectively referred to herein as the "Transaction Agreements");
                  -----------------------

     WHEREAS, following the execution of this Agreement and prior to the Closing, Parent and certain stockholders of Parent shall enter into a registration rights agreement pursuant to which Parent will grant certain rights to such Persons regarding the registration of Parent Common Stock owned by them following the Merger;

     WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that this
                                                    ----
Agreement shall be, and hereby is, adopted as a plan of reorganization for purposes of Section 368 of the Code;

     NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                                  THE MERGER

     Section 1.1  The Merger.  Upon the terms and subject to the conditions
                  ----------
hereof, and in accordance with the Delaware General Corporation Law (the "DGCL"), the Company shall be merged with and into Sub at the Effective Time
 ----
(as hereinafter defined). Following the Merger, the separate corporate existence of the Company shall cease and Sub shall (i) continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation"), (ii)
                                                  ---------------------
succeed to and assume all the rights and obligations of the Company in accordance with the DGCL, (iii) continue to be governed by the laws of the State of Delaware and (iv) continue under the name "Endo Inc."

     Section 1.2  Effective Time.  The Merger shall become effective when a
                  --------------
Certificate of Merger (the "Certificate of Merger"), duly executed in accordance
                            ---------------------
with the relevant provisions of the DGCL, is filed with the Secretary of State of the State of Delaware; provided, however, that, upon mutual consent of the
                          --------  -------
Constituent Corporations, the Certificate of Merger may provide for a later date or time of effectiveness of the Merger. When used in this Agreement, the term "Effective Time" shall mean the later of the date and time at which the
 --------------
Certificate of Merger is filed or such later date and time established by the Certificate of Merger. The filing of the Certificate of Merger in accordance with the DGCL shall be made on the date of the Closing, or as promptly thereafter as practicable.

     Section 1.3  Effects of the Merger.  The Merger shall have the effects set
                  ---------------------
forth in Section 259 of the DGCL.

     Section 1.4  Directors of the Surviving Corporation.  The directors of Sub
                  --------------------------------------
immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time and shall hold office until their successors are duly appointed or elected in accordance with applicable law and the Certificate of Incorporation and By-laws of the Surviving Corporation.

     Section 1.5  Officers of the Surviving Corporation.  The officers of Sub
                  -------------------------------------
immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time and shall hold office until their successors are duly appointed or elected in accordance with applicable law and the certificate of incorporation and by-laws of the Surviving Corporation.

     Section 1.6  Charter and By-Laws.  The Certificate of Incorporation of Sub
                  -------------------
in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The By-laws of Sub as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by the certificate of incorporation of the Surviving Corporation or by applicable law.

     Section 1.7  Conversion of Securities.  As of the Effective Time, by
                  ------------------------
virtue of the Merger and without any action on the part of Sub, the Company or the holders of any securities of the Constituent Corporations:

     (a) Each issued and outstanding share of common stock of Sub shall remain outstanding as one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

     (b) All shares of Company Common Stock that are held in the treasury of the Company and any shares of Company Common Stock owned by Parent or Sub shall be canceled and no capital stock of Parent or other consideration shall be delivered in respect thereof.

     (c) Subject to the provisions of Section 1.12 hereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.7(b) hereof) shall be converted into (i) one (the "Conversion Number") validly issued, fully
                                      -----------------
paid and nonassessable share of Parent Common Stock and (ii) one warrant which shall be subject to the terms and conditions of a warrant agreement (the "Warrant Agreement") substantially in the form attached hereto as Exhibit C (an
------------------
"Algos Warrant" and, together with the shares of Parent Common Stock referred to
 -------------
in clause (i), the "Merger Consideration").  All such shares of Company Common
                    --------------------
Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and each holder of a certificate formerly representing any such shares shall cease to have any rights with respect thereto, except for the right to receive any dividends and other distributions in accordance with
Section 1.9 hereof, certificates representing the shares of Parent Common Stock and Algos Warrants into which such shares are converted upon surrender of such certificates in accordance with Section 1.8 hereof. Each certificate shall, from and after the Effective Time until surrendered in exchange for Parent Common Stock and Algos Warrants, for all purposes be deemed to represent the shares of Parent Common Stock and Algos Warrants into which such Company Common Stock was converted in the Merger.

     Section 1.8  Parent to Make Certificates Available.
                  -------------------------------------

     (a)  Exchange of Certificates.  Parent shall authorize a commercial bank
          ------------------------
reasonably acceptable to the Company (or such other Person (as defined in
Section 1.8(a) hereof) or Persons as shall be reasonably acceptable to Parent and the Company) to act as Exchange Agent hereunder (the "Exchange Agent"). As
                                                          --------------
soon as practicable after the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the holders of shares of Company Common Stock converted in the Merger, certificates representing the shares of Parent Common Stock and certificates representing the Algos Warrants, including certificates representing Algos Warrants subject to the transfer restrictions set forth in the Warrant Agreement (the "Non-Transferable Warrants"), each issuable pursuant
                            -------------------------
to Section 1.7(c) hereof in exchange for outstanding certificates representing shares of Company Common Stock (such shares of Parent Common Stock and Algos Warrants, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange
                                      --------

Fund").  Except as contemplated by this Section 1.8, and Section 1.11 hereof,
-----
the Exchange Fund shall not be used for any other purpose. For purposes of this Agreement, "Person" means any natural person, firm, individual, corporation,
            ------
limited liability company, partnership, association, joint venture, company, business trust, trust or any other entity or organization, whether incorporated or unincorporated, including a government or political subdivision or any agency or instrumentality thereof.

     (b)  Exchange Procedures.  As soon as practicable after the Effective Time,
          -------------------
Parent shall cause the Exchange Agent to mail to each record holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock converted in the Merger (the "Certificates") a letter of transmittal (in customary form), which shall
      ------------
specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent, and shall contain instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock, certificates representing Algos Warrants. Upon surrender to the Exchange Agent for cancellation of a Certificate, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate representing that number of whole shares of Parent Common Stock into which the shares of Company Common Stock represented by the surrendered Certificate shall have been converted at the Effective Time pursuant to this Article I, (ii) a certificate representing that number of Algos Warrants (or, if requested, Non-Transferable Warrants) into which the shares of Company Common Stock represented by the surrendered Certificate shall have been converted at the Effective Time pursuant to this Article I and (iii) any dividends and other distributions payable in accordance with Section 1.9 hereof, and any Certificate so surrendered shall forthwith be canceled.

     Section 1.9  Dividends; Transfer Taxes; Withholding.
                  --------------------------------------

     (a) No dividends or other distributions that are declared on or after the Effective Time on Parent Common Stock, or are payable to the holders of record thereof on or after the Effective Time, will be paid to any Person entitled by reason of the Merger to receive a certificate representing Parent Common Stock and a certificate representing Algos Warrants, until such Person surrenders such certificates in accordance with Section 1.8 hereof. Subject to the effect of applicable law, there shall be paid to each record holder of a new certificate representing such Parent Common Stock: (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to the shares of Parent Common Stock represented by such new certificate and having a record date on or after the Effective Time and a payment date prior to such surrender; (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of Parent Common Stock and having a record date on or after the Effective Time, but prior to such surrender and a payment date on or subsequent to such surrender. In no event shall (1) the Person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions and (2) any dividends or distributions be payable on the Algos Warrants or to the holders of record thereof unless and until such Algos Warrants are exercised in accordance with the terms of the Warrant Agreement.

     (b) If any cash or certificates representing shares of Parent Common Stock or Algos Warrants are to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, subject to the limitations set forth in Section 1.8 hereof and in the Warrant Agreement with respect to Non-Transferable Warrants, and that the Person requesting such exchange shall pay to the Exchange Agent any transfer or other Taxes (as defined in Section 2.9 hereof) required by reason of the issuance of certificates representing such shares of Parent Common Stock or such Algos Warrants in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not applicable. Except as otherwise provided in Section 5.17 hereof, Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code or under any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock in respect of which such deduction and withholding were made by Parent or the Exchange Agent.

     Section 1.10  [Intentionally Omitted.]

     Section 1.11  Return of Exchange Fund.  Any portion of the Exchange Fund
                   -----------------------
that remains undistributed to the former stockholders of the Company for six months after the Effective Time shall be delivered to Parent, upon demand of Parent, and any such former stockholders who have not theretofore complied with this Article I shall thereafter look only to Parent for payment of their claim for Parent Common Stock, Algos Warrants and any dividends or distributions with respect to Parent Common Stock. Neither Parent nor either Constituent Corporation shall be liable to any former holder of Company Common Stock for any such shares of Parent Common Stock, Algos Warrants, cash and dividends and distributions held in the Exchange Fund which are delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     Section 1.12  Adjustment of Conversion Number.  In the event of any
                   -------------------------------
reclassification, recapitalization, stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock) or subdivision with respect to Parent Common Stock, any change or conversion of Parent Common Stock into other securities, any other dividend or distribution with respect to the Parent Common Stock as the same may be adjusted from time to time pursuant to the terms of this Agreement (or if a record date with respect to any of the foregoing should occur), prior to the Effective Time, appropriate and proportionate adjustments shall be made to the Conversion Number, and all references to the Conversion Number in this Agreement shall be deemed to be to the Conversion Number as so adjusted; provided that in
                                                               -------- ----
no event shall any such adjustment occur on account of the Charter Amendment or the Parent Recapitalization.

     Section 1.13  No Further Ownership Rights in Company Common Stock.  All
                   ---------------------------------------------------
shares of Parent Common Stock and all Algos Warrants issued pursuant to the terms hereof (including any cash paid pursuant to Section 1.10 hereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock represented by such Certificates.

     Section 1.14  Closing of Company Transfer Books.  At the Effective Time,
                   ---------------------------------
the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock outstanding prior to the Effective Time shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, the Exchange Agent or Parent, such Certificates shall be canceled and exchanged as provided in this
Article I.

     Section 1.15  Lost Certificates.  If any Certificate shall have been lost,
                   -----------------
stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, the Algos Warrants and any dividends or other distributions to which the holder thereof is entitled pursuant to Section 1.9 hereof.

     Section 1.16  Affiliates.  Certificates surrendered for exchange by each
                   ----------
Affiliate (as defined in Section 5.4 hereof) of the Company for purposes of Rule 145(c) under the Securities Act of 1933 and the rules and regulations promulgated thereunder (the "Securities Act") that has been identified and
                             --------------
required to provide an Affiliate letter pursuant to Section 5.4 hereof shall not be exchanged until Parent has received such Affiliate letter from such Person as provided in Section 5.4 hereof.

     Section 1.17  Further Assurances.  If at any time after the Effective Time
                   ------------------
the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

     Section 1.18  Closing.  Subject to the satisfaction or waiver of the
                   -------
conditions set forth in Article VI hereof, the closing of the transactions contemplated by this Agreement (the "Closing") and all actions specified in this
                                     -------
Agreement to occur at the Closing shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP in New York, New York at 10:00 a.m. (New York
time) on a date to be specified by the parties hereto, but no later than the business day immediately following the satisfaction or waiver of the conditions set forth in Section 6.1(a), (b), (c) and (d)
hereof or at such other time, date or place as Parent and the Company shall agree. The date on which the Closing occurs is referred to herein as the "Closing Date."
 ------------


                                  ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Parent and Sub jointly and severally represent and warrant to the Company as follows:

     Section 2.1  Organization, Standing and Power. Each of Parent and Sub is a
                  --------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted and to enter into and perform this Agreement and the other Transaction Agreements and the transactions contemplated hereby and thereby. Each Subsidiary (as hereinafter defined) of Parent (other than Sub) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined) on Parent. Each of Parent and its Subsidiaries is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Parent. For purposes of this Agreement, (a) each of "Material Adverse Change" or "Material Adverse
                             -----------------------      ----------------
Effect" means, when used with respect to Parent, Sub or the Company, as the case
------
may be, any change or effect that is materially adverse to the business, assets, liabilities, results of operation or condition (financial or otherwise) of Parent and its Subsidiaries, taken as a whole, or the Company, as the case may be, excluding, in either case, any changes, circumstances or effects resulting from or related to changes or developments in the economy, financial markets or regulatory or political climate generally, any changes in conditions or developments generally applicable to the industries in which Parent and Subsidiaries of Parent or the Company, as the case may be, are involved, any changes or developments related to the general relationship of Parent and Subsidiaries of Parent or the Company, as the case may be, with the U.S. Food and Drug Administration ("FDA") or the U.S. Drug Enforcement Administration
                          ---
("DEA") and in the case of the Company, any change or development relating to
  ---
MorphiDex(R) or any other of the Company's products under
development (including the FDA or DEA approval process relating thereto) and except for any such changes or effects resulting from this Agreement, the transactions contemplated hereby or the announcement thereof and (b) "Subsidiary" means any corporation, partnership, joint venture or other legal
 ----------
entity of which Parent or the Company, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which generally are entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity. Parent has heretofore delivered to the Company complete and correct copies of Parent's certificate of incorporation ("Parent Charter") and
                                                          --------------
by-laws ("Parent By-Laws") and Sub's certificate of incorporation and by-laws,
          --------------
each as in effect on the date of this Agreement.

     Section 2.2  Capital Structure.  As of the date of this Agreement, the
                  -----------------
authorized capital stock of Parent consists of (i) 2,000,000 shares of Parent Common Stock, (ii) 200,000 shares of class A common stock, par value $.01 per share, of Parent ("Parent Class A Common Stock") and (iii) 500,000 shares of
                   ---------------------------
preferred stock, par value $.01 per share, of Parent (the "Parent Preferred
                                                           ----------------
Stock").  At the close of business on November 15, 1999, (i) 929,950 shares of
-----
Parent Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights; (ii) 174,560 shares of Parent Class A Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights, and 290 of which are held in the treasury of the Parent; (iii) 618,750 shares of Parent Common Stock were reserved for future issuance pursuant to Parent's 1997 Executive Stock Option Plan and Parent's 1997 Employee Stock Option Plan (collectively, the "Parent Stock Plans"); (iv) 6,000 shares of Parent Common
                    ------------------
Stock were reserved for future issuance pursuant to Parent's 1997 Employee
Stock Purchase Plan (the "Parent Stock Purchase Plan" and, together with the
                          --------------------------
Parent Stock Plans, the "Parent Incentive Plans"); and (v) no shares of Parent
                         ----------------------
Preferred Stock were issued or outstanding. All of the shares of Parent Common Stock and all of the Algos Warrants issuable in exchange for Company Common Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, free of preemptive rights and, in the case of the shares of the Parent Common Stock, fully paid and nonassessable. Each share of Parent Common Stock issuable upon exercise of the Algos Warrants will be fully paid and nonassessable at the time of exercise. As of the date of this Agreement, except for (a) this Agreement, (b) stock options covering not in excess of 618,750 shares of Parent Common Stock (collectively, the "Parent Stock
                                                                    ------------
Options") and (c) the Parent Stock Purchase Plan, there are no options,
-------
warrants, calls, rights or agreements to which Parent or any of its Subsidiaries is a party or by which any of them is bound obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Parent or any of its Subsidiaries, or securities convertible into or exchangeable for such capital stock, or obligating Parent or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement. Since November 15, 1999, Parent has not issued any shares of its capital stock, or securities convertible into or exchangeable for such capital stock, other than shares issued in the ordinary course pursuant to the Parent Stock Plans. Except as set forth in Schedule 2.2 of that separate disclosure letter delivered by Parent to the Company at or prior to the execution and delivery by Parent of this Agreement (the "Parent Disclosure
                                                         -----------------
Schedule"), there are no outstanding contractual obligations of Parent or any of
--------
Parent's Subsidiaries (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, (iv) requiring the registration for sale of, or (v) granting any preemptive or antidilutive right with respect to, any shares of Parent Common Stock, Parent Class A Common Stock, Parent Preferred Stock or any capital stock of any Subsidiary of Parent. The execution and delivery of the Transaction Agreements do not, and the consummation of the transactions contemplated hereby and thereby and the compliance with the provisions hereof and thereof will not, except as set forth in such Transaction Agreements, give rise to any preemptive right or antidilutive right of any Person with respect to any shares of Parent Common Stock, Parent Class A Common Stock, Parent Preferred Stock or any capital stock of any Subsidiary of Parent. Each outstanding share of capital stock or other equity interests of each Subsidiary of Parent is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, and each such share is owned by Parent or another Subsidiary of Parent, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever.

     Section 2.3 Authority. Each of Parent and Sub has all requisite corporate
                 ---------
power and authority to enter into the Transaction Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. On or prior to the date of this Agreement, the respective Boards of Directors of Parent and Sub have each declared the Merger advisable and in the best interest of their respective stockholders and have each approved execution and delivery of this Agreement in accordance with applicable law; the Board of Directors of Sub has recommended to Parent, as the sole stockholder of Sub, that it approve this Agreement in accordance with the DGCL; the Board of Directors of Parent has authorized that it approve this Agreement in its capacity as the sole stockholder of Sub in accordance with the DGCL; and concurrently with the execution of this Agreement, Parent is approving this Agreement as the sole stockholder of Sub in accordance with the DGCL. On or prior to the date of this Agreement, the stockholders of Parent, in accordance with the DGCL and the Parent Charter, shall have approved the Charter Amendment. The execution and delivery by each of Parent and Sub of the Transaction Agreements to which it is a party and the consummation by Parent and Sub of the transactions contemplated hereby and thereby, including the Share Issuance, have been duly authorized by all necessary corporate action on the part of Parent and Sub, subject to the filing of the Certificate of Merger pursuant to the DGCL. Each of Parent and Sub have duly executed and delivered the Transaction Agreements to which it is a party and (assuming the valid authorization, execution and delivery thereof by the other parties thereto) each such Transaction Agreement constitutes the valid and binding obligation of Parent and Sub enforceable against each of them in accordance with their terms, except as the enforceability hereof and thereof may be limited (1) by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors rights generally or (2) general principals of equity, whether considered in a proceeding at law or in equity. Prior to the filing thereof, the filing of a registration statement on Form S-4 with the Securities and Exchange Commission ("SEC") by Parent under the
                                              ---
Securities Act for the purpose of registering the shares of Parent Common Stock and the Algos Warrants to be issued in the Merger and the shares of Parent Common Stock to be issued upon exercise of the Algos Warrants (together with any amendments or supplements thereto, whether prior to or after the effective date thereof, the "Registration Statement") and the taking of all actions in
              ----------------------
connection therewith will have been duly authorized by Parent's Board of Directors.

     Section 2.4  Consents and Approvals; No Violation. Assuming that all
                  ------------------------------------
consents, approvals, authorizations and other actions described in the second sentence of this Section 2.4 have been obtained and all filings and obligations described in the second sentence of this Section 2.4 have been made, the execution and delivery of the Transaction Agreements do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, result in any violation of, or breach or default (with or without due notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of any benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (i) the Parent Charter or Parent By-Laws, (ii) any provision of the comparable charter or organization documents of any of Parent's Subsidiaries,
(iii) any loan or credit agreement, note, bond, mortgage, lease, indenture, or other contract, agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries, (iv) any license, permit or other instrument, contract or agreement granted by, or entered into with, the FDA or the DEA or (v) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to

Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii), (iii), (iv) or (v), any such conflicts, violations, breaches, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Parent, or prevent or materially delay the consummation of any of the transactions contemplated hereby or thereby. No filing, notification or registration with, or authorization, consent or approval of, any domestic (federal and state), or foreign court, commission, governmental body, regulatory or administrative agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Parent or any of its
 -------------------
Subsidiaries in connection with the execution, delivery and performance of the Transaction Agreements by Parent or Sub or is necessary for the consummation of the Merger and the other transactions contemplated by the Transaction Agreements, except for (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act and the Securities Exchange Act of 1934, as
 -------
amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) the filing of the Certificate of Merger with the Secretary
 ------------
of State of the State of Delaware and the filing of the appropriate documents with the relevant authorities of other states in which Parent or any of its Subsidiaries is qualified to do business, each of which is set forth in Schedule
2.4 of the Parent Disclosure Schedule, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation (including any rules and regulations of the FDA and the DEA ) pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by the Transaction Agreements, each of which is set forth in Schedule 2.4 of the Parent Disclosure Schedule, (iv) such filings, authorizations, orders and approvals as may be required by state takeover laws (the "State Takeover Approvals"), each of which is set forth in Schedule 2.4 of
      ------------------------
the Parent Disclosure Schedule, (v) applicable requirements, if any, of "blue sky" laws and the NASDAQ National Market (the "NASDAQ") and (vi) such other
                                               ------
consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Parent, or prevent or materially delay the consummation of any of the transactions contemplated by the Transaction Agreements. The execution and delivery of the Transaction Agreements do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, result in any violation of, or breach or default (with or without due notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of any benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any of the license agreements to which it is a party, except for such conflicts, violations, breaches, defaults, rights or liens as would not, individually or in the aggregate, have a Material Adverse Effect on Parent. All material license agreements of Parent or any of its Subsidiaries are listed in Schedule 2.4 of the Parent Disclosure Schedule.

     Section 2.5  Financial Statements. Parent has previously provided the
                  --------------------
Company with true and accurate copies of (x) Parent's audited financial statements for the years ended December 31, 1997 and December 31, 1998, and (y) Parent's unaudited financial statements for the six-month periods ended June 30, 1998 and June 30, 1999 (collectively, the "Parent Financial Statements"). The
                                           ---------------------------
Parent Financial Statements, as of their respective dates, fairly present in all material respects in accordance with generally accepted accounting principles ("GAAP") the consolidated financial position of Parent and its consolidated
  ----
Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to any other adjustments described therein and normal year-end audit adjustments and to any other adjustments described therein). Except as required by GAAP, Parent has not, since December 31, 1998, made any change in the accounting practices or policies applied in the preparation of the financial statements. The books and records of Parent and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and other applicable legal and accounting requirements.

     Section 2.6  Registration Statement and Proxy Statement.  None of the
                  ------------------------------------------
information to be supplied by Parent or Sub for inclusion or incorporation by reference in the Registration Statement or the proxy statement/prospectus included therein (together with any amendments or supplements thereto, the "Proxy Statement") relating to the Stockholder Meeting (as hereinafter defined)
 ---------------
will (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement, the time of the Stockholder Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time, any event with respect to Parent, its officers and directors or any of its Subsidiaries shall occur which is required to be described in the Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. The Registration Statement will comply (excluding any matters relating to the Company, as to which Parent and Sub make no representations) as to form in all material respects with the provisions of the Securities Act.

     Section 2.7  Absence of Certain Changes or Events.  Except as disclosed in
                  ------------------------------------
Schedule 2.7 of the Parent Disclosure Schedule, since September 30, 1999, (A) none of Parent or any of its Subsidiaries has incurred any liability or obligation (indirect, direct or contingent), or entered into any oral or written agreement or other transaction, that is not in the ordinary course of business or that would, individually or in the aggregate, result in a Material Adverse Effect on Parent, except for any such changes or effects resulting from this Agreement, the transactions contemplated hereby or the announcement thereof; (B) none of Parent or any of its Subsidiaries has sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that would, individually or in the aggregate, have a Material Adverse Effect on Parent; (C) there has been no action taken by Parent or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a material breach of Section 4.1(a) hereof; and (D) there has been no event, circum stance or development that would, individually or in the aggregate, have a Material Adverse Effect on Parent.

     Section 2.8  Permits and Compliance.
                  ----------------------

     (a) Each of Parent and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity ("Permits") necessary for it to own, lease and operate its properties or
         -------
to carry on its business as it is now being conducted (the "Parent Permits"),
                                                            --------------
except where the failure to have any of the Parent Permits would not, individually or in the aggregate, have a Material Adverse Effect on Parent, and, as of the date of this Agreement, no suspension or cancellation of any of the Parent Permits is pending or, to the Knowledge of Parent (as hereinafter defined), threatened, except where the suspension or cancellation of any of the Parent Permits would not, individually or in the aggregate, have a Material Adverse Effect on Parent; provided that no representation is being made by the
                          -------- ----
Company in this sentence with respect to any investigational new drug application (an "IND") or new drug application (an "NDA") of Parent filed with
                 ---                                ---
the FDA (which are the subject of Section 2.13 hereof). None of Parent or any of its Subsidiaries is in violation of (A) its charter, by-laws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over Parent or any of its Subsidiaries, except, in the case of clauses (B) and (C), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

     (b) Schedule 2.8(b) of the Parent Disclosure Schedule contains a true and complete list of all written agreements (i) that would be required to be listed as exhibits to a registration statement of Parent on Form S-1 under the rules and regulations of the SEC if such registration statement were filed on the date of this Agreement, (ii) relating to indebtedness for money borrowed by Parent or any of its Subsidiaries, which, individually or in the aggregate, represent an amount greater than $1.0 million, excluding trade credit or payables arising in the ordinary course of business, (iii) creating any guarantee arrangement or other agreement to be liable for the obligations of a Person other than Parent or any of its wholly owned Subsidiaries, (iv) providing for payment or the receipt of payment or the sale of purchase or exchange of goods worth in excess of $20.0 million, (v) with any distributor or sales contractor for Parent's products, (vi) providing for any joint venture or partnership, (vii) with E.I. du Pont de Nemours and Company or The Dupont Merck Pharmaceutical Company or
any of its Subsidiaries or (viii) containing any provision or covenant materially limiting the ability of Parent or its Subsidiaries or any of its or their Affiliates to sell any products of or to any other Person, engage in any line of business or compete with or to obtain products or services from any Person or materially limiting the ability of any Person to provide products or services to Parent or any of its Subsidiaries or Affiliates (collectively, the "Parent Material Contracts"). Parent has previously provided the Company with
 -------------------------
true and correct copies of each of the Parent Material Contracts, as in effect on the date of this Agreement. Except as disclosed in Schedule 2.8(b) of the Parent Disclosure Schedule, the execution and delivery of the Transaction Agreements do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, result in any violation of, or breach or default (with or without due notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of any benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other contract, agreement or instrument to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound or to which any of the properties, assets or operations of Parent or any of its Subsidiaries is subject, other than such conflicts, violations, breaches, defaults, rights or liens as would not, individually or in the aggregate, have a Material Adverse Effect on Parent. As used in this Agreement, "Knowledge of Parent" means the
                                              -------------------
actual knowledge of any of the Chief Executive Officer, Chief

Operating Officer, Chief Financial Officer, General Counsel of Parent or Senior Vice President-Research and Development.

     Section 2.9  Tax Matters.
                  -----------

     Except as set forth in Schedule 2.9 of the Parent Disclosure Schedule:

     (a) All federal, state, local and foreign Tax Returns required to be filed (taking into account extensions) by or on behalf of Parent and each of its Subsidiaries (i) have been timely filed, except for such Tax Returns that the failure by Parent or such Subsidiary to timely file would not, individually or in the aggregate, have a Material Adverse Effect on Parent, and (ii) are true, complete and correct in all material respects.

     (b) All Taxes payable by or with respect to Parent and any of its Subsidiaries have been timely paid, or adequately reserved for (in accordance with GAAP) in the most recent Parent Financial Statements, except for Taxes that the failure of which to pay would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     (c) No deficiencies for any Taxes have been proposed, asserted or assessed either orally or in writing against Parent or any of its Subsidiaries that are not adequately reserved for (in accordance with GAAP) in the most recent Parent Financial Statements, except for such deficiencies as would not, individually or in the aggregate, have a Material Adverse Effect on Parent. All assessments for Taxes due and owing by or with respect to Parent or any of its Subsidiaries with respect to completed and settled examinations or concluded Litigation have been paid.

     (d) No examinations have been completed or are presently being conducted with respect to the Parent or any of its Subsidiaries' federal or material state income Tax Returns.

     (e) Parent and each of its Subsidiaries have complied with all rules and Treasury regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign Laws) and have, within the time and in the manner required by law, withheld from employee wages and paid over to the proper Governmental Entities all amounts required to be so withheld and paid over under all Applicable Laws, except where the failure to be in such compliance or to withhold and pay over such amounts would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     (f) Parent and each of its Subsidiaries (i) have not waived any statutory period of limitations in respect of its or their Taxes or Tax Returns or (ii) are not a party to, not bound by, or have no obligation under any agreement, contract or arrangement for the sharing, allocation, or indemnification of Taxes (other than indemnification agreements where Taxes incidental to the primary obligation so indemnified are also indemnified).

     (g) No property of Parent or any of its Subsidiaries is "tax-exempt use property" (as such term is defined in Section 168 of the Code).

     (h) Neither Parent nor any of its Subsidiaries has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a "Subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code) owned by Parent or any of its Subsidiaries.

     (i) Parent is not, and has not been for the five years preceding the Closing, a "United States real property holding company" (as such term is defined in Section 897(c)(2) of the Code).

     (j) Parent has no reason to believe that any condition exists, nor has Parent, nor any of its Subsidiaries, taken any action or failed to take any action, that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

For purposes of this Agreement the term (i) "Taxes" will mean any and all
                                             -----
federal, state, local, foreign, provincial, territorial or other taxes, imposts, tariffs, fees, levies or other similar assessments or liabilities and other charges of any kind, including income taxes, ad valorem taxes, excise taxes, withholding taxes, stamp taxes or other taxes of or with respect to gross receipts, premiums, real property, personal property, windfall profits, sales, use, transfers, licensing, employment, social security, workers' compensation, unemployment, payroll and franchises imposed by or under any Law; and such terms will include any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any such tax or any contest or dispute thereof and (ii) "Tax Returns" will mean any declaration,
                                         -----------
return, report, schedule, certificate, statement or other similar document (including relating or supporting information) required to be filed with a Governmental Entity, or where none is required to be filed with a Governmental Entity, the statement or other document issued by a Governmental Entity in connection with any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     Section 2.10  Actions and Proceedings.  Except as set forth in Schedule
                   -----------------------
2.10 the Parent Disclosure Schedule, (a) there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving Parent or any of its Subsidiaries, against or involving any of the present directors or officers of Parent or any of its Subsidiaries, as such, or involving any of its or their properties, assets or business that, individually or in the aggregate, would have a Material Adverse Effect on Parent and (b) as of the date of this Agreement, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the
Knowledge of Parent, threatened against or involving   Parent or any of its
Subsidiaries against or involving any of the present directors or officers of Parent or any of its Subsidiaries, as such, or involving any of its or their properties, assets or business before any court or arbitration tribunal or before any Governmental Entity that, individually or in the aggregate, would have a Material Adverse Effect on Parent. As of the date of this Agreement, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending, or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries or any of its or their present directors or officers, as such, or any of its or their properties, assets or business before any court or arbitration tribunal or before any Governmental Entity relating to the transactions contemplated by the Transaction Agreements.

     Section 2.11  Certain Agreements.  Schedule 2.11 of the Parent Disclosure
                   ------------------
Schedule sets forth each material oral or written stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan to which Parent or any of its Subsidiaries is a party. Except as set forth in Schedule
2.11 of the Parent Disclosure Schedule, as of the date of this Agreement, neither Parent nor any of its Subsidiaries is a party to any oral or written agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. No holder of any option to purchase shares of Parent Common Stock, or shares of Parent Common Stock granted in connection with the performance of services for Parent or its Subsidiaries, is or will be entitled to receive cash from Parent or any Subsidiary in lieu of or in exchange for such option or shares as a result of the transactions contemplated by this Agreement (other than in lieu of fractional shares). Neither Parent nor any Subsidiary is a party to any termination benefits agreement or severance agreement or employment agreement which would be triggered by the consummation of the transactions contemplated by this Agreement.

     Section 2.12  ERISA.
                   -----

     (a) Schedule 2.12(a) of the Parent Disclosure Schedule lists each Parent Plan (as hereinafter defined). With respect to each material Parent Plan,
Parent has made (or as soon as practicable will make) available to the Company a true and correct copy of (i) the three most recent annual reports (Form 5500) filed with the Internal Revenue Service (the "IRS"), (ii) such Parent Plan and
                                              ---
any amendments thereto, (iii) each trust agreement, insurance contract or administration agreement relating to such Parent Plan and the latest financial statements thereof, (iv) the most recent summary plan description of each Parent Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Parent Plan subject to Title IV of ERISA, (vi) the most recent determination letter, if any, issued by the IRS with respect to any Parent Plan intended to be qualified under section 401(a) of the Code and (vii) any written description that exists as of the date of this Agreement of any unwritten Parent Plan. Except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent, (i) each Parent Plan complies with all applicable statutes and governmental rules and regulations, including but not limited to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and the Consolidated Omnibus Budget
                   -----
Reconciliation   Act of 1985, as amended ("COBRA"), and (ii) no "reportable
                                           -----
event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Parent Plan for which the 30-day notice requirement has not been waived,
(iii) none of Parent or its Subsidiaries is or has been obligated to contribute or otherwise may have any liability with respect to any Parent Multiemployer Plan (as hereinafter defined), (iv) no action has been taken, or is currently being considered, to terminate any Parent Plan subject to Title IV of ERISA, (v) Parent has complied with the continued medical coverage requirements of COBRA,
(vi) no Parent Plan has engaged in a "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) and (vii) no liability under Title IV or Section 302 of ERISA or Section 412 of the Code has been incurred by Parent that has not been satisfied in full, and no condition exists that presents a risk to Parent of incurring any such liability. Except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent, no Parent Plan subject to Title IV of ERISA, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived.

     (b) With respect to any Parent Plan which is subject to Title IV of ERISA, the present value of accrued benefit obligations, as determined in accordance with FAS 87 in accordance with the actuarial assumptions used to prepare the most recent reports of such Parent Plan, did not exceed the fair market value of the Plan assets as of the most recent valuation date for which an actuarial report has been prepared and to the Knowledge of Parent, there has not been any material adverse change to such status. All contributions required to be made with respect to any Parent Plan on or prior to the Closing Date have been timely made or are reflected on the most recent balance sheet of Parent. With respect to the Parent Plans, no event has occurred in connection with which Parent would be subject to any liability under the terms of such Parent Plans, ERISA, the Code or any other applicable law which would have, individually or in the aggregate, a Material Adverse Effect on Parent. With respect to any current or former employee, director, officer, consultant or contractor of Parent or its Subsidiaries, consummation of the transactions contemplated by this Agreement shall not result in the payment or provision of additional compensation or benefits or accelerate the vesting, payment or funding of any compensation or benefits. No amounts payable by reason of this transaction under the Parent Plans will fail to be deductible for federal income tax purposes by virtue of either Section 280G or
Section 162(m) of the Code. All Parent Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the IRS to be so qualified or a timely application for such determination is pending, and to the Knowledge of Parent, there is no reason why any such Parent Plan is not so qualified in operation. Parent does not have any liability or obligation under any welfare plan to provide benefits after termination of employment to any employee or dependent other than as required by ERISA or as disclosed in
Schedule 2.12 of the Parent Disclosure Schedule. There are no pending or, to the Knowledge of Parent, threat ened, claims, suits, audits or investigations related to any Parent Plan other than claims for benefits in the ordinary course and other than claims, suits, audits or investigations that would not, individually or in the aggregate, have a Material Adverse Effect on Parent. As used herein, (i) "Parent Plan" means each deferred compensation and each bonus
                  -----------
or other incentive compensation, stock purchase, stock option and other equity compensation or ownership plan, program, agreement or arrangement, each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of the ERISA); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, retention, consulting, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by Parent or its Subsidiaries, including any plan subject to Title IV of ERISA maintained within the past five (5) years by Parent or any of its Subsidiaries and (ii) "Parent Multiemployer Plan" means a "multiemployer plan"
                       -------------------------
(as defined in Section 4001(a)(3) of ERISA) to which Parent is or has been obligated to contribute or otherwise may have any liability.

     Section 2.13  Compliance with Certain Laws.
                   ----------------------------

     (a) Except as disclosed in Schedule 2.13(a) of the Parent Disclosure Schedule, the properties, assets and operations of Parent and its Subsidiaries are in compliance with all Applicable Laws, except for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on Parent. Except as disclosed in Schedule 2.13(a) of the Parent Disclosure Schedule, with respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of Parent or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance with all Applicable Laws, other than any such interference or prevention as would not, individually or in the aggregate with any such other interference or prevention, have a Material Adverse Effect on Parent. For purposes of this Agreement, "Applicable Laws" shall mean applicable federal,
                             ---------------
state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses of all Governmental Entities (including, but not limited to, those related to public and worker health and safety, controlled substances and the protection and clean-up of the environment and activities or conditions related thereto (including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous materials) (collectively, "Environmental Laws")). The term "hazardous materials"
                           ------------------               -------------------
shall mean those substances that are regulated by or form the basis for liability under any applicable Environmental Laws. Parent will make available to the Company such certificates and environmental studies with respect to such properties as Parent has available on the date of this Agreement.

     (b) Each of Parent's and its Subsidiaries' manufacturing, distribution, development and marketing practices are in compliance with all applicable federal and state laws, rules, regulations, orders, licenses, judgments, writs, injunctions, decrees or demands, including, without limitation, laws and regulations administered by the FDA and the DEA, except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     (c) Each of Parent and its Subsidiaries possesses FDA approval or allowance of all material investigational or marketed product applications as are currently legally required and are necessary for the conduct of its business as now being conducted, a list of which is attached hereto as Schedule 2.13(c) of the Parent Disclosure Schedule, true and correct copies of which have been provided to the Company by Parent.

     (d) Since December 1, 1997, none of Parent or any of its Subsidiaries has used the services of any person debarred under the provisions of the Generic Drug

Enforcement Act of 1992, 21 U.S.C. (S) 335(a)(b). Since December 1, 1997, none of Parent, its Subsidiaries, nor any of their respective officers, employees, agents or affiliates, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. (S) 335a(a) or authorized by 21 U.S.C. (S) 335a(b).

     (e) Each of Parent and its Subsidiaries is in compliance with all (i) federal and state laws applicable to the development, manufacture, processing, packing, testing and sale of pharmaceutical products to the extent such laws are applicable to it, (ii) rules and regulations of the FDA and the DEA to the extent such rules and regulations are applicable to it, and (iii) product applications (including INDs) has been approved by the FDA under which Parent or any of its Subsidiaries has sold any product on or after November 1, 1999, except in each case where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect on Parent. All manufacturing operations conducted by or for the benefit of Parent or any of its Subsidiaries have been and are being conducted in compliance with the current Good Manufacturing Practice regulations set forth in 21 C.F.R. Parts 210 and 211, except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     (f) As to each drug of Parent for which a product application has been approved by, or an IND has been filed with, the FDA, the applicant and all Persons performing operations covered by the application are in compliance with the requirements of the Food, Drug and Cosmetics Act, as amended (the "FDCA"),
                                                                       ----
and the implementing regulations of the FDA, respectively, and all terms and conditions of the application, except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     (g) Each of Parent and its Subsidiaries is in material compliance with all applicable registration and listing requirements set forth in 21 U.S.C. (S) 360 and 21 C.F.R. Part 207. To the extent required, each of Parent and its Subsidiaries has obtained registrations from the DEA and are in material compliance with all such registrations and all applicable regulations promulgated by the DEA.

     (h) Neither Parent, any of its Subsidiaries, nor their respective officers, employees, or agents have made an untrue statement of material fact or fraudulent statement to the FDA or the DEA, failed to disclose a material fact required to be disclosed to the FDA or the DEA, or committed an act, made a statement, or failed to make a statement that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities," set forth in 56 Fed. Reg. 46191 (September 10, 1991).

     (i) Parent has made available to the Company copies of any and all notices of inspectional observations (FD 483's), establishment inspection reports, warning letters and any other documents received from or issued by the FDA or the DEA within the last three years that indicate or suggest lack of compliance with the FDA or the DEA regulatory requirements by Parent, any Subsidiary of Parent, or Persons covered by product applications or otherwise performing services for the benefit of Parent or any of its Subsidiaries with respect to services or products provided to Parent or any of its Subsidiaries.

     (j) Neither Parent nor any of its Subsidiaries has received any written notice that the FDA or the DEA has commenced or threatened to initiate (i) any action to withdraw its approval or request the recall of any product of Parent or any Subsidiary of Parent, (ii) any action to enjoin (A) production at any facility owned or used by Parent, any of Parent's Subsidiaries or any Person on behalf of Parent or any of Parent's Subsidiaries or (B) any facility (including any clinical facility where testing and/or trials occur) owned or used by Parent, any of Parent's Subsidiaries or any Person on behalf of Parent or any of Parent's Subsidiaries, (iii) the withdrawal of approval of any product application (including any IND), other than such withdrawals of approval that would not, individually or in the aggregate, have a Material Adverse Effect on Parent, or (iv) any material civil penalty, injunction, seizure or criminal action.

     (k) To the Knowledge of Parent, as to each article of drug or consumer product currently manufactured and/or distributed by Parent or any Subsidiary of Parent, or by any Person on behalf of Parent or any Subsidiary of Parent, such article is not adulterated or misbranded within the meaning of the FDCA, 21 U.S.C. (S)(S) 301 et seq. and not in violation of 21 U.S.C. (S) 355.

     (l) As to each drug referred to in subsection (c) above, Parent, its Subsidiaries and their respective officers, employees, agents and affiliates have included or caused to be included in the application for such drug, where required, the certification described in 21 U.S.C. (S) 335a(k)(1) and the list described in 21 U.S.C. (S) 335a(k)(2), and such certification and such list was in each case true and accurate when made and remained true and accurate thereafter.

     (m) All pre-clinical trials and clinical trials Parent or its Subsidiaries has conducted or has had conducted for it by third parties, to the Knowledge of Parent, complies in all material respects with the requirements of Good Clinical Practice, Informed Consent, and all requirements relating to protection of human subjects, found in 21 C.F.R. (S)(S) 50, 54 and 56 and that all nonclinical laboratory testing complies with the requirements of 21 C.F.R. (S) 58.

     (n) As to each product application submitted to, but not approved by, the FDA, and not withdrawn by Parent or one of its Subsidiaries, or applicants acting on its behalf as of the date of this Agreement, each of Parent and its Subsidiaries has complied in all material respects with the requirements of the FDCA and implementing FDA regulations and has provided, or will provide, all additional information and taken, or will take, all additional action that has been deemed appropriate by Parent in connection with the application.

     (o) Parent and each of its Subsidiaries represent and warrant that in connection with the exportation of certain FDA regulated products, it is in compliance with the requirements of 21 U.S.C. (S)(S) 381 and 382 of the FDCA.

     Section 2.14  Liabilities.  Except as fully reflected or reserved against
                   -----------
in the consolidated balance sheet of Parent and its Subsidiaries as of December 31, 1998 (included in the Parent Financial Statements) or as disclosed in
Schedule 2.14 of the Parent Disclosure Schedule, Parent and its Subsidiaries have no liabilities (including, without limitation, tax liabilities) absolute or contingent, that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, other than liabilities incurred in the ordinary course of business or that, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

     Section 2.15  Labor Matters.  Except as set forth in Schedule 2.15 of the
                   -------------
Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries is a party to any collective bargaining agreement or labor contract. Neither Parent nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any Persons employed by or otherwise performing services for Parent or any of its Subsidiaries (the "Parent Business Personnel"), and there is no
                                 -------------------------
unfair labor practice complaint or grievance against Parent or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency pending or, to Parent's Knowledge, threatened in writing with respect to the Parent Business Personnel, except where such unfair labor practices, complaints or grievances would not, individually or in the aggregate, have a Material Adverse Effect on Parent. There is no labor strike, dispute, slow down or stoppage pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries which may interfere with the respective business activities of Parent or any of its Subsidiaries, except where such disputes, strikes or work stoppages would not, individually in the aggregate, have a Material Adverse Effect on Parent. Parent and its Subsidiaries are in compliance with all labor, employment and wage payment-related laws, regulations and rules, except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     Section 2.16  Intellectual Property.
                   ---------------------

     (a) Except as set forth in Schedule 2.16(a) of the Parent Disclosure Schedule or as would not, individually or in the aggregate, have a Material Adverse Effect on Parent, Parent and each of its Subsidiaries are the owners of or have the valid and enforceable right to make, use, sell, offer to sell and import all Parent Intellectual Property to the extent used in or necessary for the conduct of Parent or any of its Subsidiaries' business, free and clear of all liens, security interests, charges or encumbrances of any kind and, except for the Parent License Agreements set forth in Schedule 2.16(b) of the Parent Disclosure Schedule, free and clear of all licenses to third parties granting any right to use or practice any rights under any Parent Intellectual Property. As used in this Agreement, the term "Parent Intellectual Property" shall mean:
                                     ----------------------------
(i) Parent's or any of its Subsidiaries' registered and unregistered trade marks, service marks (including registrations, recordings and applications in the United States Patent and Trademark Office, any state of the United States or any other Governmental Entity worldwide), slogans, trade names, logos and trade dress (collectively, together with the good will symbolized thereby or associated with each, "Parent Trademarks"); (ii) all of Parent's or any of its
                       -----------------
Subsidiaries' national (including, but not limited to, the United States) and multinational statutory invention registrations, patents, patent registrations and patent applications (including, but not limited to, all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations, and all rights therein provided by law, multinational treaties or conventions) (collectively, "Parent Patents"); (iii) all of Parent's or any of its
                --------------
Subsidiaries' national and multinational registered and material unregistered copyrights, including, but not limited to, copyrights in software programs and databases (collectively, "Parent Copyrights"); (iv) Parent's or any of its
                          -----------------
Subsidiaries' software programs documentation and manuals used in connection therewith and databases (together, "Parent Software"); (v) all of Parent's or
                                    ---------------
any of its Subsidiaries' (A) inventions, whether patentable or not patentable, whether or not reduced to practice, and not yet made the subject of a pending patent application or applications, (B) ideas and conceptions of potentially patentable subject matter, including, without limitation, any patent disclosures, whether or not reduced to practice and not yet made the subject of a patent application, (C) trade secrets and confidential, technical information (including ideas, formulas, compositions, inventions and conceptions of inventions whether patentable or not patentable and whether or not reduced to practice), (D) technology (including, without limitation, know-how and show-how), manufacturing and production processes and techniques, service and repair manuals, research and development information, drawings, specifications, designs, plans, proposals, technical data and copyrightable works, whether secret or confidential or not, and all proprietary or confidential business information, (E) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights and
(F) all records (including, but not limited to, laboratory, research and testing notebooks) in any accessible format (including, but not limited to, paper records, photographs, audio and visual tape recordings and computer storage media and other information storage media) pertaining to patentable or potentially patentable subject matter and all technical manuals and documentation made or used in connection with any of the foregoing (collectively, "Parent Technology"); and (vi) agreements pursuant to which
                -----------------
Parent or any of its Subsidiaries has obtained or granted the right to use any of the foregoing (collectively, and together with other agreements to which Parent or any of its Subsidiaries are a party relating to the development, acquisition, use, sale, offer for sale or importation of Parent Intellectual Property, "Parent License Agreements").
           -------------------------

     (b) Schedule 2.16(b) of the Parent Disclosure Schedule sets forth a true, complete and accurate list of the following Parent Intellectual Property items owned by or under obligation of assignment to Parent or any of its Subsidiaries:
(i) all registrations of and applications to register Parent Trademarks material to the business of Parent or any of its Subsidiaries as conducted on the date of this Agreement; (ii) all unregistered Parent Trademarks which are material to the business of Parent or any of its Subsidiaries as conducted on the date of this Agreement; (iii) all Parent Patents; (iv) all registrations of and applications to register any Parent Copyrights; (v) all Parent Software; and
(vi) all Parent License Agreements, other than off-the-shelf Parent Software licenses.

     (c) Except as set forth in Schedule 2.16(c) of the Parent Disclosure Schedule, either Parent or one of its Subsidiaries is the sole and exclusive owner of Parent Intellectual Property items set forth in Schedule 2.16(b) of the Parent Disclosure Schedule and Parent or one of its Subsidiaries, as applicable, is listed in the records of the appropriate Governmental Entity as the sole owner of record. Except as set forth in Schedule 2.16(c) of the Parent Disclosure Schedule, there is no lien, security interest, charge or encumbrance of any kind on the right of Parent or any of its Subsidiaries to transfer any of Parent Intellectual Property. Except as otherwise indicated in Schedule 2.16(b) of the Parent Disclosure Schedule, (i) all issued patents set forth thereon are valid and enforceable and (ii) (A) as of the date of this Agreement, no such trademark registrations, trademark applications, issued patents or patent applications set forth in Schedule 2.16(b) of the Parent Disclosure Schedule are subject to any pending proceedings, including opposition, cancellation, interference or similar adversarial proceeding by or before any Governmental Entity and no such proceedings are threatened and (B) at the Effective Time, no such trademark registrations, trademark applications, issued patents or patent applications set forth in Schedule 2.16(b) of the Parent Disclosure Schedule are subject to any pending proceedings, including opposition, cancellation, interference or similar adversarial proceeding by or before any Governmental Entity and no such proceedings are threatened, other than such proceedings that would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     (d) There are no royalties, honoraria, fees or other payments payable by Parent or any of its Subsidiaries in respect of the use or the right to use any Parent Intellectual Property to any Person or Governmental Entity (excluding Taxes, governmental or attorneys' fees required in the normal course of obtaining patent, trademark or copyright rights and excluding governmental maintenance fees), except as set forth in the Parent License Agreements listed in Schedule 2.16(b) of the Parent Disclosure Schedule and pursuant to off-the-shelf Parent Software licenses. The Parent License Agreements set forth in
Schedule 2.16(b) of the Parent Disclosure Schedule are valid and binding obligations of the parties thereto, enforceable in accordance with their terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors rights generally or general principals of equity, whether considered in a proceeding at law or in equity, and there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by Parent or any of its Subsidiaries (or, to the Knowledge of Parent or any of its Subsidiaries, any other party thereto) under any Parent License Agreement, except where such violations, breaches or defaults would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     (e) Except as disclosed in Schedule 2.16(e) of the Parent Disclosure Schedule or as would not, individually or in the aggregate, have a Material Adverse Effect on Parent, (i) none of the use by Parent or any of its Subsidiaries of any Parent Intellectual Property, the exercise of rights relating to Parent Patents, Parent Trademarks and Parent Copyrights contained within Parent Intellectual Property or the conduct of the business of Parent or any of its Subsidiaries infringes or otherwise violates any intellectual property rights (either directly or indirectly, such as through contributory infringement or inducement to infringe) of any third party and (ii) no such claims have been asserted or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries which have not been resolved. Except as disclosed in Schedule 2.16(e) of Parent Disclosure Schedule, (A) as of the date of this Agreement, (i) to the Knowledge of Parent, no third party is infringing or otherwise violating any Parent Intellectual Property rights of Parent or any of its Subsidiaries and (ii) no such claims are pending or threatened by Parent or any of its Subsidiaries against any third party and (B) at the Effective Time, (i) to the Knowledge of Parent, no third party is infringing or otherwise violating any Parent Intellectual Property rights of Parent that are material to the business of Parent as conducted or proposed to be conducted on the date of this Agreement and (ii) no such claims are pending or threatened by Parent against any third party, which involve any Parent Intellectual Property that is material to the business of Parent as conducted or proposed to be conducted on the date of this Agreement.

     (f) Except as disclosed in Schedule 2.16(f) of the Parent Disclosure Schedule, (i) as of the date of this Agreement, there are no suits or any other proceedings pending or, to the Knowledge of Parent, threatened before any Governmental Entity to which Parent or any of its Subsidiaries is a party challenging (A) Parent's or such Subsidiary's rights to own or use any Parent Intellectual Property or (B) the validity, enforceability or scope of the Parent Intellectual Property and (ii) at the Effective Time, there are no such suits to which Parent or any of its Subsidiaries is a party challenging (A) Parent's or such Subsidiary's rights to own or use any Parent Intellectual Property that is material to the business of the Company as conducted or proposed to be conducted on the date of this Agreement or (B) the validity, enforceability or scope of the Parent Intellectual Property that is material to the business of the Company as conducted or proposed to be conducted on the date of this Agreement. There are no settlement agreements, consents, judgments, orders, forebearances to sue or similar obligations which materially restrict any rights of Parent or any of its Subsidiaries to (i) make, use, sell, offer for sale, import or license under any Parent Intellectual Property or (ii) conduct its business in order to accommodate a third party's intellectual property rights.

     (g) Parent and each of its Subsidiaries employ reasonable measures to protect the confidentiality of the Parent Technology. Parent and each of its Subsidiaries require employees with access to the Parent Technology to execute a nondisclosure agreement substantially in accordance with the form(s) previously provided by Parent to the Company. Except as set forth in Schedule 2.16(g) of the Parent Disclosure Schedule, none of the current or former employees, officers or directors of Parent or any of its Subsidiaries (i) is suspected to be in violation of any such agreement or (ii) is suspected of having disclosed any Parent Technology to any third party except subject to an appropriate confidentiality agreement or as required by a Governmental Entity.

     (h) Except as set forth in Schedule 2.16(h) of the Parent Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of any rights of Parent or any of its Subsidiaries to own, use or license any Parent Intellectual Property, except where such losses or impairments would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     (i) Except as set forth in Schedule 2.16(i) of the Parent Disclosure Schedule, since December 1, 1997, none of Parent or any of its Subsidiaries has disposed of or permitted to lapse any rights to the use of any Parent Intellectual Property, or disposed of or disclosed to any Person other than representatives of the Company any Parent trade secret, formula, process or know-how not theretofore a matter of public knowledge other than in the ordinary course of business or pursuant to secrecy agreement.

     Section 2.17  Ownership of Shares.  As of the date of this Agreement, none
                   -------------------
of Parent, any Person deemed acting in concert with Parent or any of its Subsidiaries or any of Parent's Subsidiaries owns any shares of Company Common Stock.

     Section 2.18  Operations of Sub.  Sub is a direct, wholly-owned subsidiary
                   -----------------
of Parent, was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

     Section 2.19  Brokers.  No broker, investment banker or other Person
                   -------
(other than (a) Goldman, Sachs & Co. and Salomon Smith Barney, the fees and expenses of which have been previously disclosed to the Company and will be paid by Parent and (b) Kelso & Co. (or an Affiliate thereof) to whom a fee (in an amount previously disclosed to the Company) will be paid in connection with the transactions contemplated by this Agreement), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

     Section 2.20  State Takeover Statutes.  Assuming the accuracy of the
                   -----------------------
Company's representations and warranties contained in Section 3.19 hereof (Owner ship of Shares), as of the date of this Agreement, no state takeover statutes or other state statutes, including, without limitation, any business combination act, with respect to Parent or Sub are applicable to the Merger or the Transaction Agreements.

     Section 2.21  Year 2000.  With respect to year 2000, Parent and Sub
                   ---------
represent and warrant that the statement contained in Exhibit D-1 hereto is true and accurate.

     Section 2.22  Accuracy of Information Furnished.  No representation or
                   ---------------------------------
warranty of Parent and Sub contained in this Agreement (taken together with the other Transaction Agreements and the exhibits, schedules, certificates and lists attached hereto or specifically referred to herein or delivered by or on behalf of Parent or Sub pursuant to this Agreement) contains or will contain, in light of the circumstances in which they were made, any untrue statement of a material fact, or omits or will omit to state any material fact that is necessary to make the statement contained herein or therein not misleading.

     Section 2.23  Required Vote of Parent and Sub Stockholders.  Under
                   --------------------------------------------
applicable Delaware law and the Parent Charter and Parent By-laws and the certificate of incorporation and by-laws of Sub, respectively, the affirmative vote of the holder(s) of (A) not less than a majority of the outstanding shares of Parent Common Stock and (B) not less than a majority of the outstanding shares of common stock of Sub is in each case required to approve the Merger. Such votes have been obtained as of the date of this Agreement. No other vote of the stockholders of Parent or of Sub is required by law, the Parent Charter, the Parent By-laws or the certificate of incorporation or by-laws of Sub or otherwise for Parent and Sub to consummate the Merger and the transactions contemplated hereby.

     Section 2.24  Interests in Other Entities.  As of the date of this
                   ---------------------------
Agreement, none of Parent or its Subsidiaries, directly or indirectly, own or have the right to acquire any equity interest in any other corporation, partnership, joint venture or other business organization (other than any such equity interest that is 1% or less of the equity interest of such a public corporation). None of Parent or its Subsidiaries has made any material investment in or advance of cash or other extension of credit to any Person, or has any material commitment or obligation to do so.


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Sub as follows:

     Section 3.1   Organization, Standing and Power.  The Company is a
                   --------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted and to enter into and perform this Agreement and the other Transaction Agreements and the transactions contemplated hereby and thereby. The Company is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company has heretofore delivered to Parent complete and correct copies of the Company's Certificate of Incorporation ("Company Charter") and by-laws
                               ---------------
("Company By-Laws"), as in effect on the date of this Agreement.
  ---------------

     Section 3.2   Capital Structure; Subsidiaries.
                   -------------------------------

     (a) The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock, par value $.0l per share, and 10,000,000 shares of Company preferred stock, par value $.01 per share (the "Company Preferred
                                                           -----------------
Stock").  At the close of business on November 22, 1999, (i) 17,403,895 shares
-----
of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights, (ii) no shares of Company Common Stock were held in the treasury of the Company, (iii) not more than 23,240 and 1,146,100 shares of Company Common Stock were reserved for future issuance pursuant to the Company's 1994 Stock Option Plan and the Company's 1996 Stock Option Plan, respectively, (v) 283,000 shares of Company Common Stock were reserved for issuance pursuant to the 1996 Non-Employee Director Stock Option Plan (collectively with the Company's 1994 Stock Option Plan and the Company's 1996 Stock Option Plan, the "Company Stock Plans") and
                                                    -------------------
(vi) no shares of Company Preferred Stock were issued and outstanding. As of the date of this Agreement, except for (a) stock options covering not in excess of 767,315 shares of Company Common Stock issued under the Company Stock Plans (collectively, the "Company Stock Options") and (b) warrants exercisable into
                    ---------------------
479,661 shares of Company Common Stock, there are no options, warrants, calls, rights or agreements to which the Company is a party or by which any of them is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or securities convertible into or exchangeable for such capital stock, or obligating the Company to grant, extend or enter into any such option, warrant, call, right or agreement. Except as disclosed in the Company SEC Documents (as hereinafter defined) filed prior to the date of this Agreement, since November 15, 1999, the Company has not issued any shares of its capital stock, or securities convertible into or exchangeable for such capital stock, other than shares issued in the ordinary course pursuant to the Company Stock Plans.
Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or as set forth in Schedule 3.2 of the disclosure letter delivered by the Company to Parent at or prior to the execution of this Agreement (the "Company Disclosure Schedule"), there are no outstanding contractual obligations
 ---------------------------
of the Company (i)
restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, (iv) requiring the registration for sale of or (v) granting any preemptive or antidilutive right with respect to, any shares of Company Common Stock. The execution and delivery of the Transaction Documents do not, and the consummation of the transactions contemplated hereby and thereby and the compliance with the provisions hereof and thereof will not, give rise to any preemptive right or antidilutive right of any Person with respect to any shares of the Company Common Stock.

     (b)  The Company has no Subsidiaries.

     Section 3.3   Authority.  The Board of Directors of the Company has on or
                   ---------
prior to the date of this Agreement (a) declared the Merger advisable and in the best interest of the Company and its stockholders and approved this Agreement in accordance with applicable law, (b) resolved to recommend the approval of this Agreement by the Company's stockholders and (c) directed that this Agreement be submitted to the Company's stockholders for approval. The Company has all requisite corporate power and authority to enter into the Transaction Agreements to which it is a party and, subject to approval by the stockholders of the Company of this Agreement (which approval, for all purposes in this Agreement, shall be deemed to include any necessary approval of amendments to the Company's Stock Plans) (collectively, the "Company Stockholder Approval"), to consummate
                                 ----------------------------
the transactions contemplated hereby and thereby. The execution and delivery of the Transaction Agreements to which it is a party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject to (x) Company Stockholder Approval and (y) the filing of the Certificate of Merger pursuant to the DGCL. The Transaction Agreements to which it is a party have been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery thereof by the other parties thereto) each such Transaction Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by (1) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors rights generally or (2) general principals of equity, whether considered in a proceeding at law or in equity. Prior to the filing thereof, the filing of the Proxy Statement with the SEC and the taking of all actions in connection therewith will have been duly authorized by the Company's Board of Directors.

     Section 3.4   Consents and Approvals; No Violation.  Assuming all consents,
                   ------------------------------------
approvals, authorizations and other actions described in the second sentence of this Section 3.4 have been obtained and all filings and obligations described in the second sentence of this Section 3.4 have been made and except as set forth in Schedule 3.4 of the Company Disclosure Schedule, the execution and delivery of the Transaction Agreements do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, result in any violation of, or breach or default (with or without due notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of any benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under, any provision of (a) the Company Charter or Company By-Laws, (b) any loan or credit agreement, note, bond, mort gage, lease, indenture or other contract, agreement, instrument, permit, concession, franchise or license applicable to the Company, (c) any license, permit or other instrument, contract or agreement granted by, or entered into with, the FDA or the DEA or (d) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties or assets, other than, in the case of clauses (b), (c) or (d), any such conflicts, violations, breaches, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, or prevent or materially delay the consummation of any of the transactions contemplated hereby or thereby. No filing, notification or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company in connection with the execution, delivery and performance of the Transaction Agreements by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by the Transaction Agreements, except for (i) in connection, or in compliance, with the provisions of the HSR Act, the Securities Act and the Exchange Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the filing of appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, each of which is set forth in Schedule 3.4 of the Company Disclosure Schedule, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by the Transaction Agreements, each of which is set forth in Schedule 3.4 of the Company Disclosure Schedule, (iv) such filings, authorizations, orders and approvals as may be required to obtain the State Takeover Approvals, each of which is set forth in Schedule 3.4 of the Company Disclosure Schedule, (v) applicable requirements, if any, of "blue sky" laws and the NASDAQ Composite Index and (vi) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company or prevent or materially delay the consummation of any of the transactions contemplated hereby or thereby or by any other Transaction Agreement. The execution and delivery of the Transaction Agreements do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, result in any violation of, or breach or default (with or without due notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under, any of the license agreements to which it is a party, except for such conflicts, violations, breaches, defaults, rights or liens as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. All license agreements of the Company are listed in Schedule 3.4 of the Company Disclosure Schedule.

     Section 3.5   SEC Documents and Other Reports.  The Company has filed with
                   -------------------------------
the SEC all documents required by the Exchange Act to be filed by the Company since September 25, 1996 (the "Company SEC Documents"). As of their respective
                               ---------------------
dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except, to the extent that any Company SEC Documents were subsequently amended or modified by a filing prior to the date of this Agreement, such representation is given only with respect to such Company SEC Document as so amended or modified as of the date of such amendment or modification). The financial statements (including, in each case, any notes thereto) of the Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects in accordance with GAAP the financial position of the Company as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Company SEC Documents or as required by GAAP, the Company has not, since December 31, 1998, made any change in the accounting practices or policies applied in the preparation of its financial statements. The books and records of the Company have been, and are being, maintained in accordance with GAAP and other applicable legal and accounting requirements.

     Section 3.6   Registration Statement and Proxy Statement.  None of the
                   ------------------------------------------
information to be supplied by the Company for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement will (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or include any statement that is materially different from the representations and warranties of the Company contained in this Agreement or the other Transaction Agreements or that discloses a liability, condition or event that would constitute a Material Adverse Effect on the Company, which liability, condition or event is not otherwise disclosed in the representations and warranties of the Company contained in this Agreement or in the Company Disclosure Schedule or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement, the time of the Stockholder Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or include any statement that is materially different from the representations and warranties of the Company contained in this Agreement or the other Transaction Agreements or that discloses a liability, condition or event that would constitute a Material Adverse Effect on the Company, which liability, condition or event is not otherwise disclosed in the representations and warranties of the Company contained in this Agreement or in the Company Disclosure Schedule. If, at any time prior to the Effective Time, any event with respect to the Company, its officers or directors shall occur which is required to be described in the Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. The Proxy Statement will comply (excluding any matters relating to Parent and Sub, as to which the Company makes no representations) as to form in all material respects with the provisions of the Exchange Act.

     Section 3.7   Absence of Certain Changes or Events.  Except as disclosed
                   ------------------------------------
in the Company SEC Documents filed with the SEC prior to the date of this Agreement or in Schedule 3.7 of the Company Disclosure Schedule, since December 31, 1998, (A) the Company has not incurred any liability or obligation (indirect, direct or contingent), or entered into any oral or written agreement or other transaction, that is not in the ordinary course of business or that would, individually or in the aggregate, result in a Material Adverse Effect on the Company, except for any such changes or effects resulting from this Agreement, the transactions contemplated hereby or the announcement thereof; (B) the Company has not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that would, individually or in the aggregate, have a Material Adverse Effect on the Company;
(C) there has been no action taken by the Company, that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a material breach of Section 4.1(b) hereof; and (D) there has been no event, circumstance or development that would have a Material Adverse Effect on the Company.

     Section 3.8   Permits and Compliance.
                   ----------------------

     (a) The Company is in possession of all Permits necessary for it to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have any of the
                ---------------
Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company (as hereinafter defined), threatened, except where the suspension or cancellation of any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company; provided
                                                                    --------
that no representation is being made by the Company in this sentence with
----
respect to any IND or NDA of the Company filed with the FDA (which are the subject of Section 3.13 hereof). The Company is not in violation of (A) the Company Charter or the Company By-Laws, (B) any applicable law, ordinance, administrative or governmental rule or regulation or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company, except, in the case of clauses (B) and (C), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

     (b) Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or in Schedule 3.8(a) of the Company Disclosure Schedule, as of the date of this Agreement, there is no contract or agreement that is material to the business, financial condition or results of operations of the Company. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement or in Schedule 3.8(b) of the Company Disclosure Schedule, the execution and delivery of the Transaction Agreements do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, result in any violation of, or breach or default (with or without due notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of any benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under, any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other contract, agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties, assets or operations of the Company is subject, other than such conflicts, violations, breaches, defaults, rights or liens as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. As used in this Agreement "Knowledge of the Company" means the actual knowledge
                           ------------------------
of any of the Chief Executive Officer, the Chief Financial Officer, the General Counsel of the Company or Executive Vice President, Research and Development.

     Section 3.9   Tax Matters.
                   -----------

     Except as set forth in Schedule 3.9 of the Company Disclosure Schedule:

     (a) All federal, state, local and foreign Tax Returns required to be filed (taking into account extensions) by or on behalf of the Company (i) have been timely filed, except for such Tax Returns that the failure by the Company to timely file would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and (ii) are true, complete and correct in all material respects.

     (b) All Taxes payable by or with respect to the Company have been timely paid, or adequately reserved for (in accordance with GAAP) in the most recent financial statements contained in the Company SEC Documents, except for Taxes that the failure of which to pay would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     (c) No deficiencies for any Taxes have been proposed, asserted or assessed either orally or in writing against the Company that are not adequately reserved for (in accordance with GAAP) in the most recent financial statements contained in the Company SEC Documents, except for such deficiencies as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. All assessments for Taxes due and owing by or with respect to the Company with respect to completed and settled examinations or concluded Litigation have been paid.

     (d) No examinations have been completed or are presently being conducted with respect to the Company's federal or material state income Tax Returns.

     (e) The Company has complied with all rules and Treasury regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign Laws) and have, within the time and in the manner required by law, withheld from employee wages and paid over to the proper Govern mental Entities all amounts required to be so withheld and paid over under all Applicable Laws, except where the failure to be in such compliance or to withhold and pay over such amounts would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     (f) The Company (i) has not waived any statutory period of limitations in respect of its or their Taxes or Tax Returns or (ii) is not a party to, not bound by, or has no obligation under any agreement, contract or arrangement for the sharing, allocation, or indemnification of Taxes (other than indemnification agreements where Taxes incidental to the primary obligation so indemnified are also indemnified).

     (g)  The net operating losses ("NOLs") of the Company are not, as of the
                                     ----
date hereof, subject to Section 382 or 269 of the Code, Treasury regulation
Section 1.1502-21T(c), or any similar provisions or Treasury regulations otherwise limiting the use of the NOLs of the Company.

     (h) No property of the Company is "tax-exempt use property" (as such term is defined in Section 168 of the Code).

     (i) The Company has not filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a "Subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code) owned by the Company.

     (j) The Company is not, and has not been for the five years preceding the Closing, a "United States real property holding company" (as such term is defined in Section 897(c)(2) of the Code).

     (k) The Company has no reason to believe that any condition exists nor has the Company taken any action or failed to take any action that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     Section 3.10  Actions and Proceedings.  Except as set forth in the Company
                   -----------------------
SEC Documents filed prior to the date of this Agreement or in Schedule 3.10 of the Company Disclosure Schedule, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company, against or involving any of the present directors or officers of the Company, as such, or involving any of its or their properties, assets or business that, individually or in the aggregate, would have a Material Adverse Effect on the Company. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement or in Schedule 3.10 of the Company Disclosure Schedule, as of the date of this Agreement, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of the Company, threatened against or involving the Company against or involving any of the present directors or officers of the Company as such, or involving any of its or their properties, assets or business before any court or arbitration tribunal or before any Governmental Entity that, individually or in the aggregate, would have a Material Adverse Effect on the Company. As of the date of this Agreement, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending, or, to the Knowledge of the Company, threatened against or affecting the Company or any of its present directors or officers, as such, or any of its or their properties, assets or business before any court or arbitration tribunal or before any Governmental Entity relating to the transactions contemplated by the Transaction Agreements.

     Section 3.11  Certain Agreements.  Schedule 3.11 of the Company Disclosure
                   ------------------
Schedule sets forth each material oral or written stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan to which the Company is a party. Except as set forth in Schedule 3.11 of the Company Disclosure Schedule, as of the date of this Agreement, the Company is not a party to any oral or written agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. No holder of any option to purchase shares of Company Common Stock, or shares of Company Common Stock granted in connection with the performance of services for the Company, is or will be entitled to receive cash from the Company in lieu of or in exchange for such option or shares as a result of the transactions contemplated by this Agreement (other than in lieu of fractional shares). The Company is not a party to any termination benefits agreement or severance agreement or employment agreement which would be triggered by the consummation of the transactions contemplated by this Agreement, except as set forth in Schedule 3.11 of the Company Disclosure Schedule.

    Section 3.12   ERISA.
                   -----

    (a)   Schedule 3.12(a) of the Company Disclosure Schedule lists each
Company Plan (as hereinafter defined). With respect to each material Company Plan, the Company has made (or as soon as practicable will make) available to Parent a true and correct copy of (i) the three most recent annual reports (Form
5500) filed with the IRS, (ii) such Company Plan and any amendments thereto,
(iii) each trust agreement, insurance contract or administration agreement relating to such Company Plan and the latest financial statements thereof, (iv) the most recent summary plan description of each Company Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Company Plan subject to Title IV of ERISA, (vi) the most recent determination letter, if any, issued by the IRS with respect to any Company Plan intended to be qualified under Section 401(a) of the Code and (vii) any written description that exists as of the date of this Agreement of any unwritten Company Plan. Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, (i) each Company Plan complies with all applicable statutes and governmental rules and regulations, including but not limited to ERISA, the Code and COBRA, (ii) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Company Plan for which the 30-day notice requirement has not been waived, (iii) the Company is not or has not been obligated to contribute or otherwise may not have any liability with respect to any Company Multiemployer Plan (as hereinafter defined), (iv) no action has been taken, or is currently being considered, to terminate any Company Plan subject to Title IV of ERISA, (v) the Company has complied with the continued medical coverage requirements of COBRA, (vi) no Company Plan has engaged in a "prohibited transaction" (as defined in Section 4975 of the Code and Section 406 of ERISA) and (vii) no liability under Title IV or Section 302 of ERISA or Section 412 of the Code has been incurred by the Company that has not been satisfied in full, and no condition exists that presents a risk to the Company of incurring any such liability. Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, no Company Plan subject to Title IV of ERISA, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived.

    (b) Except as disclosed in Schedule 3.12(b) of the Company Disclosure Schedule, with respect to any Company Plan which is subject to Title IV of ERISA, the present value of accrued benefit obligations, as determined in accordance with FAS 87 in accordance with the actuarial assumptions used to prepare the most recent reports of such Company Plan, did not exceed the fair market value of the Plan assets as of the most recent valuation date for which an actuarial report has been prepared, and to the Knowledge of the Company, there has not been any material adverse change to such status. All contributions required to be made with respect to any Company Plan on or prior to the Closing Date have been made or are reflected on the most recent balance sheet of the Company.

    (c) With respect to the Company Plans, no event has occurred in connection with which the Company would be subject to any liability under the terms of such Company Plans, ERISA, the Code or any other applicable law which would have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as disclosed in the Company SEC Documents or set forth in Schedule 3.12(c) of the Company Disclosure Schedule, with respect to any current or former employee, director, officer, consultant or contractor of the Company, consummation of the transactions contemplated by this Agreement shall not result in the payment or provision of additional compensation or benefits or accelerate the vesting, payment or funding of any compensation or benefits. Except as disclosed in the Company SEC Documents or set forth in Schedule 3.12(c) of the Company Disclosure Schedule, no amounts payable by reason of this transaction under the Company Plans will fail to be deductible for federal income tax purposes by virtue of either Section 280G or Section 162(m) of the Code. Except as set forth in Schedule 3.12(c) of the Company Disclosure Schedule, Company Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the IRS to be so qualified, or a timely application for such determination is now pending, and to the Knowledge of the Company, there is no reason why any Company Plan is not so qualified in operation. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or set forth in Schedule 3.12(c) of the Company Disclosure Schedule or as required by ERISA, the Company does not have any liability or obligation under any welfare plan to provide benefits after termination of employment to any employee or dependent. There are no pending, or to the Knowledge of the Company, threatened, claims, suits, audits or investigations related to any Company Plan other than claims for benefits in the ordinary course and other than claims, suits, audits or investigations that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. As used herein,
(i) "Company Plan" means each deferred compensation and each bonus or other
     ------------
incentive compensation, stock purchase, stock option and other equity compensation or ownership plan, program, agreement or arrangement, each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of the ERISA); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, retention, consulting, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company, including any plan subject to Title IV of ERISA maintained within the past five (5) years by the Company and (ii) "Company Multiemployer Plan" means a "multiemployer plan"
                      --------------------------
(as defined in Section 4001(a)(3) of ERISA) to which the Company is or has been obligated to contribute or otherwise may have any liability.

     Section 3.13  Compliance with Certain Laws.
                   ----------------------------

     (a) Except as disclosed in Schedule 3.13(a) of the Company Disclosure Schedule, the properties, assets and operations of the Company are in compliance with all Applicable Laws, except for any violations that individually or in the aggregate would not have a Material Adverse Effect on the Company. Except as disclosed in Schedule 3.13(a) of the Company Disclosure Schedule, with respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company that may interfere with or prevent compliance or continued compliance with all Applicable Laws, other than interference or prevention that would not individually or in the aggregate with any other such interference or prevention have a Material Adverse Effect on the Company. The Company will make available to Parent such certificates and environmental studies with respect to such properties as the Company has available on the date of this Agreement.

    (b) The Company's manufacturing, distribution, development and marketing practices are in compliance with all applicable federal and state laws, rules, regulations, orders, licenses, judgments, writs, injunctions, decrees or demands, including, without limitation, laws and regulations administered by the FDA and the DEA, except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

    (c) The Company has filed an NDA for MorphiDex(R) with the FDA (the "MorphiDex(R) Application"), and on August 2, 1999, the Company received
 ------------------------
notification from the FDA that such application was not approvable. The MorphiDex(R) Application is the only NDA of the Company on file with the FDA.
Schedule 3.13(c) of the Company Disclosure Schedule sets forth all INDs and license agreements of the Company.

    (d) The Company has not used the services of any person debarred under the provisions of the Generic Drug Enforcement Act of 1992, 21 U.S.C. (S) 335(a)(b). Neither the Company nor any of its officers, employees, agents or affiliates, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. (S) 335a(a) or authorized by 21 U.S.C. (S) 335a(b).

    (e) The Company is in compliance with all (i) federal and state laws applicable to the development, manufacture, processing, packing, testing and sale of pharmaceutical products to the extent such laws are applicable to it,
(ii) rules and regulations of the FDA and the DEA to the extent such rules and regulations are applicable to it, and (iii) product applications (including
INDs) in which the Company has sold any product on or after November 1, 1999, except in each case where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect on the Company. All manufacturing operations conducted by or for the benefit of the Company have been and are being conducted in substantial compliance with the current Good Manufacturing Practice regulations set forth in 21 C.F.R. Parts 210 and 211.

    (f) As to each drug of the Company for which a product application has been approved by, or any IND has been filed with, the FDA, which drugs are described in Schedule 3.13(f) of the Company Disclosure Schedule, the applicant and all Persons performing operations covered by the application are in compliance with the requirements of the FDCA and the implementing regulations of the FDA, respectively, and all terms and conditions of the application, except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

    (g) The Company is in material compliance with all applicable registration and listing requirements set forth in 21 U.S.C. (S) 360 and 21 C.F.R. Part 207. To the extent required, the Company has obtained registrations from the DEA and is in material compliance with all such registrations and all applicable regulations promulgated by the DEA.

    (h) None of the Company or any of its officers, employees, or agents has made an untrue statement of material fact or fraudulent statement to the FDA or the DEA, failed to disclose a material fact required to be disclosed to the FDA or the DEA, or committed an act, made a statement, or failed to make a statement that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities," set forth in 56 Fed. Reg 46191 (September 10, 1991).

    (i) The Company has made available to Parent copies of any and all notices of inspectional observations (FD 483's), establishment inspection reports, warning letters and any other documents received from or issued by the FDA or the DEA within the last three years that indicate or suggest lack of compliance with the FDA or the DEA regulatory requirements by the Company or Persons covered by product applications or otherwise performing services for the benefit of the Company with respect to services or products provided to the Company.

    (j) The Company has not received any written notice that the FDA or the DEA has commenced or threatened to initiate (i) any action to withdraw its approval or request the recall of any product of the Company, or (ii) any action to enjoin (A) production at any facility (including any clinical facility where testing and/or trials occur) owned or used by the Company or any Person on behalf of the Company or (B) any facility (including any clinical facility where testing and/or trials occur) owned or used by the Company or any Person on behalf of the Company, (iii) the withdrawal of approval of any product application (including any IND), other than such withdrawals of approval that would not, individually or in the aggregate, have a Material Adverse Effect on the Company, or (iv) any material civil penalty, injunction, seizure or criminal action.

    (k) To the Knowledge of the Company, as to each article of drug or consumer product currently manufactured and/or distributed by the Company, which products are described in Schedule 3.13(k) of the Company Disclosure Schedule, or by any Person on behalf of the Company, such article is not adulterated or misbranded within the meaning of the FDCA, 21 U.S.C. (S)(S) 301 et seq. and not in violation of 21 U.S.C. (S) 355.

    (l) As to each drug referred to in subsection (c) above, the Company and its officers, employees, agents and affiliates have included or caused to be included in the application for such drug, where required, the certification described in 21 U.S.C. (S) 335a(k)(1) and the list described in 21 U.S.C. (S) 335a(k)(2), and such certification and such list was in each case true and accurate when made and remained true and accurate thereafter.

    (m) Except as set forth in Schedule 3.13(m) of the Company Disclosure Schedule, all pre-clinical trials and clinical trials the Company has conducted or has had conducted for it by third parties, to the Knowledge of the Company, complies in all material respects with the requirements of Good Clinical Practice, Informed Consent, and all requirements relating to protection of human subjects, found in 21 C.F.R. (S)(S) 50, 54 and 56 and that all nonclinical laboratory testing complies with the requirements of 21 C.F.R. (S) 58.

    (n) Except as set forth in Schedule 3.13(n) of the Company Disclosure Schedule, as to each product application submitted to, but not approved by, the FDA, and not withdrawn by the Company or applicants acting on its behalf as of the date of this Agreement, the Company has complied in all material respects with the requirements of the FDCA and implementing FDA regulations and has provided, or will provide, all additional information and taken, or will take, all additional action either that has been deemed appropriate by both the Company and Parent in connection with the application.

    (o)     The Company exports no FDA regulated products.

    Section 3.14   Liabilities. Except as fully reflected or reserved against in
                   -----------
the balance sheet of the Company as of December 31, 1998 (included in the Company SEC Documents) or as reflected in the Company SEC Documents filed prior to the date of this Agreement, or set forth in Schedule 3.14 of the Company Disclosure Schedule, the Company has no liabilities (including, without limitation, tax liabilities) absolute or contingent, that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, other than liabilities incurred in the ordinary course of business or that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

    Section 3.15   Labor Matters. Except as set forth in Schedule 3.15 of the
                   -------------
Company Disclosure Schedule or in the Company SEC Documents filed prior to the date of this Agreement, the Company is not a party to any collective bargaining agreement or labor contract. The Company has not engaged in any unfair labor practice with respect to any Persons employed by or otherwise performing services primarily for the Company (the "Company Business Personnel"), and there
                                         --------------------------
is no unfair labor practice complaint or grievance against the Company by the National Labor Relations Board or any comparable state agency pending or threatened in writing with respect to the Company Business Personnel, except where such unfair labor practices, complaints or grievances would not, individually or in the aggregate, have a Material Adverse Effect on the Company. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against or affecting the Company which may interfere with the business activities of the Company, except where such disputes, strikes or work stoppages would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company is in compliance with all labor, employment and wage payment-related laws, regulations and rules, except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     Section 3.16  Intellectual Property.
                   ---------------------

     (a) Except as set forth in Schedule 3.16(a) of the Company Disclosure Schedule or as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, the Company is the owner of or has the valid and enforceable right to make, use, sell, offer to sell and import all Company Intellectual Property to the extent used in or necessary for the conduct of the Company's business, free and clear of all liens, security interests, charges or encumbrances of any kind and, except for the Company License Agreements set forth in Schedule 3.16(b) of the Company Disclosure Schedule, free and clear of all licenses to third parties granting any right to use or practice any rights under any Company Intellectual Property. As used in this Agreement, the term "Company Intellectual Property" shall mean: (i) the Company's registered and
 -----------------------------
material unregistered trademarks, service marks (including registrations, recordings and applications in the United States Patent and Trademark Office, any state of the United States or any other Governmental Entity worldwide), slogans, trade names, logos and trade dress (collectively, together with the good will symbolized thereby or associated with each, "Company Trademarks");
                                                       ------------------
(ii) all of the Company's national (including, but not limited to, the United States) and multinational statutory invention registrations, patents, patent registrations and patent applications (including, but not limited to, all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations, and all rights therein provided by law, multinational treaties or conventions) (collectively, "Company Patents"); (iii) all of the Company's
                                ---------------
national and multinational registered and material unregistered copy rights, including, but not limited to, copyrights in software programs and databases (collectively, "Company Copyrights"); (iv) the Company's software programs
                ------------------
documentation and manuals used in connection therewith and databases (together, "Company Software"); (v) all of the Company's (A) inventions, whether patentable
 ----------------
or not patentable, whether or not reduced to practice, and not yet made the subject of a pending patent application or applications, (B) ideas and conceptions of potentially patentable subject matter, including, without limitation, any patent disclosures, whether or not reduced to practice and not yet made the subject of a patent application, (C) trade secrets and confidential, technical information (including ideas, formulas, compositions, inventions and conceptions of inventions whether patentable or not patentable and whether or not reduced to practice), (D) technology (including, without limitation, know-how and show-how), manufacturing and production processes and techniques, service and repair manuals, research and development information, drawings, specifications, designs, plans, proposals, technical data and copyrightable works, whether secret or confidential or not, and all proprietary or confidential business information, (E) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights and (F) all records (including, but not limited to, laboratory, research and testing notebooks) in any accessible format (including, but not limited to, paper records, photographs, audio and visual tape recordings and computer storage media and other information storage media) pertaining to patentable or potentially patentable subject matter and all technical manuals and documentation made or used in connection with any of the foregoing (collectively, "Company Technology"); and (vi) agreements pursuant to
                          ------------------
which the Company has obtained or granted the right to use any of the foregoing (collectively, and together with other agreements to which the Company is a party relating to the development, acquisition, use, sale, offer for sale or importation of Company Intellectual Property, "Company License Agreements").
                                               --------------------------

    (b) Schedule 3.16(b) of the Company Disclosure Schedule sets forth a true, complete and accurate list of the following Company Intellectual Property items owned by or under obligation of assignment to the Company: (i) all registrations of and applications to register Company Trademarks material to the Company; (ii) all unregistered Company Trademarks which are material to the Company; (iii) all Company Patents; (iv) all registrations of and applications to register any Company Copyrights; (v) all Company Software; and (vi) all Company License Agreements, other than off-the-shelf Company Software licenses.

    (c) Except as set forth in Schedule 3.16(b) of the Company Disclosure Schedule, the Company is the sole and exclusive owner of the Company Intellectual Property items set forth in Schedule 3.16(b) of the Company Disclosure Schedule and the Company is listed in the records of the Governmental Entities set forth in Schedule 3.16(b) of the Company Disclosure Schedule as the sole owner of record. Except as set forth in Schedule 3.16(c) of the Company Disclosure Schedule, there is no lien, security interest, charge or encumbrance of any kind on the right of the Company to transfer to the Surviving Corporation any of the Company Intellectual Property, as contemplated by this Agreement. Except as otherwise indicated in Schedule 3.16(b) of the Company Disclosure Schedule, (i) all issued patents set forth thereon are valid and enforceable and
(ii) (A) as of the date of this Agreement, no such trademark registrations, trademark applications, issued patents or patent applications set forth in
Schedule 3.16(b) of the Company Disclosure Schedule are subject to any pending proceedings, including opposition, cancellation, interference or similar adversarial proceeding by or before any Governmental Entity and no such proceedings are threatened and (B) at the Effective Time, no such trademark registrations, trademark applications, issued patents or patent applications set forth in Schedule 3.16(b) of the Company Disclosure Schedule are subject to any pending proceedings, including opposition, cancellation, interference or similar adversarial proceeding by or before any Governmental Entity and no such proceedings are threatened, other than such proceedings that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

    (d) There are no royalties, honoraria, fees or other payments payable by the Company in respect of the use or the right to use any of the Company Intellectual Property to any Person or Governmental Entity (excluding Taxes, governmental or attorneys' fees required in the normal course of obtaining patent, trademark or copyright rights and excluding governmental maintenance fees), except as set forth in the Company License Agreements listed in Schedule 3.16(b) of the Company Disclosure Schedule and pursuant to off-the-shelf Company Software licenses. The Company License Agreements set forth in Schedule 3.16(b) of the Company Disclosure Schedule are valid and binding obligations of the parties thereto, enforceable in accordance with their terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors rights generally or (b) general principals of equity, whether considered in a proceeding at law or in equity, and there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by the Company (or, to the Knowledge of the Company, any other party thereto) under any Company License Agreement, except where such violations, breaches or defaults would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as set forth in Schedule 3.16(d) of the Company Disclosure Schedule, no consent is required to be obtained in connection with the right of the Company to transfer any Company License Agreement to Parent or Sub pursuant to the Merger.

    (e) Except as disclosed in Schedule 3.16(e) of the Company Disclosure Schedule or as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, (i) none of the use by the Company of any Company Intellectual Property, the exercise of rights relating to Company Patents, Company Trademarks and Company Copyrights contained within the Company Intellectual Property or the conduct of the business of the Company infringes or otherwise violates any intellectual property rights (either directly or indirectly, such as through contributory infringement or inducement to infringe) of any third party and (ii) no such claims have been asserted or, to the Knowledge of the Company, threatened against the Company which have not been resolved. Except as disclosed in Schedule 3.16(e) of the Company Disclosure Schedule, (A) as of the date of this Agreement, (i) to the Knowledge of the Company, no third party is infringing or otherwise violating any Company Intellectual Property rights of the Company and (ii) no such claims are pending or threatened by the Company against any third party and (B) at the Effective Time, (i) to the Knowledge of the Company, no third party is infringing or otherwise violating any Company Intellectual Property rights of the Company that are material to the business of the Company as conducted or proposed to be conducted on the date of this Agreement and (ii) no such claims are pending or threatened by the Company against any third party, which involve any Company Intellectual Property that is material to the business of the Company as conducted or proposed to be conducted on the date of this Agreement.

    (f) Except as disclosed in Schedule 3.16(f) of the Company Disclosure Schedule, (i) as of the date of this Agreement, there are no suits or any other proceedings pending or, to the Knowledge of the Company, threatened before any Governmental Entity to which the Company is a party challenging (A) the Company's rights to own or use any Company Intellectual Property or (B) the validity, enforceability or scope of the Company Intellectual Property and (ii) at the Effective Time, there are no such suits to which the Company is a party challenging (A) the Company's rights to own or use any Company Intellectual Property that is material to the business of the Company as conducted or proposed to be conducted on the date of this Agreement or (B) the validity, enforceability or scope of the Company Intellectual Property that is material to the business of the Company as conducted or proposed to be conducted on the date of this Agreement. There are no settlement agreements, consents, judgments, orders, forebearances to sue or similar obligations which materially restrict any rights of the Company to (i) make, use, sell, offer for sale, import or license under any Company Intellectual Property or (ii) conduct its business in order to accommodate a third party's intellectual property rights.

    (g) The Company employs reasonable measures to protect the confidentiality of the Company Technology. The Company requires employees with access to the Company Technology to execute a nondisclosure agreement substantially in accordance with the form(s) previously provided by the Company to Parent. Except as set forth in Schedule 3.16(g) of the Company Disclosure Schedule, none of the current or former employees, officers or directors of the Company (i) is suspected to be in violation of any such agreement or (ii) is suspected of having disclosed any Company Technology to any third party except subject to an appropriate confidentiality agreement or as required by a Governmental Entity.

    (h) Except as set forth in Schedule 3.16(h) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of any rights of the Company to own, use or license any Company Intellectual Property, except where such losses or impairments would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

    (i) Except as set forth in Schedule 3.16(i) of the Company Disclosure Schedule, since September 25, 1996, the Company has not disposed of or permitted to lapse any rights to the use of any Company Intellectual Property, or disposed of or disclosed to any Person other than representatives of Parent any Company trade secret, formula, process or know-how not theretofore a matter of public knowledge other than in the ordinary course of business or pursuant to secrecy agreement.

    Section 3.17   Opinion of Financial Advisor.  The Company has received the
                   ----------------------------
written opinion of Credit Suisse First Boston dated the date hereof, to the effect that, as of the date hereof, the Merger Consideration is fair to the Company's stockholders from a financial point of view, a copy of which opinion will be made available to Parent promptly after the date of this Agreement.

    Section 3.18   Required Vote of Company Stockholders. Under applicable
                   -------------------------------------
Delaware law and the Company Charter and Company By-laws, the affirmative vote of the holders of not less than a majority of the outstanding shares of Company Common Stock is required to approve the Merger. No other vote of the stockholders of the Company is required by law, the Company Charter or Company By-Laws or otherwise for the Company to consummate the Merger and the transactions contemplated hereby.

    Section 3.19   Ownership of Shares.  The Company does not own any Shares of
                   -------------------
Parent Common Stock.

    Section 3.20   Brokers.  No broker, investment banker or other Person, other
                   -------
than Credit Suisse First Boston, the fees and expenses of which will be paid by the Company (and are reflected in agreements between Credit Suisse First Boston and the Company, copies of which have been furnished to Parent), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

    Section 3.21   State Takeover Statutes.  Assuming the accuracy of Parent's
                   -----------------------
representations and warranties contained in Section 2.17 hereof (Ownership of Shares), the Board of Directors of the Company has taken all action so that, prior to the execution hereof, the Board of Directors has approved both pursuant to Section 203 of the DGCL and Article VIII of the Company Charter (a) the Merger, this Agreement and each Stockholder Voting Agreement and the transactions contemplated hereby and thereby prior to the execution hereof and thereof, (b) a fee (in an amount previously disclosed to the Company) paid to Kelso & Co. (or an Affiliate thereof) in connection with the transactions contemplated by this

Agreement and (c) the possible purchase by an Affiliate of Parent (other than Parent and so long as such purchase would not be treated for U.S. federal income tax purposes as a purchase, in whole or in part, by a Person who is related to Parent within the meaning of Treasury Regulation Section 1.368-1(e)(3)) of shares of Company Common Stock from John W. Lyle and Frank S. Caruso pursuant to that certain side letter dated of even date herewith between each of such executives and Parent. Prior to the execution of this Agreement, the Company has delivered to Parent a true and accurate copy of the resolutions of the Board of Directors of the Company approving such transactions. As of the date of this Agreement, no other state takeover statutes, including without limitation, any business combination act or supermajority Company Charter provisions are applicable to the Merger or the Transaction Agreements.

     Section 3.22   Year 2000.  With respect to year 2000, the Company
                    ---------
represents and warrants that the statement contained in Exhibit D-2 hereto is true and accurate.

     Section 3.23   Interests in Other Entities.  Except as set forth in
                    ---------------------------
Schedule 3.23 of the Company Disclosure Schedule, the Company does not, directly or indirectly, own or have the right to acquire any equity interest in any other corporation, partnership, joint venture or other business organization (other than any such equity interest that is 1% or less of the equity interest such public corporation). The Company has not made any investment in or advance of cash or other extension of credit to any Person, or has any commitment or obligation to do so.

                                  ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     Section 4.1    Conduct of Business Pending the Merger.
                    --------------------------------------

     (a)  Actions by Parent.  Notwithstanding anything herein to the contrary,
          -----------------
(1) prior to the Effective Time, the Parent Recapitalization shall occur and (2) contemporaneously with the Closing, Parent shall duly adopt and declare advisable the Charter Amendment. During the period from the date of this Agreement through the Effective Time, Parent shall, and shall cause each of its Subsidiaries to, in all material respects carry on its business in the ordinary course as currently conducted and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement (including the Parent Recapitalization as consummated in accordance with the terms set forth on Exhibit A-2 hereto), from the date of this Agreement to the Effective Time, Parent, shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Company:

          (i) (w) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such (other than dividends and other distributions by Subsidiaries),
(x) other than in the case of any Subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock,
(y) other than pursuant to any existing stockholders agreement (copies of which have been previously provided to the Company), purchase, redeem or otherwise acquire any shares of capital stock of Parent or any other securities thereof or the capital stock of any Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities or
(z) institute or amend any share repurchase program;

          (ii) issue, deliver, sell, pledge, dispose of, grant, transfer or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible or exchangeable into, or exercisable for, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, other than (A) subject to Section 4.3 hereof, the issuance of stock options and shares of Parent Common Stock to employees of Parent or any of its Subsidiaries under the Parent Incentive Plans and in the ordinary course of business consistent with past practice between the date hereof and the Effective Date, (B) the issuance by any wholly-owned Subsidiary of Parent of its capital stock to Parent or another wholly-owned Subsidiary of Parent and (C) as set forth in Schedule 4.1(a)(ii) of the Parent Disclosure Schedule;

          (iii) amend its charter or by-laws;

          (iv) except for inventory, merchandise, finished goods and accounts receivable acquired in the ordinary course of business, acquire or agree to acquire by merging or consolidating with, or by purchasing a portion of the assets of or equity in, or by making an investment in or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice in an amount not to exceed $20 million;

          (v) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its rights or other assets, other than (A) sales of inventory, merchandise and finished goods in the ordinary course of business and (B) transactions that are in the ordinary course of business consistent with past practice and that, individually or in the aggregate, are not material to Parent and its Subsidiaries taken as a whole;

          (vi) incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other Person, other than (A) indebtedness incurred in the ordinary course of business consistent with past practice in an amount not to exceed $20 million, (B) indebtedness, loans, advances, capital contributions and investments between Parent and any of its wholly-owned Subsidiaries or between any of such wholly-owned Subsidiaries, (C) such indebtedness as may be necessary to fund actions allowed under Section 4.1(a)(iv) hereof and (D) in connection with a refinancing of the Credit Agreement, dated as of August 26, 1997 (the "Credit Agreement"), among Endo Pharmaceuticals Inc., the lenders party thereto
 ----------------
and The Chase Manhattan Bank (provided that such indebtedness incurred in
                              -------- ----
connection with such a refinancing does not exceed indebtedness allowed under the Credit Agreement);

          (vii) knowingly violate or knowingly fail to perform any material obligation or duty imposed upon it or any Subsidiary by any applicable federal, state or local law, rule, regulation, guideline or ordinance;

          (viii) take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures and other than actions required to be taken by GAAP; or

          (ix) enter into any contract, agreement, commitment or arrangement to take any action prohibited by this Section 4.1(a).

     (b)  Actions by the Company.  During the period from the date of this
          ----------------------
Agreement through the Effective Time, the Company shall, in all material respects, carry on its business in the ordinary course as currently conducted and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, from the date of this Agreement to the Effective Time, the Company shall not, without the prior written consent of Parent:

          (i) (w) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such, (x) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (y) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities or (z) institute or amend any share repurchase program;

          (ii) issue, deliver, sell, pledge, dispose of, grant, transfer or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible or exchangeable into, or exercisable for, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, other than the issuance of shares of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement in accordance with their current terms;

          (iii) amend the Company Charter or Company By-Laws;

          (iv) except for inventory, merchandise, finished goods and accounts receivable acquired in the ordinary course of business, acquire or agree to acquire by merging or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets other than acquisitions of assets in the ordinary course of business consistent with past practice, the value of which do not exceed $500,000 in the aggregate;

          (v) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its rights or other assets other than (A) sales of inventory, merchandise and finished goods in the ordinary course of business and
(B) transactions that are in the ordinary course of business consistent with past practice, not material to the Company and in an aggregate amount greater than $250,000;

          (vi) incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in (other than investments in accordance with clause (iv) above), any other Person, other than indebtedness incurred in the ordinary course of business consistent with past practice in an amount not to exceed $50,000 in the aggregate;

          (vii) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of the Company other than as a result of the trading of the Company Common Stock on the NASDAQ;

          (viii) enter into or adopt, or amend any existing, severance plan, agreement or arrangement or enter into or amend any Company Plan or employment or consulting agreement, other than (A) as required by applicable law, (B) as expressly contemplated by this Agreement or (C) stay bonuses as reasonably approved by Parent;

          (ix) increase the compensation payable or to become payable to its officers, employees or directors except for increases in the ordinary course of business consistent with past practice in salaries or wages of employees of the Company who are not officers of the Company, or grant any additional rights to severance or termination pay to, or enter into any employment or severance agreement with, any director or officer of the Company, or establish, adopt, enter into, or, except as set forth in Schedule 4.1(b)(ix) of the Company Disclosure Schedule or as may be required to comply with applicable law, amend or take action in any such case in a manner so as to enhance or accelerate any rights or benefits under, any labor, collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

          (x) knowingly violate or knowingly fail to perform any material obligation or duty imposed upon it by any applicable federal, state or local law, rule, regulation, guideline or ordinance;

          (xi) take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures (other than actions required to be taken by GAAP);

          (xii) make any Tax election, change its method of accounting, or settle or compromise any material federal, state, local or foreign income Tax liability or refund;

          (xiii) except as set forth in Schedule 4.1(b)(xiii) of the Company Disclosure Schedule, enter into any contract that cannot be canceled on 30 days' notice pursuant to which it is obligated in an amount in excess of $500,000;

          (xiv) make any capital expenditure in the aggregate in excess of $100,000, other than expenditures (and contracts for such expenditures) set forth in the Company's current capital budget included as Schedule 4.1(b)(xiv) of the Company Disclosure Schedule;

          (xv) enter into any agreement, arrangement or contract that provides for the allocation, sharing or indemnification for Taxes; or

          (xvi) enter into any contract, agreement, commitment or arrangement to take any action prohibited by this Section 4.1(b).

     (c)  Other Actions.  The Company and Parent shall not, and Parent shall not
          -------------
permit any of its Subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that is qualified as to materiality becoming untrue, (ii) any of such representations and warranties that is not so qualified becoming untrue in any material respect or (iii) except as otherwise permitted by Section 4.2 hereof with regard to the Company, any condition to the Merger set forth in Article VI hereof not being satisfied.

     Section 4.2    No Solicitation.
                    ---------------

     (a) The Company shall not, and it will use its best efforts to cause its officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents, advisors or representatives not to, directly or indirectly,
(i) take any action to solicit, initiate, encourage or facilitate any Company Takeover Proposal (as hereinafter defined) or any inquiry with respect thereto,
(ii) enter into or approve any agreement or agreement-in-principle providing for or with respect to any Company Takeover Proposal or (iii) participate or engage in any discussions or negotiations regarding, or furnish to any Person any information with respect to or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Takeover Proposal, including affording access to the Company's properties, books or records;

provided, however, that prior to the approval of this Agreement by the
--------  -------
stockholders of the Company, to the extent required by the fiduciary obligations of the Board of Directors of the Company, as determined in good faith by it after consultation with outside counsel, the Company may, in response to a Company Takeover Proposal that was not solicited by the Company and that did not otherwise result from a breach or a deemed breach of this Section 4.2(a), and subject to compliance with the provisions of this Agreement, (x) furnish information with respect to the Company to any Person pursuant to a customary confidentiality agreement and (y) if the Company is in compliance with Section 4.2(b) hereof, participate or engage in discussions or negotiations with such Person regarding any Company Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any executive officer of the Company or any director or investment banker, attorney or other advisor or representative of the Company, whether or not such Person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this Section 4.2(a) by the Company. For purposes of this Agreement, "Company Takeover Proposal" means any proposal for a
                             ------------------------
merger or other business combination involving the Company or the acquisition or purchase of more than 25% of any class of equity securities of the Company, or any tender offer (including self-tenders) or exchange offer that, if consummated, would result in any Person beneficially owning more than 25% of any class of equity securities of the Company, or a majority of the assets of the Company, other than the transactions contemplated by this Agreement. Nothing contained in this Section 4.2 shall prohibit the Company or the Company's Board of Directors from (i) taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure required by applicable law.

     (b) The Company promptly shall advise Parent orally and in writing of its receipt of any public or private Company Takeover Proposal or any inquiry with respect to or that could reasonably be expected to lead to any Company Takeover Proposal, the identity of the Person making any such Company Takeover Proposal or inquiry and the material terms of any such Company Takeover Proposal. The Company shall (i) keep Parent fully informed of the status, including any change to the terms and conditions of, any such Company Takeover Proposal or inquiry and (ii) provide to Parent as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to the Company from any third party in connection with any Company Takeover Proposal or sent or provided by the Company to any third party in connection with any Company Takeover Proposal.

     Section 4.3    Tax Representation Letters.  For purposes of the tax
                    --------------------------
opinions described in Sections 6.2(b) and 6.3(c) hereof, Parent and the Company shall provide representation letters reasonably customary in scope and substance, substantially in the respective forms of Exhibits E-1 and E-2 attached hereto (the "Tax Representation Letters"), dated as of the date that is
                      --------------------------
two business days prior to the date the Proxy Statement is mailed to stockholders of the Company and reissued as of the date of Closing.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     Section 5.1    Stockholder Meeting. The Company shall call a meeting of its
                    -------------------
stockholders to be held as promptly as practicable after the date on which the Registration Statement becomes effective for the purpose of considering the approval of this Agreement (such meeting and any adjournments or postponements thereto, the "Stockholder Meeting"). Neither the Board of Directors of the
              -------------------
Company nor any committee thereof shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Sub, the approval or recommendation by the Board of Directors of the Company or any such committee thereof of this Agreement or the Merger, or approve or recommend, or propose to approve or recommend, any Company Takeover Proposal (each, a "Change in the
                                                              -------------
Company Recommendation"), unless such proposal is a Superior Company Proposal.
----------------------
For purposes of this Agreement, a "Superior Company Proposal" means any proposal
                                   -------------------------
made by a third party to acquire a majority of the equity securities or assets of the Company, pursuant to a tender or exchange offer, a merger, a sale of all or substantially all its assets or otherwise, on terms which the Company Board of Directors determines in its good faith judgment to be superior from a financial point of view to the holders of Company Common Stock (based on the written opinion, with only customary qualifications, of the Company's independent financial advisor), taking into account all the terms and conditions of such proposal and this Agreement. Notwithstanding any Change in the Company Recommendation, a proposal to approve the Merger and adopt this Agreement shall be submitted to the stockholders of the Company at the Stockholder Meeting in order to give the Company's stockholders the opportunity to vote on the Merger and this Agreement in order to obtain the requisite approval of the Company's stockholders and nothing contained in this Agreement shall be deemed to relieve the Company of such obligation.

     Section 5.2    Preparation of the Registration Statement and the Proxy
                    -------------------------------------------------------
Statement.  The Company and Parent shall promptly prepare the Proxy Statement
---------
and the Registration Statement in which the Proxy Statement will be included, and thereafter the Company shall promptly file with the SEC the Proxy Statement and Parent shall promptly file with the SEC such Registration Statement. The Company and Parent shall cooperate with each other in connection with the preparation of the foregoing documents (including, without limitation, providing each other any information that is necessary to be included in such documents). Each of Parent and the Company shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Proxy Statement to its stockholders. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock and Algos Warrants in the Merger and the issuance of Parent Common Stock upon the exercise of the Algos Warrants, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action. No amendment or supplement to the Proxy Statement or the Registration Statement will be made by Parent or the Company without the prior approval of the other party. Parent and the Company each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock or Algos Warrants issuable in connection with the Merger or the Parent Common Stock issuable upon the exercise of the Algos Warrants for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

     Section 5.3    Access to Information; Regulatory Communications.
                    ------------------------------------------------

     (a) Subject to currently existing contractual and legal restrictions applicable to the Company or Parent or any of Parent's Subsidiaries, each of Parent and the Company shall, and Parent shall cause each of its Subsidiaries to, afford to the accountants, counsel, financial advisors and other representatives of the other party hereto reasonable access to, and permit them to make such inspections as they may reasonably require of, during normal business hours during the period from the date of this Agreement through the Effective Time, all their respective properties, books, contracts, commitments and records (including, without limitation, the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, Parent and the Company shall, and Parent shall cause each of its Subsidiaries to, furnish promptly to the other (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as the other may reasonably request. No investigation pursuant to this Section 5.3(a) shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

     (b) The Company (i) shall keep Parent promptly informed of (A) any communication (written or oral) with or from the FDA or the DEA and (B) any communications (written or oral) received from any Person relating to the Company Intellectual Property and (ii) shall not make any submissions to, or have discussions with, the FDA or the DEA without either the prior consultation or the inclusion of Parent; provided, however, that in the event the Company (i)
                            --------  -------
is verbally contacted by the FDA and (ii) has made a good faith effort to include representatives of Parent in such discussion without success, then the Company shall be allowed to participate in such discussions without Parent and shall promptly inform Parent of the content of such discussions. Parent shall keep the Company promptly informed of any communications from the FDA or DEA relating to any of the drugs set forth in Schedule 5.3(b) of the Parent Disclosure Schedule,

     Section 5.4    Compliance with the Securities Act. Prior to mailing the
                    ----------------------------------
Proxy Statement, the Company shall deliver to Parent a list of names and addresses of those Persons who, in the opinion of the Company, may, at the time of the Stockholder Meeting, be deemed to be "affiliates" of the Company within the meaning of Rule 145 under the Securities Act ("Affiliates"). The Company
                                                   ----------
shall provide to Parent such information and documents as each shall reasonably request for purposes of reviewing such lists. There shall be added to such lists the names and addresses of any other Person that the Company reasonably identifies (by written notice to the other party within ten business days after receipt of such list) as being a Person who may be deemed to be an Affiliate of the Company. Except as set forth in Schedule 5.4 of the Company Disclosure Schedule, the Company shall exercise all reasonable efforts to deliver or cause to be delivered to Parent, not later than 30 days prior to the Effective Time, from each of such Affiliates of the Company identified on the foregoing list, an affiliate letter in the form attached hereto as Exhibit F.

     Section 5.5   Designation of  Directors.  At the Effective Time, Parent
                   -------------------------
shall take all actions necessary to cause (a) three (3) designees of the Company (each of whom shall be satisfactory to Parent) to be appointed to its Board of Directors (such person and any subsequent designees thereof, the "Company
                                                                  -------
Designees"), to serve until their terms expire or until their successors have
---------
been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Parent Charter or Parent By-laws and (b) John W. Lyle to be appointed a Non-Executive Chairman of Parent's Board of Directors. During the three-year period from and including the Effective Date, (A) Parent shall use its reasonable best efforts to cause at least three
(3) Company Designees to be on the Board of Directors of Parent at all times,
(B) at any meeting of stockholders for the purpose of electing the members of Parent's Board of Directors, Parent shall cause to be nominated for election the Company Designees, (C) the Parent LLC (as defined in Section 5.21) shall vote the shares of Parent Common Stock owned by it in favor of the Company Designees,
(D) the Parent Charter or the Parent By-Laws shall provide that any vacancies created by any Company Designee upon such Company Designee's death, resignation or removal that are not filled pursuant to a Parent stockholder vote shall be filled by a nominee of the remaining Company Designees and (E) one Company Designee shall be appointed as a member of any compensation committee of Parent's Board of Directors or any other committee of such Board having the responsibility or power with respect to the granting of employee stock options.

     Section 5.6   NASDAQ Listing.  Parent shall use its reasonable best efforts
                   --------------
to have authorized for listing on the NASDAQ, subject to official notice of issuance,the shares of Parent Common Stock, the Algos Warrants to be issued in connection with the Merger and the Endo Warrants (as defined in Section 5.20 hereof).

     Section 5.7   Fees and Expenses.
                   -----------------

     (a) Except as provided in this Section 5.7, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses; provided that all filing
                                                     -------- ----
fees and printing expenses for the Proxy Statement and Registration Statement shall be shared equally by the Company and Parent.

     (b) The Company shall reimburse Parent and Sub for all their out-of-pocket expenses actually incurred in connection with this Agreement and the other Transaction Agreements, the Merger and any other transactions contemplated hereby and thereby if this Agreement is terminated pursuant to Section 7.1(e) hereof, or terminated pursuant to Section 7.1(b) or (c) hereof based on a breach of the Company. Such reimbursement shall be paid upon demand following such termination.

     (c) Parent and Sub shall reimburse the Company for all of its out-of-pocket expenses actually incurred in connection with this Agreement and the other Transaction Agreements, the Merger and any other transactions contemplated hereby and thereby if this Agreement is terminated pursuant to Section 7.1(b) or
(c) hereby based on a breach of Parent or Sub. Such reimbursement shall be paid upon demand following such termination.

     Section 5.8   Company Stock Options.  The Company shall cause each
                   ---------------------
unexpired and unexercised Company Stock Option under the Company Stock Plans to become fully vested and exercisable for the thirty (30)-day period immediately prior to the Effective Time. To the extent any Company Stock Option is unexpired and unexercised at the end of such period, the Company shall cause such Company Stock Option to terminate as of the Effective Time.

     Section 5.9   Parent Options.  Parent shall take all action necessary, and
                   --------------
shall use its reasonable best efforts to obtain as soon as practicable the consent of option holders to provide that each Parent Stock Option (to purchase shares of Parent Common Stock under the Parent Incentive Plans) which is outstanding at the Effective Time (whether or not such Parent Stock Option is then vested and exercisable) shall, subject to the following sentence, be following the Effective Time exercisable solely into shares of Parent Common Stock that are beneficially owned by certain holders of Parent Common Stock immediately following the Parent Recapitalization and prior to the Effective Time (the "Current Endo Options"). The parties hereto also agree and
           --------------------
acknowledge that following the date of this Agreement, current holders of Parent Common Stock and current holders of Parent Stock Options will enter into amendments to their current stockholders agreements, Parent Incentive Plans and Parent Stock Options, as the case may be, in order to accomplish the foregoing.

     Section 5.10  Reasonable Efforts.
                   ------------------

     (a) Upon the terms and subject to the conditions set forth in this Agreement, including, with regard to the Company, Section 4.2 hereof, each of the parties agrees to use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including, but not limited to: (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with the HSR Act and State Takeover Approvals), (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. Parent and the Company shall cooperate with each other in connection with the making of such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, accepting all reasonable suggestions in connection therewith.

     (b) The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other federal, state or foreign antitrust or fair trade law. Each party shall promptly notify the other party of any communication to that party from any Governmental Entity in connection with any required filing with, or approval or review by, such Governmental Entity in connection with the Merger and permit the other party to review in advance any such proposed communication to any Governmental Entity. Neither party shall agree to participate in any meeting with any Governmental Entity in respect of any such filings, investigation or other inquiry unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat.

     (c) Each party shall use all reasonable efforts to not take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

     Section 5.11  Public Announcements.  The initial press release shall be a
                   --------------------
joint press release and thereafter the Company and Parent each shall obtain the prior consent of the other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange or interdealer quotation service) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of the NASDAQ.

     Section 5.12  State Takeover Laws.  If any "fair  price," "business
                   -------------------
combination" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, Parent and the Company and their respective Boards of Directors shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby.

     Section 5.13  Indemnification; Directors and Officers Insurance.  For not
                   -------------------------------------------------
than six (6) years from and after the Effective Time, Parent agrees to, and to cause the Surviving Corporation to, indemnify and hold harmless all past and present directors, officers and employees of the Company to the same extent such Persons are indemnified as of the date of this Agreement by the Company pursuant to the Company Charter and Company By-Laws and indemnification agreements, if any, in existence on the date of this Agreement with any directors, officers and employees of the Company for acts or omissions occurring at or prior to the Effective Time; provided, however, that Parent agrees to, and to cause the
                --------  -------
Surviving Corporation to, indemnify and hold harmless such Persons to the fullest extent permitted by law for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby. Parent shall cause the Surviving Corporation to provide, for an aggregate period of not less than six (6) years from the Effective Time, the Company's current directors and officers an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") that is no less favorable than the Company's existing
      -------------
policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Surviving Corporation shall
                         --------  -------
not be required to pay an annual premium for the D&O Insurance in excess of 200 percent of the last annual premium paid prior to the date of this Agreement, which premium the Company represents and warrants to be approximately $195,740.

     Section 5.14  Notification of Certain Matters.  Parent shall use its
                   -------------------------------
reasonable best efforts to give prompt notice to the Company, and the Company shall use its reasonable best efforts to give prompt notice to Parent, of: (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which it is aware and which would be reasonably likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects, (ii) any failure of Parent or the Company, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any material litigation, any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or (iv) any change or event which would be reasonably likely to have a Material Adverse Effect on Parent or the Company, as the case may be; provided, however, that the delivery
                                           --------  -------
of any notice pursuant to this Section 5.14 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     Section 5.15  Employee Matters.  Except to the extent necessary to avoid
                   ----------------
duplication of benefits, Parent will, or will cause the Surviving Corporation to, give Continuing Employees full credit for purposes of eligibility and vesting under any employee benefit plans or arrangements maintained by Parent, the Surviving Corporation or any Subsidiary of Parent in which such Continuing Employee is eligible to participate for such Continuing Employees' service with the Company to the same extent recognized by the Company immediately prior to the Effective Time. Parent will, or will cause the Surviving Corporation to, (i) waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees under any welfare plan that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for the Continuing Employees immediately prior to the Effective Time, and (ii) provide each Continuing Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time.

     Section 5.16  Tax Treatment.  Parent and the Company will each use
                   -------------
reasonable efforts before and after the Closing to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and will not take or fail to take, and will use reasonable efforts to prevent any Affiliate of such party from taking or failing to take, any actions which would jeopardize the qualification of the Merger as such a reorganization, and will take such action as is available and may be reasonably required to negate the impact of any past actions or failures by such party or its respective Affiliates which would reasonably be expected to adversely impact the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

     Section 5.17  Conveyance Taxes.  Parent and the Company shall cooperate
                   ----------------
in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding (i) any real property transfer gains, sales, use, transfer, value-added, stock transfer (subject to Section 1.9(b) hereof), and stamp Taxes, (ii) any recording, registration and other fees and
(iii) any similar Taxes or fees that become payable in connection with the transactions contemplated hereby. The Taxes described in clause (i) above shall be paid by the Company, without deduction or withholding from any amounts payable to the holders of Company Common Stock.

     Section 5.18  Ownership of Shares.  None of Parent, any Person deemed
                   -------------------
acting in concert with Parent or any of its Subsidiaries or any of Parent's Subsidiaries has acquired the beneficial ownership of any shares of Company Common Stock other than in compliance with Section 3.21 hereof and any other Applicable Law.

     Section 5.19  Additional Agreements.  At or before Closing, (a) each of
                   ---------------------
Parent and the Parent LLC shall enter into a tax sharing agreement in substantially the form attached hereto as Exhibit G (the "Tax Sharing
                                                          -----------
Agreement") and (b) each of Parent and John W. Lyle shall enter into an
----------
agreement in substantially the form attached hereto as Exhibit H (the "Lyle
                                                                      -----
Agreement").
----------

     Section 5.20  Issuance of Warrants to Parent.  Immediately prior to
                   ------------------------------
Closing, Parent shall issue one warrant (collectively, the "Endo Warrants")
                                                            -------------
with respect to each share of Parent Common Stock then outstanding, which warrant shall be subject to the terms and conditions of a warrant agreement "Endo Warrant Agreement") substantially in the form attached hereto as
 ----------------------
Exhibit I.

     Section 5.21  Formation of Parent LLC.
                   -----------------------

     (a) Immediately prior to the Effective Time, a limited liability company (the "Parent LLC") shall be formed to which Parent shall use its reasonable best
      ----------
efforts to cause each of the then current holders of Parent Common Stock to contribute all of the shares of Parent Common Stock beneficially owned by it in exchange for membership interests in such Parent LLC; provided that this
                                                      -------- ----
covenant shall be deemed to have occurred if holders of at least 85% of the Parent Common Stock so contribute their shares of Parent Common Stock to the Parent LLC.

     (b) On March 31, 2001, Parent will determine the Cash Gross Profit of Parent (as defined below) and the Adjustment Event (as defined below) shall be deemed to have occurred or not occurred (as appropriate) on such date. Among other things, the limited liability company agreement for the Parent LLC (the "Parent LLC Agreement") will provide that (i) in the event (A) the Cash Gross
 --------------------
Profit of Parent (as defined below) for the fiscal year ended December 31, 2000 does not equal or exceed $147.4 million and (B) the Exercisability Date (as defined in the Algos Warrant) has occurred prior to March 31, 2001, then
                                                                    ----
13,769,573 shares of Parent Common Stock that are then owned by the Parent LLC shall be transferred for no consideration to Parent (which shall deposit the same in its treasury) and (ii) in the event (A) the Cash Gross Profit of Parent for the fiscal year ended December 31, 2000 does not equal or exceed $147.4 million and (B) the Exercisability Date has not occurred prior to March 31, 2001, then 17,900,445 shares of Parent Common Stock that are then owned by the
      ----
Parent LLC shall be transferred for no consideration to Parent (which shall deposit the same in its treasury) (the actions contemplated by clause (i) or clause (ii) shall be adjustments to the Merger Consideration and shall be referred to as an "Adjustment Event").
                   ----------------

     (c) The number of shares that are required to be transferred in the event of an Adjustment Event shall be appropriately adjusted (i) such that, at the Effective Time, the numbers in clauses (b)(i)(B) and (b)(ii)(B) of this Section
5.21 shall represent that number of shares of Parent Common Stock such that if such shares were no longer outstanding at the Effective Time, the shares issuable under the Algos Warrants in the aggregate (if such Algos Warrants were then immediately exercisable), together with shares of Parent Common Stock issued to the Company stockholders in the Merger would represent 40% of the outstanding Parent Common Stock on a fully diluted basis (excluding the Endo Warrants) and (ii) without duplicating clause (i) above, if Parent pays a dividend or makes a distribution on the Parent Common Stock in shares of Parent Common Stock or other capital stock of Parent or subdivides, splits, combines or reclassifies its outstanding shares of Parent Common Stock into a different number of securities of the same class, then the number of shares of Parent Common Stock required to be transferred under this Section 5.21 shall be appropriately adjusted to give the effect specified in clause (i) of this sentence as if such events occurred immediately prior to the Effective Time.

     (d)  For such purposes, "Cash Gross Profit of Parent" shall mean the
                              ---------------------------
difference between Net Sales (as defined below) and Cash Cost of Sales (as defined below) for the fiscal year ended December 31, 2000. "Net Sales" shall
                                                              ---------
mean the gross invoice price of Endo Products (as defined below) sold to any third party (excluding Affiliates of Parent) less (i) cash, trade, promotional, or quantity discounts and/or rebates, and chargebacks, (ii) retroactive price reductions, (iii) sales, use or other excise taxes and (iv) returns and allowances, all as reflected on the audited statement of operations of Parent attributable to the Endo Products determined in accordance with GAAP consistently applied for the fiscal year ended December 31, 2000. "Cash Cost of Sales" shall mean the Cost of Sales
                          ------------------
(determined in accordance with GAAP and consistent with the past practices used by Parent in 1998 as previously disclosed to the Company) as reflected on the audited statement of operations of Parent for the fiscal year ended December 31, 2000 attributable to the Endo Products less all non-recurring charges and non-cash charges included in Cost of Sales (including, but not limited to, depreciation, amortization and other non-cash manufacturing charges). "Endo
                                                                       ----
Products" shall include current and future internally developed products sold or
--------
marketed by Parent or its Subsidiaries (other than products developed or being developed by the Company) to any third party (including products from which Parent has revenues on account of royalties and license fees). The Parent LLC Agreement shall further provide that the definition of the Cash Gross Profit of Parent shall be based solely on the audited financial statements of Parent for the fiscal year ended December 31, 2000. Any determinations regarding the satisfaction of such obligation or any amendments, modifications or waivers of such provisions by Parent shall be effective only if approved by a majority of the members of the Board of Directors of Parent who do not then (by themselves or through an Affiliate) have a financial interest in the Parent LLC. Any dispute relating to the calculation of the Cash Gross Profit of Parent shall be resolved by the Independent Accounting Firm (as defined below) acting as arbitrator, and such determination shall be final and binding on the parties. The Parent LLC and Parent (by a majority of the members of the Board of Directors of Parent who do not then (by themselves or through an Affiliate) have a financial interest in the Parent LLC) shall mutually select a nationally recognized firm of certified public accountants then having no significant ongoing relationship with either Parent or the Parent LLC or their respective Affiliates, but if the Parent LLC and Parent cannot mutually agree on the identity of such firm, then the Parent LLC and Parent shall each submit to the other party's independent auditor the name of a national accounting firm other than any firm that has in the prior two years provided services to the Parent LLC, Parent or any of their respective Affiliates, and a firm shall be selected by lot from these two firms by the independent auditors of the two parties. The accounting firm selected pursuant to the foregoing procedures shall be referred to as the "Independent Accounting Firm." (If no national accounting firm shall
           ---------------------------
be willing to serve as the Independent Accounting Firm, then an arbitrator qualified under the rules of the American Arbitration Association shall be selected to serve as such, such selection to be according to the above procedures.) Within five (5) days of the submission of the dispute to the Independent Accounting Firm, each of the Parent LLC and Parent (by a majority of the members of the Board of Directors of Parent who do not then (by themselves or through an Affiliate) have a financial interest in the Parent LLC) shall submit a written position paper (the "Position Paper") to the Independent Accounting Firm outlining such party's
 --------------
calculations and/or objections that are the subject of dispute. The Independent Accounting Firm shall be instructed to use every reasonable effort to perform its services within thirty (30) days of submission of the Position Papers to it and, in any case, as promptly as practicable after such submission. The determination of the Independent Accounting Firm shall be final and binding on the parties without further right of appeal.

     Section 5.22  Effect of Parent Recapitalization.  Parent covenants that the
                   ---------------------------------
Parent Recapitalization shall have the effect of adjusting the outstanding Parent Common Stock such that those Persons who had been holders of Company Common Stock immediately prior to the Effective Time shall, following the Parent Recapitalization and at the Effective Time, hold, in the aggregate, 20% of the outstanding Parent Common Stock (on a fully diluted basis, excluding the effect of the Algos Warrants and the Endo Warrants) and those Persons who had been holders of Parent Common Stock immediately prior to the Effective Time shall, following the Parent Recapitalization and at the Effective Time, hold, in the aggregate, 80% of the outstanding Parent Common Stock (on a fully diluted basis, excluding the effect of the Algos Warrants and the Endo Warrants). For purposes of calculating this 20/80 split, (a) any repurchases by Parent between the date of this Agreement and the Effective Time of any Parent Common Stock or Parent Stock Options from current holders thereof pursuant to any current stockholders or options agreements or plans and any issuances of Parent Common Stock or Parent Stock Options between the date of this Agreement and the Effective Time to any Parent employee shall be taken into account in determining the 80% to be owned by holders of Parent Common Stock and the 20% to be owned by holders of Company Common Stock and (b) the shares of Parent Common Stock underlying any Parent Stock Options, the holders of which do not consent to amend such Parent Stock Options pursuant to Section 5.9 hereof, shall not be counted as part of the 80% to be owned by holders of Parent Common Stock nor as part of the 20% to be owned by holders of Company Common Stock and shall be treated as if such Parent Stock Options did not exist for purposes of this calculation and in calculating the number of fully diluted shares; provided, however, that such
                                                --------  -------  ----
treatment will not apply to the shares underlying the Parent Stock Options held by the six executives listed in Schedule 5.22 of the Parent Disclosure Schedule, which Parent Stock Options shall be taken into account in determining the 80% to be owned by the current holders of Parent Common Stock if such Parent Stock Options are not amended pursuant to Section 5.9 hereof. If any of such executives fails to abide by the terms of that certain side letter agreement between each of them and the Company, mutually agreed upon arrangements will be made so that the Parent Stock Options held by such Persons will only affect the 80% held at

Effective Time by the current Parent stockholders. Each of the Algos Warrants and the Endo Warrants shall be exercisable into a number of shares of Parent Common Stock that is necessary to achieve the effect specified in the form of each such Warrant in Section 7 of the Warrant Agreement and Section 7 of the Endo Warrant Agreement, respectively.


                                  ARTICLE VI

                      CONDITIONS PRECEDENT TO THE MERGER

     Section 6.1   Conditions to Each Party's Obligation to Effect the Merger.
                   ----------------------------------------------------------

The respective obligation of each party to effect the Merger shall be subject to the fulfillment or, to the extent permitted by applicable law, waiver at or prior to the Effective Time of the following conditions:

     (a)  Stockholder Approval. This Agreement shall have been duly approved by
          --------------------
the requisite vote of stockholders of the Company in accordance with applicable law and the Company Charter and Company By-Laws.

     (b)  Listing on the NASDAQ. The Parent Common Stock issuable in the Merger
          ---------------------
shall have been authorized for listing on the NASDAQ, subject to official notice of issuance.

     (c)  HSR. The waiting period (and any extensions thereof) applicable to
          ---
the consummation of the Merger under the HSR Act shall have expired or been terminated.

     (d)  Registration Statement. The Registration Statement shall have become
          ----------------------
effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the Knowledge of Parent or the Knowledge of the Company, threatened by the SEC. All necessary state securities or "blue sky" authorizations (including State Takeover Approvals) shall have been received.

     (e)  No Governmental Action/Order. There shall not be pending any action,
          ----------------------------
suit or proceeding brought by any Governmental Entity which challenges or seeks to enjoin the Merger or the other transactions contemplated hereby. No court or other Governmental Entity having jurisdiction over the Company or Parent, or any of Parent's Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger or any of the transactions contemplated hereby illegal.

     Section 6.2   Conditions to Obligation of the Company to Effect the Merger.
                   ------------------------------------------------------------
The obligation of the Company to effect the Merger shall be subject to the fulfillment or, to the extent permitted by applicable law, waiver at or prior to the Effective Time of the following additional conditions:

     (a)  Performance of Obligations; Representations and Warranties. Each of
          ----------------------------------------------------------
Parent and Sub shall have performed in all material respects each of its covenants and agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties that address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties that address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received a certificate signed on behalf of each of Parent and Sub by its Chief Executive Officer or its Chief Financial Officer to such effect.

     (b)  Tax Opinion. The Company shall have received an opinion of Latham &
          -----------
Watkins in form and substance reasonably satisfactory to the Company, dated the Effective Time, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion (including as provided in the Tax Representation Letters) which are consistent with the state of facts existing as of the Effective Time, for U.S. federal income tax purposes:

          (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Company, Sub and Parent will each be a party to that reorganization within the meaning of Section 368(b) of the Code; and

          (ii) no gain or loss will be recognized by Parent or the Company as a result of the Merger.

The issuance of such opinion shall be conditioned on the receipt by Latham & Watkins of the Tax Representation Letters, upon which Latham & Watkins will rely in rendering its opinion, from each of Parent, Sub and the Company, in each case, in form and substance reasonably satisfactory to such tax counsel. The specific provisions of each such representation letter shall be in form and substance reasonably satisfactory to such tax counsel rendering such opinion, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

     (c)  Formation of Parent LLC. The formation of the Parent LLC in
          ------------------------
accordance with Section 5.21 hereof shall have occurred.

     Section 6.3   Conditions to Obligations of Parent and Sub to Effect the
                   ---------------------------------------------------------
Merger. The obligations of Parent and Sub to effect the Merger shall be subject
------
to the fulfillment or, to the extent permitted by applicable law, waiver at or prior to the Effective Time of the following additional condition:

     (a)  Performance of Obligations; Representations and Warranties. The
          ----------------------------------------------------------
Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties that address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties that address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer to such effect.

     (b)  Affiliate Letters. The letters from Affiliates required by Section
          -----------------
5.4 hereof shall have been executed and delivered.

     (c)  Tax Opinion. Parent shall have received an opinion of Skadden, Arps,
          -----------
Slate, Meagher & Flom LLP in form and substance reasonably satisfactory to Parent, dated the Effective Time substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion (including as provided in the Tax Representation Letters) which are consistent with the state of facts existing as of the Effective Time, for U.S. federal income tax purposes:


          (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and that the Company, Sub and Parent will each be a party to that reorganization within the meaning of Section 368(b) of the Code; and

          (ii) no gain or loss will be recognized by Parent or the Company as a result of the Merger.

The issuance of such opinion shall be conditioned on the receipt by Skadden, Arps, Slate, Meagher & Flom LLP of the Tax Representation Letters, upon which Skadden, Arps, Slate, Meagher & Flom LLP will rely in rendering its opinion, from each of Parent, Sub, and the Company, in each case, in form and substance reasonably satisfactory to such tax counsel. The specific provisions of each such representation letter shall be in form and substance reasonably satisfactory to such tax counsel rendering such opinion, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.


                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     Section 7.1   Termination. This Agreement may be terminated at any time
                   -----------
prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of the Company:

     (a)  by mutual written consent of Parent and the Company;

     (b) by either Parent or the Company (provided such party is not then in material breach) if the other party shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within ten business days following receipt by such other party of written notice of such failure to comply; provided,
                                                                 --------
however, that if any such breach is curable by the breaching party through the
-------
exercise of the breaching party's best efforts and for so long as the breaching party shall be so using its best efforts to cure such breach, the non-breaching party may not terminate this Agreement pursuant to this paragraph;

     (c) by either Parent or the Company (provided such party is not then in material breach) if there has been (i) a breach by the other party (in the case of Parent, including any breach by Sub) of any representation or warranty that is not qualified as to materiality which has the effect of making such representation or warranty not true and correct in all material respects or (ii) a breach by the other party (in the case of Parent, including any breach by Sub) of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within ten business days following receipt by the breaching party of written notice of the breach; provided, however, that
                                                        --------  -------
if any such breach is curable by the breaching party through the exercise of the breaching party's best efforts and for so long as the breaching party shall be so using its best efforts to cure such breach, the non-breaching party may not terminate this Agreement pursuant to this paragraph;

     (d)  by Parent or the Company:

          (i) if any Governmental Entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree or ruling shall have become final and nonappealable;

          (ii) if any condition to the obligation of such party to consummate the Merger set forth in Article VI hereof becomes incapable of satisfaction prior to the Termination Date (as hereinafter defined) (provided that the
                                                        -------------
terminating party is not then in material breach of any representation, warranty or covenant contained in this Agreement); or

          (iii) if the Merger has not been effected on or prior to the close of business on June 30, 2000 (the "Termination Date"); provided, however, that the
                                ----------------    --------  -------
right to terminate this Agreement pursuant to this Section 7.1(d)(iii) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date; and

     (e) by Parent or the Company if the stockholders of the Company do not approve this Agreement at the Stockholder Meeting or any adjournment or postponement thereof (so long as Parent and its Affiliates have voted the proxies that they are entitled to vote in favor of this Agreement).

     The right of any party hereto to terminate this Agreement pursuant to this
Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

     Section 7.2   Effect of Termination. In the event of termination of this
                   ---------------------
Agreement by either Parent or the Company as provided in Section 7.1 hereof, this Agreement shall forthwith terminate and there shall be no liability hereunder on the part of the Company, Parent, Sub or their respective officers or directors (except for Section 5.7 and Article VIII hereof which shall survive the termination); provided, however, that nothing contained in this Section 7.2
                  --------  -------
shall relieve any party hereto from any liability for any willful breach of a representation or warranty contained in this Agreement or the breach of any covenant contained in this Agreement.

     Section 7.3   Amendment. This Agreement may be amended by the parties
                   ---------
hereto at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company; provided,
                                                               --------
however, after any such
-------
approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 7.4   Waiver. At any time prior to the Effective Time, the parties
                   ------
hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) subject to the proviso of Section 7.3 hereof, waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     Section 7.5   Procedure for Termination, Amendment, Extension or Waiver. A
                   ---------------------------------------------------------
termination of this Agreement pursuant to Section 7.1 hereof, an amendment of this Agreement pursuant to Section 7.3 hereof or an extension or waiver pursuant to Section 7.4 hereof shall, to be effective, require in the case of Parent, Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

                                 ARTICLE VIII

                              GENERAL PROVISIONS

     Section 8.1   Non-Survival of Representations and Warranties. The
                   ----------------------------------------------
representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time or, subject to
Section 7.2 hereof, upon the termination of this Agreement pursuant to Section
7.1 hereof.

     Section 8.2   Notices. All notices and other communications hereunder shall
                   -------
be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)  if to Parent or Sub, to:

          Endo Pharmaceuticals Holdings Inc.
          223 Wilmington-West Chester Pike
          Chadds Ford, PA  19317
          Attn.:  Carol A. Ammon
          Fax No.:  (610) 558-9683

          with copies to:

          Kelso & Company
          320 Park Avenue, 24/th/ Floor
          New York, New York  10022
          Attn.:  James J. Connors, II
          Fax No.:  (212) 223-2379

          and

          Skadden, Arps, Slate, Meagher & Flom LLP
          919 Third Avenue
          New York, NY  10022
          Attn.:  Eileen Nugent Simon
          Fax No.: (212) 735-2000

     (b)  if to the Company, to:

          Algos Pharmaceuticals Corporation
          1333 Campus Parkway
          Neptune, NJ  07753-6815
          Attn.:  General Counsel
          Fax No.: (732) 938-2825

          with copies to:

          Latham & Watkins
          885 Third Avenue
          Suite 1000
          New York, NY  10022
          Attn.:  Raymond Y. Lin
          Fax No.: (212) 751-4864

     Section 8.3   Interpretation. When a reference is made in this Agreement to
                   --------------
a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     Section 8.4   Counterparts. This Agreement may be executed in counterparts,
                   ------------
all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 8.5   Entire Agreement; No Third-Party Beneficiaries. Except for
                   ----------------------------------------------
the Mutual Confidentiality and Non-Disclosure Agreement between the parties dated October 21, 1998, this Agreement (together with the Company Disclosure Schedule, the Parent Disclosure Schedule, the Stockholder Voting Agreements and the exhibits and annexes attached hereto and thereto) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof. In the event of any conflict between this Agreement and any of the Company Disclosure Schedule, the Parent Disclosure Schedule, the Stockholder Voting Agreements and the exhibits and annexes attached hereto and thereto, this Agreement shall control. Other than Sections 5.5, 5.8, 5.9, 5.13, 5.15 and 5.21(c) hereof and the obligation of the Parent

LLC to transfer shares of Parent Common Stock pursuant to Section 5.21(b) hereof (taking into account Section 5.21(d) hereof), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     Section 8.6   Governing Law. This Agreement shall be governed by, and
                   -------------
construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, THE COMPANY, OR SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

     Section 8.7   Assignment. Neither this Agreement nor any of the rights,
                   ----------
interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

     Section 8.8   Severability. If any term or other provision of this
                   ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

     Section 8.9   Enforcement of this Agreement.
                   -----------------------------

     (a)  The parties acknowledge and agree that any payment made pursuant to
Section 5.7 hereof does not relieve either party from any liability it otherwise may have for breach of this Agreement.

     (b) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this

Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled at law or in equity. Each party hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the United States District Court located in the State of Delaware (unless such courts assert no jurisdiction, in which case the parties hereto consent to the exclusive jurisdiction of the courts of the State of Delaware) for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and each party hereto agrees not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the addresses set forth herein shall be effective service of process for any such action, suit or proceeding brought against each party in such court. Each party hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the United States District Courts located in the State of Delaware (unless such courts assert no jurisdiction, in which case each party consents to the exclusive jurisdiction of the courts of the State of Delaware). Each party hereby further irrevocably and unconditionally waives and agrees not to plead or to claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                    ENDO PHARMACEUTICALS HOLDINGS INC.


                    By:  /s/ Carol A. Ammon
                         -------------------------------------------------------
                         Name:   Carol A. Ammon
                         Title:  President & Chief Executive Officer

                    ENDO INC.


                    By:  /s/ Carol A. Ammon
                         -------------------------------------------------------
                         Name:   Carol A. Ammon
                         Title:  President & Chief Executive Officer


                    ALGOS PHARMACEUTICAL CORPORATION


                    By:  /s/ John W. Lyle
                         -------------------------------------------------------
                         Name:   John W. Lyle
                         Title:  President

                                                                         Annex I

Company Stockholders Entering into a Stockholder Voting Agreement
-----------------------------------------------------------------

===================================================================
Registered Holder                                 Number of Shares
                                                  Subject to
                                                  Stockholder
                                                  Voting Agreements
-------------------------------------------------------------------
Karen B. Lyle                                             1,344,416
-------------------------------------------------------------------
Michael Hyatt (N.B. does not include                        829,551
shares owned by the Kimmel Trusts listed
below)
-------------------------------------------------------------------
Trust Under the Will of Inez Kimmel                         657,193
-------------------------------------------------------------------
Todd Kimmel Trust                                           171,530
-------------------------------------------------------------------
Melissa Kimmel Trust                                        155,000
-------------------------------------------------------------------
Anita Hyatt Family Trust                                     20,750
-------------------------------------------------------------------
Frank S. Caruso                                             370,200
-------------------------------------------------------------------
John W. Lyle                                                224,100
-------------------------------------------------------------------
Hyatt Family Trust                                          221,332
-------------------------------------------------------------------
Roger H. Kimmel (N.B. does not include
shares owned by the Hyatt Trusts listed above)               30,000
-------------------------------------------------------------------
Frank S. Caruso Irrevocable Trust                            24,900
-------------------------------------------------------------------
James R. Ledley                                             109,450
-------------------------------------------------------------------
Donald G. Drapkin                                             8,300
-------------------------------------------------------------------
Donald Drapkin                                                8,300
-------------------------------------------------------------------
Patricia Caruso                                               1,000
===================================================================
         Total                                            4,176,022
===================================================================

                                                              Exhibit A-1 to the
                                                    Agreement and Plan of Merger


           FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                      ENDO PHARMACEUTICALS HOLDINGS INC.


          FIRST:  The name of the Corporation is Endo Pharmaceuticals Holdings
          -----
Inc. (hereinafter the "Corporation").

          SECOND:  The address of the registered office of the Corporation in
          ------
the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is the Corporation Trust Company.

          THIRD:  The purpose of the Corporation is to engage in any lawful act
          -----
or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

          FOURTH:  The total number of shares of capital stock which the
          ------
Corporation shall have authority to issue is 175,078,160 shares, consisting of
(i) 142,656,279 shares of Common Stock, par value $.01 per share (the "Common Stock") and (ii) 32,421,882 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

          A.   Common Stock.  Except as otherwise pro vided in this Article
               ------------
FOURTH or as otherwise required by law, shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

               1.   Voting Rights.  Except as otherwise required by applicable
                    -------------
law, the holders of Common Stock will be entitled to one vote per share on all matters to be voted on by the Corporation's Common Stockholders.

               2.   Dividends.  When and as dividends are declared thereon,
                    ---------
whether payable in cash, property or securities of the Corporation, the holders of Common Stock will be entitled to share equally, share for share, in such dividends.

          B.   Preferred Stock.  The Board of Directors is expressly authorized
               ---------------
to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the GCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to such mandatory or optional redemption at such time or times and at such price or prices, or, if appropriate, not subject to such mandatory or optional redemption, (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series, (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation, or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments, all as may be stated in such resolution or resolutions .

          FIFTH:  The following provisions are inserted for the management of
          -----
the business and the conduct of
the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation, as amended and restated from time to time (the "By-Laws").

          (3) The number of directors of the Corporation shall not be less than seven (7) nor more than eleven (11), the exact number of directors to be fixed from time to time by, or in the manner provided in, the By-Laws of the Corporation. The number of directors constituting the Board of Directors shall be fixed at nine (9) as of the date hereof. Election of directors need not be by written ballot unless the By-Laws so provide.

          (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

          (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

          SIXTH:  The name and mailing address of the Sole Incorporator is as
          -----
follows:

     Name                     Address
     ----                     -------

     Deborah M. Reusch        P.O. Box 636
                              Wilmington, DE 19899

          SEVENTH:  The Corporation shall indemnify its directors and officers
          -------
to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to
--------  -------
indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

          The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.

          The rights to indemnification and to the advance of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

          Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

          EIGHTH:  Meetings of stockholders may be held within or without the
          ------
State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws.

          NINTH:  The Corporation hereby elects not to be governed by Section
          -----
203 of the GCL pursuant to Section 203(b)(3) therein.

          TENTH:  The Corporation reserves the right to amend, alter, change or
          -----
repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this __ day of _________, ____.



                              ______________________
                              Deborah M. Reusch
                              Sole Incorporator

                                Exhibit A-2 - Summary of Parent Recapitalization

Endo Pharmaceuticals Holdings Inc.
Share Recapitalization Schedule

-----------------------------------------------------------------------------------------------------------------------------------


Common Stock                                   Authorized              Issued            Treasury         Outstanding
------------                                  -----------             ----------       ------------      -------------
Shares                                          2,000,000                929,950                 -             929,950
Exchange Class A to Common Stock                  200,000                174,560              (290)            174,270
                                              -----------             ----------       -----------       -------------
   Adjusted Shares                              2,200,000              1,104,510              (290)          1,104,220
Recapitalization Ratio                             64.844x                64.844x           64.844x             64.844x
                                              -----------             ----------       -----------       -------------
   Total Post-Recapitalization Shares         142,656,279             71,620,585           (18,805)         71,601,780
                                              ===========             ==========       ===========       =============

Class A Common Stock
--------------------

Shares                                            200,000                174,560              (290)            174,270
Exchange Class A to Common Stock                 (200,000)              (174,560)              290            (174,270)
                                              -----------            -----------        ----------       -------------
   Adjusted Shares                                      -                      -                 -                   -
Recapitalization Ratio                             64.844x                64.844x           64.844x             64.844x
                                              -----------            -----------        ----------       -------------
   Total Post-Recapitalization Shares                   -                      -                 -                   -
                                              ===========            ===========        ==========       =============

Preferred Stock
---------------

Shares                                            500,000                      -                 -                   -
Exchange Preferred to Common Stock                      -                      -                 -                   -
                                              -----------            -----------        ----------       -------------
   Adjusted Shares                                500,000                      -                 -                   -
Recapitalization Ratio                             64.844x                64.844x           64.844x             64.844x
                                              -----------            -----------        ----------       -------------
   Total Post-Recapitalization Shares          32,421,882                      -                 -                   -
                                              ===========            ===========        ==========       =============

Totals
------

Total Pre-Recapitalization Shares               2,700,000              1,104,510              (290)          1,104,220
Recapitalization Ratio                             64.844x                64.844x           64.844x             64.844x
                                              -----------            -----------        ----------       -------------
Total Post-Recapitalization Shares            175,078,160             71,620,585           (18,805)         71,601,780
                                              ===========            ===========        ==========       =============



-----------------------------------------------------------------------------------------------------------------------------------

Note: The numbers set forth in this exhibit A-2 assume Algos has 17,900,445 fully diluted shares outstanding and are subject to adjustment after the date of the Merger Agreement to the extent necessary to give effect to the requirements set forth in Section 5.22 of the Merger Agreement.

                                 Exhibit B-Form of Company Voting Agreement


                               VOTING AGREEMENT

          VOTING AGREEMENT (this "Agreement"), dated as of November __, 1999, by
                                  ---------
and among ENDO PHARMACEUTICALS HOLDINGS INC., a Delaware corporation ("Parent"),
                                                                       ------
ENDO INC., a Delaware corporation and a newly-formed wholly-owned subsidiary of Parent ("Sub"), and the stockholder party hereto (the "Stockholder").
         ---                                           -----------

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, concurrently with the execution and delivery of this Agreement, an Agreement and Plan of Merger (as such agreement may be amended from time to time, the "Merger Agreement") is being entered into by and among
                        ----------------
Parent, Sub and ALGOS PHARMACEUTICAL CORPORATION, a Delaware corporation (the "Company"), pursuant to which Company has agreed to merge with and into Sub,
 -------
with Sub continuing as the surviving corporation (the "Merger"); and
                                                       ------

          WHEREAS, as a condition to, and in consideration for, Parent's and Sub's willingness to enter into the Merger Agreement and to consummate the transactions contemplated thereby, Parent and Sub have required that the Stockholder enter into this Agreement and certain other stockholders to enter into similar agreements.

          NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

          1.   Definitions.  For purposes of this Agreement:
               -----------

          "Company Securities" shall mean the Company's common stock, par value
           ------------------
$.01 per share.

          "Stockholder Shares" shall mean (i) the Existing Securities (as
           ------------------
defined in Section 5(a)(i) hereof) set forth on Schedule I hereto, (ii) any shares of Company Securities distributed prior to the termination of this Agreement in respect of the Stockholder Shares by reason of a stock dividend, split-up, recapitalization, reclassification, combination, merger, exchange of shares or otherwise and (iii) any other shares of the Company Securities of which the Stockholder acquires ownership, either directly or indirectly, after the date of this Agreement and prior to the Effective Time.

          "Person" shall mean an individual, corporation, partnership, limited
           ------
liability company, joint venture, association, trust, unincorporated organization or other entity.

          Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

          2.   Agreement to Vote Shares. The Stockholder shall, at any meeting
               ------------------------
of the holders of any class or classes of Company Securities, however such meeting is called and regardless of whether such meeting is a special or annual meeting of the stockholders of the Company, or in connection with any written consent of the stockholders of the Company, vote (or cause to be voted) the Stockholder Shares, (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof and (ii) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (1) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company; (2) a sale, lease or transfer of a material amount of assets of the Company or a reorganization, recapitalization, dissolution or liquidation of the Company; (3) (a) any change in the majority of the board of directors of the Company; (b) any material change in the present capitalization of the Company or any amendment of the certificate of incorporation or similar governing document of the Company; (c) any other material change in the corporate structure or business of the Company; or (d) any other action, which, in the case of each of the matters referred to in clauses (a), (b) and (c) above, is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely affect the contemplated economic benefits to Parent or Sub of the Merger or the transactions contemplated by the Merger Agreement or this Agreement.

          3.   Grant of Irrevocable Proxy; Appointment of Proxy.
               ------------------------------------------------

               (a) The Stockholder hereby irrevocably grants to, and appoints, Carol Ammon, Jeffrey Black and Osagie Imasogie, or any one of them, in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to any such office of Parent, and each of them individually, the Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote the Stockholder Shares held at the time of the relevant stockholder vote as set forth in Section 2 hereof. The Stock holder will cause any record holder of Stockholder Shares to grant substantially similar proxies as requested in accordance with Section
8(e) hereof.

               (b) The Stockholder represents that any proxies heretofore given in respect of the Stockholder Shares are not irrevocable, and that any such proxies are hereby revoked.

               (c) The Stockholder understands and acknowledges that Parent and Sub are entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 3 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law.

          4.   Covenants of the Stockholders. The Stockholder hereby agrees
               -----------------------------
and covenants that:

               (a)  Restriction on Transfers.  Except as may otherwise be agreed
                    ------------------------
by Parent and as contemplated by those agreements or understandings set forth on Schedule II hereto, the Stockholder shall not (i) transfer (which term shall include, without limitation, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Stockholder Shares, or any interest therein if such transfer would result in the Stockholder no longer having the power to vote or cause to be voted the Stockholder Shares or (ii) enter into any contract, option or other agreement or understanding with respect to any such transfer of any or all of the Stockholder Shares, or any interest therein.

               (b)  Restrictions on Proxies and Voting Arrangements.  Except as
                    -----------------------------------------------
otherwise provided herein, the Stockholder shall not (i) grant any proxy, power-of-attorney or other authorization in or with respect to the Stockholder Shares or (ii) deposit the Stockholder Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Stockholder Shares.

               (c)  Stop Transfer.  The Stockholder shall not request that the
                    -------------
Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Stockholder's Existing Securities (as defined in Section 6(a)(i) hereof), unless such transfer is made in compliance with this Agreement. In the event of any dividend or distribution, or any change in the capital structure of the Company by reason of any non-cash dividend, split-up, recapitalization, combination, exchange of securities or the like, the term "Existing Securities" shall refer to and include the Existing Securities as well as all such dividends and distributions of securities and any securities into which or for which any or all of the Existing Securities may be changed, exchanged or converted.

               (d)  Waiver of Appraisal Rights.  The Stockholder hereby waives
                    --------------------------
any rights of appraisal or rights to dissent from the Merger that the Stockholder may have.

               (e)  No Inconsistent Arrangements.   The Stockholder shall not
                    ----------------------------
take any other action that would in any way restrict, limit or interfere with the performance of the Stockholder's obligations hereunder or the transactions contemplated hereby or by the Merger Agreement.

          5.   Representations and Warranties.
               ------------------------------

               (a) The Stockholder hereby represents and warrants to Parent and Sub as follows:

               (i)  Ownership of Securities.  On the date hereof, the
                    -----------------------
          Stockholder owns, directly or indirectly, or has the power to direct the voting of, the Company Securities set forth next to the Stockholder's name on Schedule I hereto (the "Existing Securities"),
                                                        -------------------
          and the Existing Securities are owned of record by the Stockholder or certain of the Stockholder's subsidiaries or nominees (together, the "Record Holders"). On the date hereof, the Existing Securities
           ---------------
          constitute all of the shares of voting capital stock of the Company owned of record or otherwise by such Stockholder or as to which such Stockholder has the power to direct the voting of the shares. Each Record has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2 hereof, sole power of disposition, sole power of conversion, sole power (if any) to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Record Holder's Existing Securities with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

               (ii)  Power; Binding Agreement.  The Stockholder has the power
                     ------------------------
          (or, if applicable, corporate power) and authority to enter into and perform all of the Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by the Stockholder will not violate any other agreement to which the Stockholder is a party including, without limitation, any voting agreement, proxy arrangement, pledge agreement, shareholders agreement, voting trust or trust agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors rights generally or
          (b) general principles of equity, whether considered in a proceeding at law or in equity. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the compliance by the Stockholder with the terms hereof.

               (iii) No Conflicts.  No filing with, and no permit,
                     ------------
          authorization, consent or approval of, any Governmental Entity is required for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby, except in connection, or in compliance, with the provisions of
          (i) Section 16 and Section 13D or 13G of the Exchange Act and (ii) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), none of the execution and delivery of this Agreement by
           -------
          the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall (A) conflict with, or result in any breach of, any organizational documents applicable to the Stockholder, (B) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, arbitration award, rule or regulation applicable to the Stockholder or any of the Stockholder's properties or assets.

               (iv) No Liens.  Except as established hereby, the Existing
                    --------
          Securities are now and, at all times during the term hereof, will be held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever.

               (v)  No Solicitation.  The Stockholder hereby agrees, in the
                    ---------------
          Stockholder's capacity as stockholder of the Company, that neither the Stockholder nor any of the Stockholder's subsidiaries, if applicable, shall (and the Stockholder shall use best efforts to cause the Stockholder's officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents, advisors or representatives not to), directly or indirectly, take any action to solicit, initiate, encourage, facilitate, participate in or initiate discussions or negotiations with, or provide any information to, any Person (other than Parent, Sub or any of their Affiliates or representatives) concerning any Company Take over Proposal; provided
                                                                      --------
          that nothing contained in this Section 5(a)(v) shall restrict any
          ----
          officer, director or employee of the Stockholder or the Stockholder's subsidiaries, if applicable, from taking any action in his or her capacity as a director, officer or employee of the Company which is permitted to be taken pursuant to Section 4.2 of the Merger Agreement.

               (b) Parent and Sub jointly and severally hereby represent and warrant to the Stockholder as follows:

               (i)   Power; Binding Agreement.  Each of Parent and Sub has the
                     ------------------------
          corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by each of Parent and Sub will not violate any material agreement to which Parent or Sub, as the case may be, is a party. This Agreement has been duly and validly executed and delivered by each of Parent and Sub and constitutes a valid and binding agreement of each of Parent and Sub, enforceable against each of them in accordance with its terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors rights generally or (b) general principles of equity, whether considered in a proceeding at law or in equity.

               (ii)  No Conflicts.  No filing with, and no permit,
                     ------------
          authorization, consent or approval of, any Governmental Entity is required for the execution of this Agreement by each of Parent and Sub and the consummation by each of them of the transactions contemplated hereby, except in connection, or in compliance, with the provisions of
          (i) Section 16 and Section 13D or 13G of the Exchange Act and (ii) the HSR Act, and none of the execution and delivery of this Agreement by each of Parent and Sub, the consummation by each of them of the transactions contemplated hereby or compliance by each of them with any of the provisions hereof shall (A) conflict with or result in any breach of any organizational documents applicable to Parent or Sub, respectively, (B) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any material note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Parent or Sub is a party or by which Parent or Sub or any of their respective properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, arbitration award, rule or regulation applicable to Parent or Sub or any of their respective properties or assets.

          6.   Best Efforts.  Subject to the terms and conditions of this
               ------------
Agreement, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement; provided that nothing contained in this Section 6
                          -------- ----
shall restrict any officer, director or employee of the Stockholder or the Stockholder's Subsidiaries from taking any action in his or her capacity as a director, officer or employee of the Company which is permitted to be taken pursuant to Section 4.2 of the Merger Agreement.

          7.   Termination.  Other than Section 8 hereof (which shall survive
               -----------
in any event), this Agreement and the covenants, representations and warranties, agreements and irrevocable proxy or proxies contained herein or granted pursuant hereto shall terminate upon the earlier to occur of (i) the termination of the Merger Agreement in accordance with Article VII thereof and (ii) the consummation of the transactions contemplated by the Merger Agreement. Upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby or by the Merger Agreement on the part of any party hereto or any of its directors, officers, partners, stockholders, employees, agents, advisors, representatives or Affiliates; provided, however, that nothing herein shall relieve any party from any
--------  -------
liability for such party's willful breach of this Agreement; and provided,
                                                                 --------
further, that nothing herein shall limit, restrict, impair, amend or otherwise
-------
modify the rights, remedies, obligations or liabilities of any person under any other contract or agreement, including, without limitation, the Merger Agreement.

          8.   Miscellaneous.
               -------------

               (a)  Specific Performance.  Each party hereto recognizes and
                    --------------------
agrees that if for any reason any of the provisions of this Agreement are not performed by the other parties in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused to the non-breaching parties for which money damages would not be an adequate remedy. Accordingly, the parties agree that, in addition to any other available remedies, the non-breaching parties shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement without the necessity of the non-breaching parties posting a bond or other form of security. In the event that any action should be brought in equity to enforce the provisions of this Agreement, the breaching party will not allege, and the breaching party hereby waives the defense, that there is an adequate remedy at law.

               (b)  Severability.  Any term or provision of this Agreement which
                    ------------
is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. Without limiting the foregoing, with respect to any provision of this Agreement, if it is determined by a court of competent jurisdiction to be excessive as to duration or scope, it is the parties' intention that such provision nevertheless be enforced to the fullest extent which it may be enforced.

               (c)  Attorneys' Fees.  If any action at law or equity, including
                    ---------------
an action for declaratory relief, is brought by a party to this Agreement to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses from the other party, which fees and expenses shall be in addition to any other relief which may be awarded.

               (d)  Governing Law.  This Agreement shall be governed by, and
                    -------------
construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, THE COMPANY, OR SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

               (e)  Further Assurances.  From time to time, at the request of
                    ------------------
Parent or Sub, the Stockholder shall execute and deliver to Parent and Sub or cause other Record Holders to execute and deliver to Parent and Sub such additional instruments containing grants of proxy with respect to the Stockholder Shares (which grants of proxy will be in substantially the form of Section 3(a) hereof) as Parent or Sub may reasonably request in connection with the Stockholder's obligations under this Agreement.

               (f)  Entire Agreement.  This Agreement constitutes the entire
                    ----------------
agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

               (g)  Consent to Jurisdiction, Etc.  Each party hereto hereby
                    -----------------------------
irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the United States District Court located in the State of Delaware (unless such courts assert no jurisdiction, in which case the parties hereto consent to the exclusive jurisdiction of the courts of the State of Delaware) for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and each party hereto agrees not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the addresses set forth herein shall be effective service of process for any such action, suit or proceeding brought against each party in such court. Each party hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the United States District Courts located in the State of Delaware (unless such courts assert no jurisdiction, in which case each party consents to the exclusive jurisdiction of the courts of the State of Delaware). Each party hereby further irrevocably and unconditionally waives and agrees not to plead or to claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

               (h)  Notices.  All notices, requests, claims, demands and other
                    -------
communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by overnight courier, by facsimile (which is confirmed), or by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to the Stockholder, to the addresses set forth next to the Stockholder's name on Schedule II hereto and

          (b)  if to Parent or Sub, to:

               Endo Pharmaceuticals Holdings Inc.
               223 Wilmington-West Chester Pike
               Chadds Ford, PA 19317

               Attn.: Carol A. Ammon
               Fax No.: (610) 558-9683

               with copies to:

               Kelso & Company
               320 Park Avenue, 24/th/ Floor
               New York, NY 10022
               Attn.: James J. Connors, II
               Fax No.: (212) 223-2379

               and

               Skadden, Arps, Slate, Meagher & Flom LLP
               919 Third Avenue
               New York, NY 10022
               Attn.: Eileen Nugent Simon, Esq.
               Fax No.: (212) 735-2000

               and

          (c)  if to the Company, to:

               Algos Pharmaceuticals Corporation
               1333 Campus Parkway
               Neptune, NJ 07753-6815
               Attn.: General Counsel
               Fax No.: (732) 938-2825

               with copies to:

               Latham & Watkins
               885 Third Avenue
               New York, New York 10022
               Attn.: Raymond Y. Lin, Esq.
               Fax No.: (212) 751-4864


          (i)  Descriptive Headings; Interpretation.  The descriptive headings
               ------------------------------------
herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          (j)  Assignment; Binding Agreement.  Neither this Agreement nor any of
               -----------------------------
the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party hereto; provided, however, that Parent and Sub shall be permitted to assign, in whole or
--------  -------
in part, this Agreement or any of the rights, interests or obligations hereunder to any of their Subsidiaries or Affiliates.

          (k)  Amendment, Modification and Waiver.  This Agreement may not be
               ----------------------------------
amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of the party hereto against whom such amendment, modification or waiver is sought to be entered.

          (l)  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          IN WITNESS WHEREOF, Parent, Sub and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                   ENDO PHARMACEUTICAL HOLDINGS INC.

                                   By:_____________________________
                                      Name:
                                      Title:


                                   ENDO INC.


                                   By:_____________________________
                                      Name:
                                      Title:


                                   [STOCKHOLDER]


                                   By:_____________________________
                                      Name:
                                      Title:

                                  Schedule I
                                  ----------

                          List of Existing Securities

                Stockholders' Holdings of Company Common Stock

----------------------------------------------------------------------
Registered Holder                           Number of Shares Held
----------------------------------------------------------------------
Karen B. Lyle                                           1,344,416
----------------------------------------------------------------------
Michael Hyatt (N.B. does not include                      829,551
shares owned by the Kimmel Trusts
listed below)
----------------------------------------------------------------------
Trust Under the Will of Inez Kimmel                       657,193
----------------------------------------------------------------------
Todd Kimmel Trust                                         171,530
----------------------------------------------------------------------
Melissa Kimmel Trust                                      155,000
----------------------------------------------------------------------
Anita Hyatt Family Trust                                   20,750
----------------------------------------------------------------------
Frank S. Caruso                                           370,200
----------------------------------------------------------------------
John W. Lyle                                              224,100
----------------------------------------------------------------------
Hyatt Family Trust                                        221,332
----------------------------------------------------------------------
Roger H. Kimmel (N.B. does not include                     30,000
shares owned by the Hyatt Trusts listed
above)
----------------------------------------------------------------------
Frank S. Caruso Irrevocable Trust                          24,900
----------------------------------------------------------------------
James R. Ledley                                           109,450
----------------------------------------------------------------------
Donald G. Drapkin                                           8,300
----------------------------------------------------------------------
Donald Drapkin                                              8,300
----------------------------------------------------------------------
Patricia Caruso                                             1,000
----------------------------------------------------------------------
          Total                                         4,176,022
----------------------------------------------------------------------

                                  Schedule II
                                  -----------

                                    Notices

--------------------------------------------------------------------------------
 Stockholder Party           Notice To:                 With A Copy To:

--------------------------------------------------------------------------------
Michael Hyatt         Michael Hyatt                 Michael Hyatt
                      Bear Stearns & Co. Inc.       Bear Stearns & Co. Inc.
                      245 Park Avenue               245 Park Avenue
                      New York, NY 10167            New York, NY 10167
--------------------------------------------------------------------------------
Michael Hyatt as      Michael Hyatt                 Michael Hyatt
Trustee for the       Bear Stearns & Co. Inc.       Bear Stearns & Co. Inc.
Trust Under the Will  245 Park Avenue               245 Park Avenue
of Inez L. Kimmel     New York, NY 10167            New York, NY 10167
--------------------------------------------------------------------------------
Michael Hyatt as      Michael Hyatt                 Michael Hyatt
Trustee for The Todd  Bear Stearns & Co. Inc.       Bear Stearns & Co. Inc.
Kimmel Trust          245 Park Avenue               245 Park Avenue
                      New York, NY 10167            New York, NY 10167
--------------------------------------------------------------------------------
Michael Hyatt as      Michael Hyatt                 Michael Hyatt
Trustee for the       Bear Stearns & Co. Inc.       Bear Stearns & Co. Inc.
Melissa Kimmel Trust  245 Park Avenue               245 Park Avenue
                      New York, NY 10167            New York, NY 10167
--------------------------------------------------------------------------------
Michael Hyatt as      Michael Hyatt                 Michael Hyatt
Trustee for the       Bear Stearns & Co. Inc.       Bear Stearns & Co. Inc.
Anita Hyatt Family    245 Park Avenue               245 Park Avenue
Trust                 New York, NY 10167            New York, NY 10167
--------------------------------------------------------------------------------
Roger H. Kimmel       Roger H. Kimmel               Roger H. Kimmel
                      Latham & Watkins              Latham & Watkins
                      885 Third Avenue, Suite 1000  885 Third Avenue, Suite 1000
                      New York, NY 10022            New York, NY 10022
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Roger H. Kimmel as     Roger H. Kimmel              Roger H. Kimmel
Trustee for the Hyatt  Latham & Watkins             Latham & Watkins
Family Trust           885 Third Avenue, Suite 1000 885 Third Avenue, Suite 1000
                       New York, NY 10022           New York, NY 10022
--------------------------------------------------------------------------------
James R. Ledley        James R. Ledley              James R. Ledley
                       26 Hardscrabble Hill         26 Hardscrabble Hill
                       Chappaqua, NY 10514          Chappaqua, NY 10514
--------------------------------------------------------------------------------
Donald Drapkin         Donald Drapkin               Donald Drapkin
                       35 East 62/nd/               35 East 62/nd/
                       New York, NY 10021           New York, NY 10021
--------------------------------------------------------------------------------
Donald G. Drapkin      Donald Drapkin               Donald Drapkin
                       35 East 62/nd/               35 East 62/nd/
                       New York, NY 10021           New York, NY 10021
--------------------------------------------------------------------------------
John W. Lyle           John Lyle                    John Lyle
                       28 Inlet Terrace             28 Inlet Terrace
                       Belmar, NJ 07719             Belmar, NJ 07719
--------------------------------------------------------------------------------
Karen B. Lyle          Karen Lyle                   Karen Lyle
                       4 Dayna Lane                 4 Dayna Lane
                       Lawrenceville, NJ 08648      Lawrenceville, NJ 08648
--------------------------------------------------------------------------------
Frank S. Caruso        Frank S. Caruso, Ph. D.      Frank S. Caruso, Ph. D.
                       2 Bowling Green              2 Bowling Green
                       Colts Neck, NJ 07722         Colts Neck, NJ 07722
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Frank S. Caruso, Jr. as Trustee   Frank S. Caruso, Jr.   Frank S. Caruso, Ph. D.
for the Frank S. Caruso           USA Datanet            2 Bowling Green
Irrevocable Trust                 318 South Clinton St.  Colts Neck, NJ 07722
                                  Suite 300
                                  Syracuse, NY 13202
--------------------------------------------------------------------------------
Patricia Caruso                   Patricia Caruso        Patricia Caruso
                                  2 Bowling Green        2 Bowling Green
                                  Colts Neck, NJ 07722   Colts Neck, NJ 07722
--------------------------------------------------------------------------------

                                               Exhibit C - Form of Algos Warrant



________________________________________________________________________________

                               WARRANT AGREEMENT

                                by and between

                      ENDO PHARMACEUTICALS HOLDINGS INC.

                                      and

                               [WARRANT AGENT],
                                      as
                                 Warrant Agent


                             _____________________

                        Dated as of _____________, ____

________________________________________________________________________________

                               TABLE OF CONTENTS

                                                                                             Page
                                                                                             ----
            Section 1.   Appointment of Warrant Agent......................................     1
            Section 2.   Warrant Certificates..............................................     2
            Section 3.   Execution of Warrant Certificates.................................     2
            Section 4.   Registration and Countersignature.................................     3
            Section 5.   Transfer and Exchange of Warrants.................................     4
            Section 6.   Registration of Transfers and Exchanges...........................     5
            Section 7.   Terms of Warrants; Exercise of Warrants...........................     8
            Section 8.   Payment of Taxes..................................................    13
            Section 9.   Mutilated or Missing Warrant Certificates.........................    14
            Section 10.  Reservation of Warrant Shares.....................................    14
            Section 11.  Obtaining Stock Exchange Listings.................................    15
            Section 12.  Adjustment of Exercise Price and Number of
                         Warrant Shares Issuable...........................................    15
            Section 13.  Fractional Interests..............................................    24
            Section 14.  Notices to Warrant Holders; Reservation
                         of Dividends......................................................    24
            Section 15.  Notices to the Company and Warrant Agent..........................    27
            Section 16.  Supplements and Amendments; Actions...............................    28
            Section 17.  Concerning the Warrant Agent......................................    28
            Section 18.  Change of Warrant Agent...........................................    31
            Section 19.  Successors........................................................    32
            Section 20.  Termination.......................................................    32
            Section 21.  GOVERNING LAW.....................................................    32
            Section 22.  Benefits of This Agreement........................................    33
            Section 23.  Counterparts......................................................    33
            Section 24.  Headings..........................................................    33

Exhibit A.  Form of Warrant Certificate....................................................   A-1
Exhibit B.  Certificate to be Delivered Upon Transfer......................................   B-1

          WARRANT AGREEMENT (the "Agreement"), dated as of _______ __,  ____, by
                                  ---------
and between Endo Pharmaceuticals Holdings Inc., a Delaware corporation
(together with any successors and assigns, the "Company"), and [WARRANT AGENT],
                                                -------
as Warrant Agent (the "Warrant Agent").
                       -------------

          WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of November __, 1999 (the "Merger Agreement"), by and among the Company, Endo
                              ----------------
Inc., a Delaware corporation and wholly owned subsidiary of the Company ("Sub"),
                                                                          ---
and [TARGET] Pharmaceutical Corporation, a Delaware corporation Algos, the
                                                                -----
Company proposes to issue warrants (each a "Warrant," and collectively, the
                                            -------
"Warrants") for the purchase of an aggregate of up to 20,654,360/1/ shares of
 --------
common stock, par value $.01 per share, of the Company (the "Common Stock," and
                                                             ------------
the shares of Common Stock issuable upon exercise of the Warrants being referred to herein as the "Warrant Shares");
                  --------------

          WHEREAS, there shall be two classes of Warrants, Class A which shall be transferable ("Class A Transferable Warrants") and Class B which shall not be
                  -----------------------------
transferable ("Class B Non-Transferable Warrants") and each holder of shares of
               ---------------------------------
common stock of Target at the time of the stockholder vote relating to the Merger Agreement may elect to receive all or a portion of such holder's Warrants to be Class A Transferable Warrants or all or a portion of such holder's Warrants to be Class B Non-Transferable Warrants and in the event any such holder of shares of common stock of Target does not make such an election, then such holder shall be issued Class A Transferable Warrants. Such election, once made, will be irrevocable;

          WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company and the Warrant Agent is willing to act in connection with the issuance, transfer, exchange and exercise of Warrants as provided herein; and

          NOW, THEREFORE, in consideration of the premises and mutual agreements herein, the Company and the Warrant Agent hereby agree as follows:

          Section 1. Appointment of Warrant Agent.  The Company hereby appoints
                     ----------------------------
the Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

___________________

/1/ These numbers may be adjusted in the final Endo Warrant. See footnotes 2-5 below.

          Section 2.  Warrant Certificates.  The Class A Transferable Warrants
                      --------------------
will initially be issued in global form (the "Global Warrants"), substantially
                                              ---------------
in the form of Exhibit A hereto. Any certificates evidencing the Global Warrants to be delivered pursuant to this Agreement (the "Class A Warrant
                                                          ---------------
Certificates") shall be substantially in the form set forth in Exhibit A hereto.
------------
Such Global Warrants shall represent such of the outstanding Class A Transferable Warrants as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Class A Transferable Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Class A Transferable Warrants represented thereby may from time to time be reduced or increased, as appropriate. Any endorsement of a Global Warrant to reflect the amount of any increase or decrease in the amount of outstanding Class A Transferable Warrants represented thereby shall be made by the Warrant Agent and the Depositary (as defined below) in accordance with instructions given by the holder thereof. [The Depository Trust Company] shall act as the Depositary with respect to the Global Warrants until a successor shall be appointed by the Company. Upon written request, a Warrant holder who holds Class A Transferable Warrants may receive from the Depositary and Warrant Agent Class A Transferable Warrants in registered form as definitive Warrant Certificates (the "Definitive Warrants") as set forth in Section 6 below. Class
                   -------------------
B Non-Transferable Warrants will be issued in certificated form in the form of Exhibit B hereto, in the name of and in the denomination as set forth in the applicable letter of transmittal accompanying the shares of common stock of Target surrendered by the holder thereof in connection with the merger of Target with and into Sub pursuant to the Merger Agreement.

          Section 3.  Execution of Warrant Certificates.  Warrant Certificates
                      ---------------------------------
shall be signed on behalf of the Company by its Chairman of the Board, its President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or Treasurer or a Vice President and by its Secretary or an Assistant Secretary. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Treasurer, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Treasurer, a Vice President, Secretary or an Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of such person shall have ceased to hold such office.

          In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

          Warrant Certificates shall be dated the date of countersignature by the Warrant Agent.

          Section 4.  Registration and Countersignature.  The Warrants shall be
                      ---------------------------------
numbered and shall be registered on the books of the Company maintained at the principal office of the Warrant Agent in [LOCATION OF WARRANT AGENT'S OFFICES] (the "Warrant Register") as they are issued.
      ----------------

          Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Treasurer, a Vice President, the Secretary or an Assistant Secretary of the Company, initially countersign and deliver Warrants entitling the holders thereof to purchase not more than the number of Warrant Shares referred to above in the first recital hereof and shall thereafter countersign and deliver Warrants as otherwise provided in this Agreement.

          The Company and the Warrant Agent may deem and treat the registered holders (the "Holders") of the Warrant Certificates as the absolute owners
              -------
thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

          Section 5.  Transfer and Exchange of Warrants. The Warrant Agent shall
                      ---------------------------------
from time to time, subject to the limitations of Section 6 hereof, register the transfer of any outstanding Warrants upon the records to be maintained by it for that purpose, upon surrender thereof duly endorsed or accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney; provided that Class B Non-Transferable Warrants may
                          -------- ----
only be transferred (i) as the result or assignment by operation of law (such as death or merger or otherwise) or (ii) as required by law or any court of competent jurisdiction (such as in connection with divorce, bankruptcy or liquidation). A request for a transfer of a Class B Non-Transferable Warrant shall be accompanied by such documentation establishing satisfaction of the conditions set forth in clause (i) or (ii) above, as applicable, as may be reasonably requested by the Company (including opinions of counsel, if appropriate). Upon receipt of documentation reasonably satisfactory to the Company, the Company shall authorize the Warrant Agent to permit the transfer of a Class B Non-Transferable Warrant. The Warrant Agent shall not permit the transfer of a Class B Non-Transferable Warrant until it is so authorized by the Company. Unless otherwise authorized by the Company, Class B Non-Transferable Warrant Certificate may only be transferred for another Class B Non-Transferable Warrant Certificate. Subject to the terms of this Agreement, each Warrant Certificate may be exchanged for another certificate or certificates entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitle each Holder to purchase. Any Holder desiring to exchange a Warrant Certificate or Certificates shall make such request in writing delivered to the Warrant Agent, and shall surrender, duly endorsed or accompanied (if so required by the Warrant Agent) by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, the Warrant Certificate or Certificates to be so exchanged.

          Upon registration of transfer, the Warrant Agent shall countersign and deliver by certified or first class mail a new Warrant Certificate or Certificates to the persons entitled thereto. The Warrant Certificates may be exchanged at the option of the Holder thereof, when surrendered at the office or agency of the Company maintained for such purpose, which initially will be the corporate trust office of the Warrant Agent in [LOCATION OF WARRANT AGENT'S CORPORATE TRUST OFFICE], for another Warrant Certificate, or other Warrant Certificates of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares.

          No service charge shall be made for any exchange or registration of transfer of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that is imposed in connection with any such exchange or registration of transfer.

          Section 6.  Registration of Transfers and Exchanges.
                      ---------------------------------------

          (a)  Transfer and Exchange of Definitive Warrants.  When Definitive
               --------------------------------------------
Warrants are presented to the Warrant Agent with a request:

     (i)  to register the transfer of the Definitive Warrants; or

     (ii) to exchange such Definitive Warrants for an equal number of Definitive Warrants of other authorized denominations,

the Warrant Agent shall register the transfer or make the exchange as requested if its requirements under this Agreement are met; provided, however, that the
                                                  --------  -------
Definitive Warrants presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Warrant Agent, duly executed by the Holder thereof or by such Holder's attorney, duly authorized in writing; provided that
                                                                  -------- ----
a transfer of Definitive Warrants that are Class B Non-Transferable Warrants shall be subject to the requirements of Section 5 hereof.

          (b)  Restrictions on Transfer of a Definitive Warrant for a Beneficial
               -----------------------------------------------------------------
Interest in a Global Warrant.  The Warrant Agent may exchange a Definitive
----------------------------
Warrant for a beneficial interest in a Global Warrant only if the Warrant Agent has received such Definitive Warrant, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Warrant Agent, together with written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant to reflect an increase in the aggregate amount of the Warrants represented by the Global Warrant. If such conditions have been satisfied, the Warrant Agent shall cancel such Definitive Warrant and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrant Shares represented by the Global Warrant to be increased accordingly. If no Global Warrant is then outstanding, the Company shall issue and the Warrant Agent shall countersign a new Global Warrant in the appropriate amount.

          (c)  Transfer and Exchange of Global Warrants. The transfer and
               ----------------------------------------
exchange of Global Warrants or beneficial interests therein shall be effected through the Depositary, in accordance with this Warrant Agreement (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

          (d)  Transfer of a Beneficial Interest in a Global Warrant for a
               -----------------------------------------------------------
Definitive Warrant.
------------------

     (i) Any person having a beneficial interest in a Global Warrant may upon his, her or its request exchange such beneficial interest for a Definitive Warrant. Upon receipt by the Warrant Agent of written instructions (or such other form of instructions as is customary for the Depositary) from the Depositary or its nominee on behalf of any person having a beneficial interest in a Global Warrant and upon receipt by the Warrant Agent of a written order or such other form of instructions as is customary for the Depositary or the person designated by the Depositary as having such a beneficial interest containing registration instructions, then the Warrant Agent will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the aggregate amount of the Global Warrant to be reduced and, following such reduction, the Company will execute and, upon receipt of a countersignature, the Warrant Agent will countersign and deliver to the transferee a Definitive Warrant. All such Warrants shall be Class A Transferable Warrants.

     (ii) Definitive Warrants issued in exchange for a beneficial interest in a Global Warrant pursuant to this Section 6(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent in writing, provided such designation is in accordance with this Section 6(d). The Warrant Agent shall deliver such Definitive Warrants to the persons in whose names such Definitive Warrants are registered.

          (e)  Restrictions on Transfer and Exchange of Global Warrants.
               --------------------------------------------------------
Notwithstanding any other provisions of this Warrant Agreement (other than the provisions set forth in subsection (f) of this Section 6), a Global Warrant may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (f)  Authentication of Definitive Warrants in Absence of Depositary.
               ---------------------------------------------------------------
If at any time:

     (i) the Depositary for the Global Warrants notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Warrant and a successor Depositary for the Global Warrant is not appointed by the Company within 90 days after delivery of such notice; or

     (ii) the Company, at its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants under this Warrant Agreement,

then the Company will execute, and the Warrant Agent, upon receipt of an officers' certificate, signed by the President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or a Vice President of the Company, requesting the counter-signature and delivery of Definitive Warrants, will countersign and deliver Definitive Warrants, in an aggregate number equal to the aggregate number of Warrants represented by the Global Warrant, in exchange for such Global Warrant.

          (g)  Cancellation and/or Adjustment of a Global Warrant. At such time
               --------------------------------------------------
as all beneficial interests in a Global Warrant have either been exchanged for Definitive Warrants, redeemed, repurchased or cancelled, such Global Warrant shall be returned to or retained and cancelled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged for Definitive Warrants, redeemed, repurchased or cancelled, the number of Warrants represented by such Global Warrant shall be reduced and an endorsement shall be made on such Global Warrant, by the Warrant Agent to reflect such reduction.

          (h)  Obligations with Respect to Transfers and Exchanges of Definitive
               -----------------------------------------------------------------
Warrants.
--------

     (i) To permit registrations of transfers and exchanges in accordance with the terms of this Agreement, the Company shall execute, and the Warrant Agent shall countersign Definitive Warrants and Global Warrants.

     (ii) All Definitive Warrants and Global Warrants issued upon any registration, transfer or exchange of Definitive Warrants or Global Warrants shall be the valid obligations of the Company, entitled to the same benefits under this Warrant Agreement as the Definitive Warrants or Global Warrants surrendered upon the registration of transfer or exchange.

     (iii) Prior to due presentment for registration of transfer of any Warrant, the Warrant Agent and the Company may deem and treat the person in whose name any Warrant is registered as the absolute owner of such Warrant, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

           Section 7.  Terms of Warrants; Exercise of Warrants. Subject to the
                       ---------------------------------------
terms of this Agreement, each Warrant Holder shall have the right, which may be exercised commencing on or after the Exercisability Date (as defined below) and until 5:00 p.m., New York City time, on the six-month anniversary of the Exercisability Date (the "Expiration Date"), to receive from the Company the
                          ---------------
number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price (as defined below) then in effect for such Warrant Shares together, if applicable, with cash payable as provided in Section 13 hereof and any dividends or distributions payable as provided in Section 14 hereof. If the Exercisability Date is on or prior to December 31, 2001, the Holders shall then be entitled to receive from the Company (on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares) (together, if applicable, with cash payable as provided in Section 13 hereof and any dividends or distributions payable as provided in Section 14 hereof) (a) 20,654,360 Warrant Shares (in the aggregate) (with each Warrant being exercisable for 1.153846 Warrant Shares)/2/ in the event the Adjustment Event (as defined in the Merger Agreement) has not occurred prior to the Exercisability Date or (b) 17,900,445 Warrant Shares (in the aggregate) (with each Warrant being


__________________

/2/ These numbers shall be adjusted in the final Agreement and Warrants in order to reflect that at the Effective Time such aggregate number, when taken together with the shares of Parent Common Stock issuable to holders of Company Stock in the Merger, shall equal 35% of the shares of Parent Common Stock on a fully diluted basis (excluding the effect of the Algos Warrants as if no Adjustment Event had occurred).

exercisable for 1.000000 Warrant Shares)/3/ in the event the Adjustment Event has occurred prior to the Exercisability Date. If the Exercisability Date is after December 31, 2001 and on or prior to June 30, 2002, the Holder shall then be entitled to receive from the Company (on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares) (together, if applicable, with cash payable as provided in Section 13 hereof and any dividends or distributions payable as provided in Section 14 hereof) (a) 12,786,032 Warrant Shares (in the aggregate) (with each Warrant being exercisable for 0.714286 Warrant Shares)/4/ in the event the Adjustment Event has not occurred prior to the Exercisability Date or (b) 11,015,658 Warrant Shares (in the aggregate) (with each Warrant being exercisable for 0.615385 Warrant Shares)/5/ in the event the Adjustment Event has occurred prior to the Exercisability Date. If the Exercisability Date is after June 30, 2002 and on or prior to December 31, 2002 (the "Ultimate Expiration Date"), the Holders shall
                                 ------------------------
then be entitled to receive from the Company (on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares) (together, if applicable, with cash payable as provided in Section 13 hereof and any dividends or distributions payable as provided in Section 14 hereof) (a) 5,966,815 Warrant Shares (in the aggregate) (with each Warrant being exercisable for 0.333333 Warrant Shares)/6/ in the event the Adjustment Event has not occurred prior to the

_____________________

/3/ These numbers shall be adjusted in the final Agreement and Warrants in order to reflect that at the Effective Time such aggregate number, when taken together with the shares of Parent Common Stock issuable to holders of Company Common Stock in the Merger, shall equal 40% of the shares of Parent Common Stock on a fully diluted basis (excluding the effect of the Algos Warrants and after giving effect to the Adjustment Event as if it had occurred).

/4/ These number shall be adjusted in the final Agreement and Warrants in order at the Effective Time such aggregate number, when taken together with the shares of Parent Common Stock issuable to holders of Company Stock in the Merger, shall equal 30% of the shares of Parent Common Stock on a fully diluted basis (excluding the effect of the Algos Warrants as if no Adjustment Event had occurred).

/5/ These numbers shall be adjusted in the final Agreement and Warrants in order to reflect that at the Effective Time such aggregate number, when taken together with the shares of Parent Common Stock issuable to holders of Company Common Stock in the Merger, shall equal 35% of the shares of Parent Common Stock on a fully diluted basis (excluding the effect of the Algos Warrants as if no Adjustment Event had occurred).

/6/ These numbers shall be adjusted in the final Agreement and Warrants in order to reflect that at the Effective Time such aggregate number, when taken together with the shares of Parent
                                                                  (continued...)

Exercisability Date or (b) 5,114,413 Warrant Shares (in the aggregate) (with each Warrant being exercisable for 0.285714 Warrant Shares)/7/ in the event the Adjustment Event has occurred prior to the Exercisability Date. Each Warrant not exercised prior to the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of the Expiration Date. Without limiting the foregoing, in the event the Ultimate Expiration Date occurs before the Exercisability Date, each Warrant shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of the Ultimate Expiration Date. If applicable, dividends and other distributions will be made upon exercise of the Warrants as set forth in Section 14 hereof.

          "Exercisability Date" shall mean the fifth (5/th/) Business Day (as
           -------------------
defined below) following the date on which the Company (or any of its subsidiaries) receives approval from the U.S. Food and Drug Administration (the "FDA") with respect to its New Drug Application for MorphiDex(R) for the
 ---
treatment of one or more pain indications. In addition to the notices required by Section 14 hereof, the Company shall give prompt written notice to the Warrant Agent that the Exercisability Date has occurred and shall cause the Warrant Agent, on behalf of and at the expense of the Company, within 5 Business Days after such notification is received by the Warrant Agent, to mail by first class mail, postage prepaid, to each Holder a notice specifying that the Exercisability Date has occurred and that the Warrant has become exercisable pursuant to its terms and that the Warrant will expire at 5:00 p.m., New York City time, on the Expiration Date. In addition, the Company shall post appropriate notices of the Exercisability Date on its web pages


----------------------

/6/  (...continued)
     Common Stock issuable to holders of Company Common Stock in the Merger, shall equal 25% of the shares of Common Stock on a fully diluted basis (excluding the effect of Algos Warrants as if no Adjustment Event had occurred).

/7/ These numbers shall be adjusted in the final Agreement and Warrants in order to reflect that at the Effective Time such aggregate number, when taken together with the shares of Parent Common Stock issuable to holders Company Common Stock in the Merger, shall equal 30% of the shares of Parent Common Stock on a fully diluted basis (excluding the effect of the Algos Warrants and after giving effect to the Adjustment Event as if it had occurred).

and issue press releases to wire services. A "Business Day" is a day that is not
                                              ------------
a Legal Holiday. A "Legal Holiday" is a Saturday a Sunday, a federally
                    -------------
recognized holiday or a day on which banking institutions are not required to be open in the State of New York.

          From and after the Effective Time, Parent agrees to use its reasonable efforts to continue to process the FDA application for MorphiDex(R) in a timely fashion. The parties acknowledge that there are many variables in the process of obtaining FDA approval in such a situation and many different approaches which may be used by an applicant in order to obtain such approval; as a result, the parties hereto agree that all determinations relating to such process and all actions taken in connection with seeking such approval shall be in the sole discretion of Parent and shall be binding upon the parties for all purposes. The parties further acknowledge that (i) on August 2, 1999, the Company received notification from the FDA that such application was not approvable, (ii) the failure to obtain such approval, either at all or on or before a certain date, shall not be deemed a breach by Parent of the provisions hereof and (iii) in any event Parent shall have no responsibility in connection with the provisions of this paragraph, except for its willful breach hereof.

          The initial price per share at which Warrant Shares shall be purchasable upon exercise of Warrants (the "Exercise Price") shall equal $0.01.
                                            --------------
A Warrant may be exercised upon surrender at the office or agency of the Company maintained for such purpose, which initially will be the corporate trust office of the Warrant Agent or its agents in [LOCATION OF WARRANT AGENT'S OFFICE], of the Warrant Certificate(s) evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a participant in a recognized Signature Guarantee Medallion Program, and upon payment to the Warrant Agent for the account of the Company of the Exercise Price, as adjusted as herein provided, for the number of Warrant Shares together, if applicable, with cash payable as provided in Section 13 hereof and any dividends or distributions as provided in
Section 14 hereof in respect of which such Warrants are then exercised. Payment of the Exercise Price may be made (a) in the form of cash or by certified or official bank check payable to the order of the Company in New York Clearing House Funds, (b) by delivering to the Company a written notice accompanying the surrender of a Warrant to, at the time of exercise, apply to the payment of Exercise Price such number of Warrant Shares as shall be specified in such notice, in which case an amount equal to the excess of the Current Market Value (as defined in Section 12(d) hereof) of such Warrant Shares on the date of exercise over the Exercise Price required for such exercise shall be deemed to have been paid to the Company and the number of Warrant Shares issuable upon such exercise shall be reduced by such specified number (a "Cashless Exercise") or (c) any combination of (a) and (b) above.
           -----------------

          Subject to the provisions of Section 6 hereof, upon such surrender of Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Warrant Holder may designate a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash as provided in Section 13 hereof. Such certificate or certificates shall be deemed to have been issued and any person so named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

          On or after the Exercisability Date, the Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the Expiration Date, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificate or Certificates pursuant to the provisions of this Section 7 and of Section 3 hereof, and the Company, whenever required by the Warrant Agent, will promptly supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

          All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be either delivered to the Company or disposed of by the Warrant Agent in a manner consistent with the Warrant Agent's customary procedure for such disposal and in a manner reasonably satisfactory to the Company. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

          The Warrant Agent shall keep copies of this Agreement available for inspection by the Holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

          Section 8.   Payment of Taxes.  The Company will pay all documentary
                       ----------------
stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required
                      --------  -------
to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          Section 9.   Mutilated or Missing Warrant Certificates. In case any of
                       -----------------------------------------
the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue and the Warrant Agent may countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

          Section 10.  Reservation of Warrant Shares. The Company will at all
                       -----------------------------
times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

          The Company will keep a copy of this Agreement on file with the transfer agent for the Common Stock (the "Transfer Agent") and with every
                                          --------------
subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 13 hereof. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to each Holder pursuant to Section 14 hereof.

          The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon payment of the Exercise Price therefor and issue, be validly authorized and issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof. The Company will use its reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Agreement.

          Section 11.  Obtaining Stock Exchange Listings. The Company will from
                       ---------------------------------
time to time take all action which may be necessary so that the Warrants and, immediately upon their issuance upon exercise of the Warrants, the Warrant Shares will be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are then listed.

          Section 12.  Adjustment of Exercise Price and Number of Warrant Shares
                       ---------------------------------------------------------
Issuable.
--------

          (a)  If the Company:

     (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock or other capital stock of the Company; or

     (ii) subdivides, splits, combines or reclassifies its outstanding shares of Common Stock into a different number of securities of the same class,

then the number of shares of Common Stock issuable upon the exercise of each Warrant (the "Exercise Rate") in effect immediately prior to such action shall
              -------------
be proportionately adjusted so that the Holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which such Holder would have owned immediately following such action if such Warrant had been exercised immediately prior to such action and the Exercise Price in effect immediately prior to such action shall be adjusted to a price determined by multiplying the Exercise Price in effect immediately prior to such action by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before giving effect to such action and the denominator of which shall be the number of shares of Common Stock and/or such other capital stock outstanding referred to in the foregoing clause (a)(1) after giving effect to such action.

          An adjustment pursuant to this Section 12(a) shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

          If, after an adjustment pursuant to this Section 12(a), a Holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the board of directors of the Company shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 12.

          Such adjustment shall be made successively whenever any event listed above shall occur.

          (b)  Adjustment for Certain Issuances of Common Stock.  If the Company
               ------------------------------------------------
issues or sells to any Affiliate (as defined in Section 12(d) hereof) of the Company shares of its Common Stock or distributes to any Affiliate of the Company any rights, options or warrants entitling them to purchase shares of Common Stock, or securities convertible into or exchangeable for Common Stock, in each case, at a price per share less than the Current Market Value on the record date for determining entitlements of such Affiliates to participate in such issuance, sale or distribution (the "Time of Determination") and prior to
                                          ---------------------   ---
such issuance, sale or distribution the Company did not first offer to issue, sell or distribute such shares of its Common Stock or such rights, options or warrants or such securities convertible into or exchangeable for Common Stock to all holders of Common Stock on the same economic terms and on a pro rata basis with the issuance, sale or distribution to the Affiliates of the Company, then
                                                                          ----
the Exercise Rate shall be adjusted in accordance with the formula:

                    E' = E x      O + N
                             ---------------
                                 O + N x P
                                     -----
                                       M

and the Exercise Price shall be adjusted in accordance with the following formula:

                    EP'= EP x  E
                              ---
                               E'

where:

         E'  =  the adjusted Exercise Rate.

         E   =  the Exercise Rate immediately prior to the Time of Determination for any such issuance, sale or distribution.

         EP' =  the Adjusted Exercise Price.

         EP = the Exercise Price immediately prior to the Time of Determination for any such issuance, sale or distribution.

         O   =  the number of Fully Diluted Shares (as defined below)
                outstanding immediately prior to the Time of Determination for any such issuance, sale or distribution.

         N   =  the number of additional shares of Common Stock issued, sold or issuable upon exercise of such rights, options or warrants.

         P   =  the per share price received and receivable by the Company in the case of any issuance or sale of Common Stock or rights, options or warrants as to which such adjustment is being made, inclusive of the exercise price per share of Common Stock payable upon exercise of such rights, options or warrants.

         M   =  the Current Market Value per share of Common Stock on the Time of Determination for any such issuance, sale or distribution.


         For purposes of this Section 12(b), the term "Fully Diluted Shares"
                                                       --------------------
shall mean (i) the shares of Common Stock outstanding as of a specified date, and (ii) the shares of Common Stock into or for which rights, options, warrants or other securities of the Company outstanding as of such date are exercisable or convertible (other than the Warrants).

         Any adjustments shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the relevant Time of Determination. Notwithstanding the foregoing, the Exercise Rate and the Exercise Price shall not be subject to adjustment in connection with (i) the issuance of any shares of Common Stock upon exercise of any such rights, options or warrants which have previously been the subject of an adjustment under this Agreement for which the required adjustment has been made and (ii) any exercise of the Warrants. If at the end of the period during which any such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Warrant shall be immediately readjusted to what it would have been if "N" in each of the above formulas had been the number of shares actually issued.

          (c)  When De Minimis Adjustment May Be Deferred. No adjustment in the
               ------------------------------------------
Exercise Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Rate. Notwithstanding the foregoing, any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment, provided that no such adjustment shall be deferred
                           -------- ----
beyond the date on which a Warrant is exercised.

          All calculations under this Section 12 shall be made to the nearest cent or to the nearest 1/100/th/ of a share, as the case may be.

          (d)  Certain Definitions. "Current Market Value" per share of Common
               -------------------   --------------------
Stock or of any other security (herein collectively referred to as a "Security")
                                                                      --------
at any date shall be:

          (1) if the Security is not registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (i) the value of the Security
                                   ------------
     determined in good faith by the board of directors of the Company and certified in a board resolution, based on the most recently completed arm's-length transaction between the Company and a person other than an Affiliate of the Company and the closing of which occurs on such date or shall have occurred within the six months preceding such date or (ii) if no such transaction shall have occurred on such date or within such six-month period, the value of the Security determined as of a date within 30 days preceding such date by an Independent Financial Expert (as defined below), or

          (2) if the Security is registered under the Exchange Act, the average of the daily closing bid prices of such Security for 30 consecutive Business Days selected by the Company from the period of 45 Business Days preceding such date, but only if such Security shall have been listed on a national securities exchange or the Nasdaq National Market or traded through an automated quotation system during such entire 45-Business Day period.

          The "closing bid price" for any Security on each Business Day means
               -----------------
the closing price, regular way, on such day on the principal exchange on which such Security is traded, or if no sale takes place on such day, the average of the closing bid and asked prices on such day.

          "Independent Financial Expert" shall mean any nationally recognized
           ----------------------------
investment banking firm that is not an Affiliate of the Company. Any such person may receive customary compensation and indemnification by the Company for opinions or services it provides as an Independent Financial Expert.

          "Affiliate" of any specified person means any other person which
           ---------
directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, such specified person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with") as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by agreement or otherwise.

          "Ordinary Cash Distribution" means any quarterly cash dividend on the
           --------------------------
Common Stock to the extent that the aggregate cash dividend per share of Common Stock in any calendar quarter does not exceed the greater of (x) the amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock (as adjusted to reflect subdivisions or combinations of the Common Stock) and (y) 3.0% of the average of the last reported sales prices of the Common Stock during the ten trading days immediately prior to the date of declaration of such dividend.

          (e)  When No Adjustment Required.  If an adjustment is made upon the
               ---------------------------
establishment of a record date for an issuance, sale or distribution subject to subsection (a) or (b) hereof and such issuance, sale or distribution is subsequently cancelled or is not otherwise made, the Exercise Rate and Exercise Price then in effect shall be readjusted, effective as of the date when the board of directors of the Company determines to cancel such issuance, sale or distribution or when it is otherwise evident that such issuance, sale or distribution will not be so made, to that which would have been in effect if such record date had not been fixed. If an adjustment would be required under both subsections (a) and (b) above, such adjustments will be determined without duplication.

          To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the amount of cash into which such Warrants are exercisable. Interest will not accrue on the cash.

          (f)  Notice of Adjustment. Whenever the Exercise Rate or Exercise
               --------------------
Price is adjusted, the Company shall provide the notices required by Section 14 hereof.

          (g)  Voluntary Reduction. The Company from time to time may increase
               -------------------
the Exercise Rate or reduce the Exercise Price by any amount for any period of time (including, without limitation, permanently) if the period is at least 20 Business Days after the Company has given notice of such increase or reduction in accordance with Section 14 hereof.

          An increase of the Exercise Rate or reduction in the Exercise Price under this subsection (g) (other than a permanent increase) does not change or adjust the Exercise Rate otherwise in effect for purposes of subsection (a) and
(b) of this Section 12.

          (h)  When Issuance or Payment May Be Deferred. In any case in which
               ----------------------------------------
this Section 12 shall require that an adjustment in the Exercise Rate or Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Rate prior to such adjustment, and (ii) paying to such Holder any amount in cash in lieu of a fractional share pursuant to Section 13 hereof; provided, however, that the
                                                --------  -------
Company shall deliver to the Warrant Agent and shall cause the Warrant Agent, on behalf of and at the expense of the Company, to deliver to such Holder a due bill or other appropriate instrument evidencing such

Holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

          (i)  Reorganizations.  In case of (i) any capital reorganization,
               ---------------
other than in the cases referred to in Section 12(a) and (b) hereof and other than any capital reorganization that does not result in any reclassification of the outstanding shares of Common Stock into shares of other stock or other securities or property, or (ii) the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock into shares of other stock or other securities or property), or (iii) the sale of all or substantially all of the assets of the Company (collectively such actions being hereinafter referred to as "Reorganizations"), there shall thereafter be
                            ---------------
deliverable upon exercise of any Warrant in accordance with the terms hereof (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock that would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if the Exercisability Date had occurred and such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the board of directors of the Company, whose determination shall be described in a duly adopted resolution certified by the Company's Secretary or Assistant Secretary, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any such shares or other securities or property thereafter deliverable upon exercise of Warrants.

          The Company shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such Reorganization or the corporation or other entity purchasing such assets shall expressly assume, by a supplemental warrant agreement or other acknowledgment executed and delivered to the Warrant Agent, the obligation to deliver to the Warrant Agent and to cause the Warrant Agent to deliver to each such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase in accordance with the terms hereof upon the occurrence of the Exercisability Date, and the due and punctual performance and observance of each and every covenant, condition, obligation and liability under this Agreement to be performed and observed by the Company in the manner prescribed herein.

          The foregoing provisions of this Section 12(i) shall apply to successive Reorganization transactions.

          (j)  Form of Warrants. Irrespective of any adjustments in the number
               ----------------
or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

          (k)  Warrant Agent's Disclaimer.  The Warrant Agent has no duty to
               --------------------------
determine when an adjustment under this Section 12 should be made, how it should be made or what it should be. The Warrant Agent has no duty to determine whether any provisions of a supplemental warrant agreement under subsection (i) of this Section 12 are correct. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Section 12.

          (l)  Miscellaneous. For purpose of this Section 12 the term "shares of
               -------------                                           ---------
Common Stock" shall mean (i) shares of the class of stock designated as the
------------
Common Stock, par value $.01 per share, of the Company as of the date of this Agreement, and (ii) shares of any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this
Section 12, the Holders of Warrants shall become entitled to purchase any securities of the Company other than, or in addition to, shares of Common Stock, thereafter the number or amount of such other securities so purchasable upon exercise of each Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in subsections (a) through (l) of this
Section 12, inclusive, and the
provisions of Sections 7, 8, 10 and 13 with respect to the Warrant Shares or the Common Stock shall apply on like terms to any such other securities.

          Section 13.  Fractional Interests.  The Company shall not be required
                       --------------------
to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 13, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the excess of the Current Market Value of a Warrant Share over the Exercise Price on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

          Section 14.  Notices to Warrant Holders; Reservation of Dividends.  No
                       ----------------------------------------------------
later than April 6, 2001, the Company shall give written notice of the occurrence or non-occurrence of the Adjustment Event to the Warrant Agent and shall cause the Warrant Agent, on behalf of and at the expense of the Company, within 10 days after such notification is received by the Warrant Agent, to mail by first class mail, postage prepaid, to each Holder a notice of such occurrence or non-occurrence of the Adjustment Event. Upon any adjustment pursuant to
Section 12 hereof, the Company shall give prompt written notice of such adjustment to the Warrant Agent and shall cause the Warrant Agent, on behalf of and at the expense of the Company, within 10 days after notification is received by the Warrant Agent of such adjustment, to mail by first class mail, postage prepaid, to each Holder a notice of such adjustment(s) and shall deliver to the Warrant Agent a certificate of the Chief Financial Officer of the Company, setting forth in reasonable detail (i) the number of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price of such Warrant after such adjustment(s), (ii) a brief statement of the facts requiring such adjustment(s) and (iii) the computation by which such adjustment(s) was made. Where appropriate, such notice may be given in advance and included as a part of the notice required under the other provisions of this Section 14.

          In case the Exercisability Date has occurred and:

          (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

          (b) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets or cash; or

          (c) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

          (e) the Company proposes to take any action that would require an adjustment to the Exercise Rate pursuant to Section 12 hereof;

then the Company shall give prompt written notice to the Warrant Agent and shall cause the Warrant Agent, on behalf of and at the expense of the Company to give to each of the registered holders of the Warrant Certificates at his, her or its address appearing on the Warrant Register, at least 30 days (or 20 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or the date of the event in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure by the Company or the Warrant Agent to give such notice or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

          The Company shall give prompt written notice to the Warrant Agent and shall cause the Warrant Agent, on behalf of and at the expense of the Company to give to each Holder written notice of any determination to make a distribution or dividend to the holders of its Common Stock of any assets (including cash (other than any Ordinary Cash Distribution)), debt securities, preferred stock, or any rights or warrants to purchase debt securities, preferred stock, assets or other securities (other than Common Stock, or rights, options, or warrants to purchase Common Stock) of the Company, which notice shall state the nature and amount of such planned dividend or distribution and the record date therefor, and shall be given by the Company at least 20 days prior to such record date therefor.

          At any time prior to the date that is 30 Business Days after the Exercisability Date, with respect to any distribution or dividend made by the Company to all of the holders of its Common Stock for which notice to the Holders of the Warrants under this Section 14 would be required had such dividend or distribution occurred after the Exercisability Date and except for such distributions or dividends as are provided for in Section 12 hereof, the Company shall hold in reserve the amount of any such dividend or distribution that would have been payable to the Holders in respect of their Warrant Shares had the Holders exercised their Warrants immediately prior to such dividend or distribution. The Company shall release to each Holder of Warrants his, her or its pro rata share of such reserved dividends or distributions upon the exercise of such Holder's Warrants pursuant to Section 7 hereof. Any notice delivered to the Holders by the Company pursuant to this Section 14 shall state the nature and amount of such dividend or distribution that shall be held in reserve.

          Nothing contained in this Agreement or in any Warrant Certificate shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

          Section 15. Notices to the Company and Warrant Agent.  Any notice or
                      ----------------------------------------
demand authorized by this Agreement to be given or made by the Warrant Agent or by any Holder to or on the Company shall be sufficiently given or made when received at the office of the Company expressly designated by the Company as its office for purposes of this Agreement (until the Warrant Agent is otherwise notified in accordance with this Section 15 by the Company), as follows:

               Endo Pharmaceuticals Holdings Inc.
               c/o Kelso & Company
               320 Park Avenue
               24/th/ Floor
               New York, New York 10022
               Attention:  Managing Director
                           with copy to General Counsel


               with a copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               919 Third Avenue
               New York, New York  10022-3897
               Attention:  Eileen Nugent Simon, Esq.

          Any notice pursuant to this Agreement to be given by the Company or by any Holder(s) to the Warrant Agent shall be sufficiently given when received by the Warrant Agent at the address appearing below (until the Company is otherwise notified in accordance with this Section by the Warrant Agent).

               [WARRANT AGENT]
               [ADDRESS]
               Attention: [CONTACT]

          Section 16. Supplements and Amendments; Actions.  The Company and the
                      -----------------------------------
Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrants in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way adversely affect the rights of any holder of Warrants hereunder. Any amendment or supplement to this Agreement that has a material adverse effect on the rights of holders hereunder shall require the written consent of registered holders of a majority of the then outstanding Warrants, which consent shall then be effective against all the Holders of Warrants hereunder. The consent of each holder of a Warrant affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (not including adjustments contemplated hereunder). The Warrant Agent shall be entitled to receive and shall be fully protected in relying upon an officers' certificate and opinion of counsel as conclusive evidence that any such amendment or supplement is authorized or permitted hereunder, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

          Any actions seeking enforcement of the rights of Holders hereunder (including paragraph 3 of Section 7 hereof) may be brought either by the Warrant Agent or the Holders of more than 50% of the Warrants issued hereunder and then outstanding.

          Section 17. Concerning the Warrant Agent.  The Warrant Agent
                      ----------------------------
undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of Warrants, shall be bound:

          (a) The statements contained herein and in the Warrant Certificate shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or any action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise provided.

          (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with the covenants contained in this Agreement or in the Warrants to be complied with by the Company.

          (c) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its employees) or by or through its attorneys or agents (which shall not include its employees) and shall not be responsible for the misconduct of any agent appointed with due care.

          (d) The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

          (e) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless such evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, Chief Financial Officer, one of the Vice Presidents, the Treasurer or the Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (f) The Company agrees to pay the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the performance of its duties under this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent (including reasonable fees and expenses of the Warrant Agent's counsel and agents) in the performance of its duties under this Agreement, and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the performance of its duties under this Agreement, except as a result of the Warrant Agent's negligence or bad faith.

          (g) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity satisfactory to the Warrant Agent for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity.

All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

          (h) The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transactions in which the Company may be interested, or contract with or lend money to the Com pany or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement or such director, officer or employee. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity including, without limitation, acting as Transfer Agent or as a lender to the Company or an Affiliate thereof.

          (i) The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

          (j) The Warrant Agent will not incur any liability or responsibility to the Company or to any Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          (k) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its countersignature thereof); nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares (or other stock) to be issued pursuant to this Agreement or any Warrant, or as to whether any Warrant Shares (or other stock) will, when issued, be validly issued, fully paid and nonassessable, or as to the Exercise Price or the number or amount of Warrant Shares or other securities or other property issuable upon exercise of any Warrant.

          (l) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chair man of the Board, the President, any Vice President or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith and without negligence in accordance with instructions of any such officer or officers.

          Section 18.  Change of Warrant Agent.  The Warrant Agent may resign at
                       -----------------------
any time and be discharged from its duties under this Agreement by giving to the Company 30-days' notice in writing. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any Holder (who shall with such notice submit his, her or its Warrant for inspection by the Company), then any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor warrant agent, either by the Company or by such court, the duties of the Warrant Agent shall be carried out by the Company. Any successor warrant agent, whether appointed by the Company or such a court, shall be a bank or trust company in good standing, incorporated under the laws of the United States of America or any State thereof or the District of Columbia and having at the time of its appointment as warrant agent a combined capital and surplus of at least $10,000,000. After appointment, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for such purpose. Failure to file any notice provided for in this Section 18, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be. In the event of such resignation or removal, the Company or the successor warrant agent shall mail by first class mail, postage prepaid, to each Holder, written notice of such removal or resignation and the name and address of such successor warrant agent.

          Section 19. Successors.  All the covenants and provisions of this
                      ----------
Agreement by or for the benefit of the Company, the Warrant Agent or any holder of Warrants shall bind and inure to the benefit of their respective successors and assigns hereunder.

          Section 20. Termination.  This Agreement shall terminate at 5:00 p.m.,
                      -----------
New York City time, on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised pursuant to this Agreement.

          Section 21. GOVERNING LAW.  THIS AGREEMENT AND EACH WARRANT
                      -------------
CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

          Section 22. Benefits of This Agreement.  Nothing in this Agreement
                      --------------------------
shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered Holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered Holders of the Warrant Certificates.

          Section 23. Counterparts.  This Agreement may be executed in any
                      ------------
number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          Section 24. Headings.  The headings in this Agreement are for
                      --------
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.



                                   ENDO PHARMACEUTICALS HOLDINGS INC.


                                   By:  ________________________________
                                        Name:
                                        Title:


                                   [WARRANT AGENT],
                                        as Warrant Agent


                                   By:  ________________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT A


                         [Form of Warrant Certificate]
                                    [Face]


          THIS SECURITY IS A GLOBAL CERTIFICATE AND IS REGISTERED IN THE NAME
OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT, DATED AS OF ____________, ____, BY AND BETWEEN THE COMPANY AND THE WARRANT AGENT (THE "WARRANT AGREEMENT"), AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR AN OTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                EXERCISABLE ON OR AFTER THE EXERCISABILITY DATE
                     AND ON OR BEFORE THE EXPIRATION DATE

No. __________                          __________ Class A Transferable Warrants

                   Class A Transferable Warrant Certificate

                      ENDO PHARMACEUTICALS HOLDINGS INC.


          This Warrant Certificate certifies that _______, or registered assigns, is the registered holder of Class A Transferable Warrants expiring on or before the Expiration Date (the "Warrants") to purchase shares of Common Stock, par value $.01 per share (the "Common Stock"), of Endo Pharmaceuticals Holdings Inc., a Delaware corporation (the "Company"). Each Warrant entitles the holder upon exercise to receive from the Company on or after the Exercisability Date and on or before 5:00 p.m. New York City Time on the six-month anniversary of the Exercisability Date (the "Expiration Date") a number of fully paid and nonassessable shares of Common Stock (each such share, a "Warrant Share") as determined in the following paragraph at the initial exercise price (the "Exercise Price") equal to $0.01 payable upon surrender of this Warrant Certificate and payment of the Exercise Price in the manner set forth in the Warrant Agreement, subject only to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof.

          If the Exercisability Date is on or prior to December 31, 2001, the Holder shall then be entitled to receive from the Company (on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares) (together, if applicable, with cash payable as provided in Section 13 hereof and any dividends or distributions payable as provided in Section 14 hereof) (a) 1.153846/8/ Warrant Shares in the event the Adjustment Event (as defined in that certain Agreement and Plan of Merger, dated as of November __, 1999, by and among the Company, Endo Inc., a Delaware corporation and wholly owned subsidiary of the

_________________

/8/ This number shall be adjusted in the final Agreement and Warrants in order to reflect that at the Effective Time the aggregate number on which it is based, when taken together with the shares of Parent Common Stock issuable to holders of Company Common Stock in the Merger, shall equal 35% of the shares of Parent Common Stock on a fully diluted basis (excluding the effect of the Algos Warrants as if no Adjustment Event had occurred).

Company, and [TARGET] Pharmaceutical Corporation, a Delaware corporation) has not occurred prior to the Exercisability Date or (b) 1.000000/9/ Warrant Shares in the event the Adjustment Event has occurred prior to the Exercisability Date. If the Exercisability Date is after December 31, 2001 and on or prior to June 30, 2002, the Holder shall then be entitled to receive from the Company (on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares) (together, if applicable, with cash payable as provided in
Section 13 hereof and any dividends or distributions payable as provided in
Section 14 hereof) (a) 0.714286/10/ Warrant Shares in the event the Adjustment Event has not occurred prior to the Exercisability Date or (b) 0.615385/11/ Warrant Shares in the event the Adjustment Event has occurred prior to the Exercisability Date. If the Exercisability Date is after June 30, 2002 and on or prior to December 31, 2002, the Holders shall then be entitled to receive from the Company (on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares) (together, if applicable, with cash payable as provided in Section 13 hereof and any dividends or distributions payable as provided in Section 14 hereof) (a) 0.333333/12/ Warrant Shares in the event the Adjustment Event has not occurred prior to the Exercisability Date or (b)

_________________

/9/ This number shall be adjusted in the final Agreements and Warrant in order to reflect that at the Effective Time the aggregate number on which it is based, when taken together with the shares of Parent Common Stock issuable to holders of Company Common Stock in the Merger, shall equal 40% of the shares of Parent Common Stock on a fully diluted basis (excluding the effect of the Algos Warrants and after giving effect to the Adjustment Event as if it had occurred).

/10/ This number shall be adjusted in the final Agreement and Warrants in order to reflect that at the Effective Time the aggregate number on which it is based, when taken together with the shares of Parent Common Stock issuable to holders of Company Common Stock in the Merger, shall equal 30% of the shares of Parent Common Stock on a fully diluted basis (excluding the effect of the Algos Warrants as if no Adjustment Event had occurred).

/11/ This number shall be adjusted in the final Agreement and Warrants in order to reflect that at the Effective Time the aggregate number on which it is based, when taken together with the shares of Parent Common Stock issuable to holders of Company Common Stock in the Merger, shall equal 35% of the shares of Parent Common Stock on a fully diluted basis (excluding the effect of the Algos Warrants and after giving effect to the Adjustment Event as if it had occurred).

/12/ This number shall be adjusted in the final Agreement and Warrants in order to reflect that at the Effective Time the aggregate number on which it is based, when taken together with the shares of Parent Common Stock issuable to holders of Company Common Stock in the Merger, shall equal 25% of the shares of Parent Common Stock on a fully diluted basis (excluding the effect of the Algos Warrants as if no Adjustment Event had occurred).

0.285714/13/ Warrant Shares in the event the Adjustment Event has occurred prior to the Exercisability Date.

     The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

          No Warrant may be exercised before the Exercisability Date or after 5:00 p.m., New York City Time, on the Expiration Date and to the extent not exercised by such time such Warrants shall become void.

          This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

          THIS WARRANT CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

_________________

/13/ This number shall be adjusted in the final Agreement and Warrants in order to reflect that at the Effective Time the aggregate number on which it is based, when taken together with the shares of Parent Common Stock issuable to holders of Company Common Stock in the Merger, shall equal 30% of the shares of Parent Common Stock on a fully diluted basis (excluding the effect of the Algos Warrants and after giving effect to the Adjustment Event as if it had occurred).

          IN WITNESS WHEREOF, Endo Pharmaceuticals Holdings Inc. has caused this Warrant Certificate to be signed by its [OFFICER] and by its Secretary, each by a facsimile of his or her signature, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated:         , ____


                                              ENDO PHARMACEUTICALS HOLDINGS INC.


                                              By:    ___________________________
                                                     Name:
                                                     Title:


                                              By:    ___________________________
                                                     Name:
                                                     Title:  Secretary


Countersigned:

[WARRANT AGENT],
 as Warrant Agent


By:    ___________________________
       Name:
       Title:

                         [Form of Warrant Certificate]

                                   [Reverse]


          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring on the "Expiration Date," entitling the holder on exercise to receive shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), and are issued or to be issued pursuant to a Warrant Agreement dated as of ________ __, ____ (the "Warrant Agreement"), duly executed and delivered by the Company to [WARRANT AGENT], as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

          Warrants may be exercised at any time on or after the "Exercisability Date" and on or before the "Expiration Date." The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment in the manner provided for in the Warrant Agreement at the office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby, the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

          The Warrant Agreement provides that upon the occurrence of certain events the number of Warrants set forth on the face hereof and the Exercise Price may, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

          Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

          Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

          The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                        [Form of Election to Purchase]

                   (To Be Executed upon Exercise of Warrant)


          The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive _____shares of Common Stock and herewith tenders payment for such shares to the order of Endo Pharmaceuticals Holdings Inc. in the amount of $______ payable in (select one or more: (i) cash and/or (ii) pursuant to a Cashless Exercise) in accordance with the terms hereof and of the Warrant Agreement. The undersigned requests that a certificate for such shares be registered in the name of _________, whose address is ________ and that such shares be delivered to ________ whose address is ________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ________, whose address is ________, and that such Warrant Certificate be delivered to ________, whose address is ________.

                                        Signature:


Date:


                                        Signature Guaranteed:

                SCHEDULE OF EXCHANGES OF CERTIFICATED WARRANTS

     The following exchanges of a part of this Global Warrant for certificated Warrants have been made:

                                                Number of
                                                Warrants of
            Amount of         Amount of         this Global
            decrease in       increase in       Warrant         Signature of
            Number of         Number of         following       authorized
Date of     Warrants of this  Warrants of this  such decrease   officer of
Exchange    Global Warrant    Global Warrant    (or increase)   Warrant Agent
--------------------------------------------------------------------------------

                                                                       EXHIBIT B

                   CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                        OR REGISTRATION OF TRANSFER OF
                         CLASS A TRANSFERABLE WARRANTS

Re: Class A Transferable Warrants to Purchase Common Stock (the "Warrants") of Endo Pharmaceuticals Holdings Inc.

          This Certificate relates to Warrants held in* ___book-entry or * ____ certificated form by ____________ (the "Transferor").

The Transferor:*

          [_] has requested the Warrant Agent by written order to deliver in exchange for its beneficial interest in the Global Warrant held by the depository a Warrant or Warrants in definitive, registered form equal to its beneficial interest in Warrants represented by such Global Warrant (or the portion thereof indicated above); or

          [_] has requested the Warrant Agent by written order to exchange or register the transfer of a Warrant or Warrants.



                                                ________________________________
                                                [INSERT NAME OF TRANSFEROR]



                                                By:   __________________________

Date:  _____________________

       *Check applicable box.

                            INDEX OF DEFINED TERMS
                            ----------------------

Affiliate.................................................................... 20
Agreement....................................................................  1
Business Day................................................................. 11
Cashless Exercise............................................................ 12
closing bid price............................................................ 20
Common Stock.................................................................  1
Company......................................................................  1
Current Market Value......................................................... 19
Definitive Warrants..........................................................  2
Exchange Act................................................................. 19
Exercisability Date.......................................................... 11
Exercise Price............................................................... 12
Exercise Rate................................................................ 16
Expiration Date..............................................................  8
FDA.......................................................................... 11
Fully Diluted Shares......................................................... 18
Global Warrants..............................................................  2
Holders......................................................................  3
Independent Financial Expert................................................. 20
Legal Holiday................................................................ 11
Merger Agreement.............................................................  1
Ordinary Cash Distribution................................................... 20
Reorganizations.............................................................. 22
Security..................................................................... 19
shares of Common Stock....................................................... 23
Sub..........................................................................  1
Target.......................................................................  1
Time of Determination........................................................ 17
Transfer Agent............................................................... 14
Ultimate Expiration Date..................................................... 10
Warrant......................................................................  1
Warrant Agent................................................................  1
Warrant Certificates.........................................................  2
Warrant Register.............................................................  3
Warrant Shares...............................................................  1
Warrants.....................................................................  1

                                 Exhibit D-1 - Parent's Year 2000 Representation

Year 2000
---------

        Parent has evaluated the impact of the Year 2000 Issue and completed upgrading or modifying critical applications and systems to accommodate Year 2000 dating. This includes all computer systems, office machines, phone and security systems, off-the-shelf systems and applications, custom software applications, and accounting systems. Parent believes that the financial and operational systems of Parent, as currently used, will function adequately with respect to the Year 2000 Issue.

        Parent has limited information concerning the compliance status of its third-party contractors. Parent's current third party contractors generally test Parent products and provide Parent with the results of those tests and manufacture drug supplies. Parent has initiated formal communications with all of its significant suppliers and vendors to determine the extent to which Parent may be vulnerable if those third parties fail to remediate their own Year 2000 issues. Parent is continually receiving and evaluating written assurances from all significant suppliers and vendors that they have completed, or are working on Year 2000 projects with deadlines well in advance of December 1999. To date, approximately all suppliers and vendors contacted, have reported that they will be fully operational on January 1, 2000.

        Parent is not significantly reliant on computer software applications and systems during its developmental stage.

        As part of the commercialization of products, Parent has third parties manufacture and distribute its products. Parent places significant dependence on such third parties' computer systems for purchasing, production, customer order entry and invoicing and other related activities. A disruption in these systems could result in lost revenue from inventory shortages, improper execution of customer orders and/or delays in the resolution and collection of outstanding invoices. Parent may make significant additions to and changes in its existing computer software applications and systems and/or the use of such systems. If Parent makes any such additions or changes, it would affect Parent's exposure to the Year 2000 Issue since Parent would become more reliant on its computer software applications and systems.

        At this time, Parent does not expect that the cost of its Year 2000 Issue compliance program will be material to its business, financial condition or results of operations and does not currently anticipate any material disruption in its operations.

                                Exhibit D-2 - Company's Year 2000 Representation


Year 2000
---------

     The Company has evaluated the impact of the Year 2000 Issue and completed upgrading or modifying critical applications and systems to accommodate Year 2000 dating. This includes all computer systems, office machines, phone and security systems, off-the-shelf systems and applications, custom software applications, and accounting systems. The Company believes that the financial and operational systems of the Company, as currently used, will function adequately with respect to the Year 2000 Issue.

     The Company has limited information concerning the compliance status of its third-party contractors. The Company's current third party contractors generally test the Company products and provide the Company with the results of those tests and manufacture drug supplies. The Company has initiated formal communications with all of its significant suppliers and vendors to determine the extent to which the Company may be vulnerable if those third parties fail to remediate their own Year 2000 issues. The Company is continually receiving and evaluating written assurances from all significant suppliers and vendors that they have completed, or are working on Year 2000 projects with deadlines well in advance of December 1999. To date, approximately all suppliers and vendors contacted, have reported that they will be fully operational on January 1, 2000.

     The Company is not significantly reliant on computer software applications and systems during its developmental stage.

     As part of the possible future commercialization of products, the Company intends to have third parties manufacture and distribute its products. The Company will place significant dependence on such third parties' computer systems for purchasing, production, customer order entry and invoicing and other related activities. A disruption in these systems could result in lost revenue from inventory shortages, improper execution of customer orders and/or delays in the resolution and collection of outstanding invoices. In preparation for the possible future commercialization of products, the Company may make significant additions to and changes in its existing computer software applications and systems and/or the use of such systems. If the Company makes any such additions or changes, it would affect the Company's exposure to the Year 2000 Issue since the Company would become more reliant on its computer software applications and systems.

     At this time, the Company does not expect that the cost of its Year 2000 Issue compliance program will be material to its business, financial condition or results of operations and does not currently anticipate any material disruption in its operations.

                                     Exhibit E - 1 Form of Representation Letter

               CERTIFICATE OF ENDO PHARMACEUTICALS HOLDINGS, INC.



                               ________ __, 1999

Skadden, Arps. Slate, Meagher, & Flom LLP
919 Third Avenue
New York, NY 10022-3897

Latham & Watkins
53rd at Third, Suite 1000
885 Third Avenue
New York, NY 10022-4802

          Re: Merger pursuant to the Agreement and Plan of Merger dated as of ________ __, 1999 (the "Merger Agreement") by and among Endo Pharmaceuticals Holdings, Inc., a Delaware corporation ("Parent"), Algos Pharmaceutical Corporation, a Delaware corporation (the "Company") and [Endo Newco], a Delaware corporation ("Sub").

          This certificate is supplied to you in connection with your rendering of opinions regarding certain federal income tax consequences of the merger (the "Merger") of the Company with and into Sub pursuant to the Merger Agreement. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Merger Agreement.

     A.   Representations.  After consulting with its counsel and auditors
          ---------------
regarding the meaning of and factual support for the following representations, the undersigned hereby certifies and represents the following facts will be true at the Effective Time:

          1. Pursuant to the Merger Agreement, the Company will merge with and into Sub, and Sub will acquire all of the assets and liabilities of the Company;

          2. Parent is participating in the Merger for good and valid business reasons and not for tax purposes;

          3. Except for cash paid in lieu of fractional shares of Parent Common Stock, all shares of Company Common Stock will be exchanged solely for Parent Common Stock and Parent Warrants. In addition, no shares of Sub will be issued to any shareholder of the Company in the Merger, and Parent will issue the Parent Common Stock and Parent Warrants that are to be received by each Company Common shareholder in the Merger;

          4. The sum of the cash paid in lieu of fractional shares of Parent Common Stock, the fair market value of the Parent Warrants, and the fair market value of Parent Common Stock to be received by each shareholder of the Company pursuant to Section 1.7(c) of the Merger Agreement will be approximately equal to the fair market value of Company Common Stock surrendered in exchange therefor. In connection with the Merger no holder of Company Common Stock will receive in exchange for Company Common Stock, directly or indirectly, any consideration from Parent other than Parent Common Stock, Parent Warrants, and cash in lieu of a fractional share of Parent Common Stock;

          5. Neither Parent nor any person related to Parent, as defined in Treas. Reg. (S) 1.368-1(e)(3), (i) has acquired any stock of the Company or (ii) has a plan or intention to redeem or otherwise reacquire any Parent Common Stock issued in the Merger to the shareholders of the Company;

          6. Prior to the Merger, Parent will be in control of Sub within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code");

          7. At the time of the Merger, Sub will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire common stock in Sub that, if exercised or converted, would affect Parent's retention of control of Sub within the meaning of Section 368(c) of the Code;

          8. Following the Merger, Sub will not issue additional shares of its stock that would result in Parent losing control of Sub within the meaning of
Section 368(c) of the Code;

          9. As of the Effective Time, neither Parent nor any corporation affiliated with Parent: (i) will be under any obligation, or will have entered into any agreement to redeem or repurchase any shares of Parent Common Stock issued in the Merger or to make any extraordinary distributions in respect of Parent Common Stock; or (ii) will have any plan or intention to reacquire shares of Parent Common Stock issued in the Merger. After the Merger, no dividends or distributions will be made to the former Company stockholders by Parent other than regular, normal dividends or distributions made to all holders of Parent Common Stock;

          10. Except for dispositions made in the ordinary course of business and transfers described in Section 368(a)(2)(C) of the Code and Treas.
Reg. (S) 1.368-2(k)(1), Parent
has no plan or intention to cause Sub to sell or otherwise dispose of the assets acquired from the Company in the Merger;

          11. Following the Merger, Sub will continue the "historic business" of the Company or use a "significant portion" of the Company's "historic business assets" in a business, as each such term is used in Treas. Reg. (S) 1.368-1(d);

          12. Parent, Sub, the Company and the shareholders of the Company will each pay their respective expenses incurred in connection with the Merger, provided that all filing fees and printing expenses for the Proxy Statement and Registration Statement shall be shared equally by the Company and the Parent. Neither Parent nor Sub has agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of Company Common Stock;

          13. Parent has no plan or intention: (i) to liquidate Sub, (ii) to merge Sub with and into another corporation or (iii) to sell or otherwise dispose of the stock of Sub;

          14. There is no intercorporate indebtedness existing between the Company and Parent that was issued, acquired, or will be settled at a discount as a result of the Merger, and Parent will assume no liability of any shareholder of the Company in connection with the Merger;

          15. None of the compensation received by any shareholder-employee of the Company will be separate consideration for, or allocable to, any of their shares of Company Common Stock; none of the Parent Common Stock or the Parent Warrants to be received by any shareholder-employee of the Company will be separate consideration for, or allocable to, any employment agreement; and the compensation to be paid to any such shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services;

          16. As of the Effective Time, neither Parent nor any corporation affiliated with Parent will own, directly or indirectly, nor has Parent or any such affiliated corporation owned during the past five years, directly or indirectly, any shares of stock of the Company or securities, options, warrants or instruments giving the holder thereof the right to acquire Company stock or other securities issued by the Company;

          17.  Neither Parent nor Sub are investment companies as defined in
Section 368(a)(2)(F)(iii) and (iv) of the Code;

          18. Parent is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

          19. The fair market value of the assets of the Company to be transferred to Sub in the Merger will equal or exceed the sum of the liabilities assumed by Sub plus the amount of liabilities to which the transferred assets are subject;

          20. Parent will not assume any of the Company's liabilities in the Merger;

          21. The payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained for consideration. The total consideration that will be paid in the Merger to the shareholders of the Company in lieu of fractional shares of Parent Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to shareholders of the Company in exchange for their Company Common Stock. The fractional share interests of each shareholder of the Company will be aggregated and no shareholder will receive cash in an amount greater than the value of one full share of Parent Common Stock;

          22. The Merger Agreement and the transactions contemplated therein represent the full and complete agreement among Parent, Sub and the Company regarding the Merger, [and excluding the Stock Exchange Agreement], there are no other written or oral agreements regarding the Merger other than those expressly referred to or contemplated in the Merger Agreement;

          23. The terms of the Merger Agreement and all other agreements entered into in connection therewith are the product of arm's-length negotiations;

          24. The facts relating to the Merger, as such facts are described in the Form S-4 are, insofar as such pertain to Parent, true, complete and accurate in all material respects and each of the representations made by Parent in the Merger Agreement and other documents associated therewith is true and accurate; and

          25. Parent is authorized to make all of the representations set forth herein.

     B.   Reliance by Latham & Watkins and Skadden, Arps, Slate, Meagher & Flom
          ---------------------------------------------------------------------
          LLP in Rendering Opinion: Limitation on the Opinion.
          ---------------------------------------------------

          1. The undersigned recognizes and agrees that (i) the opinion of Latham & Watkins and the opinion of Skadden, Arps, Slate, Meagher & Flom LLP (the "Opinions") will be based on the representations set forth herein and on the statements contained in the Merger Agreement and the documents related thereto, (ii) the Opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects, and (iii) notwithstanding any provisions of the Merger Agreement to the contrary, the representations set forth in this letter shall survive without limitation.

          2. The undersigned recognizes and agrees that the Opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinion.

          3. The undersigned hereby undertakes to inform Latham & Watkins, Skadden, Arps, Slate, Meagher & Flom LLP, and the Company immediately should any of the statements or representations set forth in this letter become untrue, incorrect or incomplete in any respect on or prior to the Effective Time.

          In witness whereof, Endo Pharmaceuticals Holdings, Inc. executed this certificate as of the date and year first above-written.




                              ENDO PHARMACEUTICALS HOLDINGS INC.,
                              a Delaware corporation


                              By:   _______________________
                              Name: _______________________
                              Title:_______________________

                                   Exhibit E - 2 Form of Representation Letter

                CERTIFICATE OF ALGOS PHARMACEUTICAL CORPORATION


                              ________ ___, 1999

Skadden, Arps. Slate, Meagher, & Flom LLP
919 Third Avenue
New York, NY 10022-3897

Latham & Watkins
53rd at Third, Suite 1000
885 Third Avenue
New York, NY 10022-4802


          Re: Merger pursuant to the Agreement and Plan of Merger dated as of _______ __, 1999 (the "Merger Agreement") by and among Endo Pharmaceuticals Holdings, Inc., a Delaware corporation ("Parent"), Algos Pharmaceutical Corporation, a Delaware corporation (the "Company") and [Endo Newco], a Delaware corporation ("Sub").

          This certificate is supplied to you in connection with your rendering of opinions regarding certain federal income tax consequences of the merger (the "Merger") of the Company with and into Sub pursuant to the Merger Agreement. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Merger Agreement.

     A.   Representations.  After consulting with its counsel and auditors
          ---------------
regarding the meaning of and factual support for the following representations, the undersigned hereby certifies and represents the following facts will be true at the Effective Time:

          1. Pursuant to the Merger Agreement, the Company will merge with and into Sub, and Sub will acquire all of the assets and liabilities of the Company;

          2. The Company is participating in the Merger for good and valid business reasons and not for tax purposes;

          3. Except for cash paid in lieu of fractional shares of Parent Common Stock, all shares of Company Common Stock will be exchanged solely for Parent Common Stock and Parent Warrants. In addition, no shares of Sub will be issued to any shareholder of the Company in the Merger;

          4. The sum of the cash paid in lieu of fractional shares of Parent Common Stock, the fair market value of the Parent Warrants, and the fair market value of Parent Common Stock to be received by each shareholder of the Company pursuant to Section 1.7(c) of the Merger Agreement will be approximately equal to the fair market value of Company Common Stock surrendered in exchange therefor. In connection with the Merger no holder of Company Common Stock will receive in exchange for Company Common Stock, directly or indirectly, any consideration from Parent other than Parent Common Stock, Parent Warrants, and cash in lieu of a fractional share of Parent Common Stock;

          5. Neither the Company nor any person related to the Company, as defined in Treas. Reg. (S) 1.368-1(e)(3), determined without regard to Treas. Reg. (S) 1.368-1(e)(3)(i)(A), has (i) redeemed or otherwise acquired any stock of the Company with consideration other than stock of the Company prior to the Merger or (ii) made any extraordinary distribution (within the meaning of Treas. Reg. (S) 1.368-1T(e)(1)(ii)(A)) with respect to any stock of the Company;

          6. The Company has made no transfer of its assets (including any distribution of assets with respect to, or in redemption of, stock) in contemplation of the Merger or during the period beginning with the commencement of negotiations (whether formal or informal) with Parent or Sub regarding the Merger and ending at the Effective Time other than (i) in the ordinary course of business and (ii) payments made in connection with the Merger;

          7. Parent, Sub, the Company and the shareholders of the Company will each pay their respective expenses incurred in connection with the Merger, provided that all filing fees and printing expenses for the Proxy Statement and Registration Statement shall be shared equally by the Company and the Parent. Neither Parent nor Sub has agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of Company Common Stock;

          8. There is no intercorporate indebtedness existing between the Company and Parent or between the Company and Sub that was issued, acquired, or will be settled at a discount as a result of the Merger, and Parent and Sub will assume no liability of any shareholder of the Company in connection with the Merger;

          9. None of the compensation received by any shareholder-employee of the Company will be separate consideration for, or allocable to, any of their shares of Company Common Stock; none of the Parent Common Stock or the Parent Warrants to be received by any shareholder-employee of the Company will be separate consideration for, or allocable to, any employment agreement; and the compensation to be paid to any such shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services;

          10. The business currently carried on by the Company is its "historic business" within the meaning of Treas. Reg. (S) 1.368-1(d) and no assets of the Company have been sold, transferred or otherwise disposed of which would prevent Sub from continuing the "historic business" of the Company or from using a "significant portion" of the Company's "historic business" assets in a business following the Merger, as such terms are used in Treas. Reg. (S) 1.368-1(d);

          11. The Company is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code");

          12. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

          13. The fair market value of the assets of the Company to be transferred to Sub in the Merger will equal or exceed the sum of the liabilities assumed by Sub plus the amount of liabilities to which the transferred assets are subject. In addition, the liabilities of the Company assumed by Sub and the liabilities to which the transferred assets of the Company are subject were incurred by the Company in the ordinary course of its business;

          14. Parent will not assume any of the Company's liabilities in the Merger;

          15. At least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by the Company immediately prior to the Merger will be acquired by Sub in the Merger. For purposes of determining the percentage of the Company's net and gross assets to be acquired by Sub pursuant to the Merger, the following assets will be treated as held by the Company immediately prior, but not acquired by Sub pursuant to the Merger: (i) assets disposed of by the Company prior to the Merger and in contemplation thereof (including, without limitation, any asset disposed of by the Company, other than in the ordinary course of business, pursuant to a plan or intention existing during the period ending on the Effective Date and beginning with the earlier of the commencement of negotiations (whether formal or informal) with Parent or Sub regarding the Merger), (ii) assets used by the Company to pay shareholders, if any, who perfect dissenters' rights, (iii) assets used by the Company to pay reorganization expenses or other liabilities incurred in connection with the Merger, and (iv) assets used to make distributions, redemptions or other payments in respect of the Company's stock (including payments treated as such for tax purposes) that are made prior to the Merger and are part of the plan of the Merger;

          16. The payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained for consideration. The total consideration that will be paid in the Merger to the shareholders of the Company in lieu of fractional shares of Parent Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to shareholders of the Company in exchange for their Company Common Stock. The fractional share interests of each shareholder of the Company will be aggregated and no shareholder will receive cash in an amount greater than the value of one full share of Parent Common Stock;

          17. The Merger Agreement and the transactions contemplated therein represent the full and complete agreement among Parent, Sub and the Company regarding the Merger, and excluding the Stock Exchange Agreement, there are no other written or oral agreements regarding the Merger and which the Company is party to other than those expressly referred to or contemplated in the Merger Agreement;

          18. The terms of the Merger Agreement and all other agreements entered into in connection therewith are the product of arm's-length negotiations;

          19. The facts relating to the Merger, as such facts are described in the Form S-4 are, insofar as such pertain to the Company, true, complete and accurate in all material respects and each of the representations made by the Company in the Merger Agreement and other documents associated therewith is true and accurate;

          20. The Company is not currently, and during the five years preceding the Effective Time will not have been, a "United States real property holding corporation" within the meaning of Section 897(c)(2)of the Code; and

          21. The Company is authorized to make all of the representations set forth herein.

     B.   Reliance by Latham & Watkins and Skadden, Arps, Slate, Meagher & Flom
          ---------------------------------------------------------------------
          LLP in Rendering Opinion: Limitation on the Opinion.
          ---------------------------------------------------

          1. The undersigned recognizes and agrees that (i) the opinion of Latham & Watkins and the opinion of Skadden, Arps, Slate, Meagher & Flom LLP (the "Opinions") will be based on the representations set forth herein and on the statements contained in the Merger Agreement and the documents related thereto, (ii) the Opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects, and (iii) notwithstanding any provisions of the Merger Agreement to the contrary, the representations set forth in this letter shall survive without limitation.

          2. The undersigned recognizes and agrees that the Opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinion.

          3. The undersigned hereby undertakes to inform Latham & Watkins, Skadden, Arps, Slate, Meagher & Flom LLP, and Parent immediately should any of the statements or representations set forth in this letter become untrue, incorrect or incomplete in any respect on or prior to the Effective Time.

          In witness whereof, Algos Pharmaceutical Corporation executed this certificate as of the date and year first above-written.





                                        ALGOS PHARMACEUTICAL CORPORATION,
                                        a Delaware corporation


                                        By: ____________________________
                                        Name: __________________________
                                        Title: _________________________

                                          Exhibit F-1 - Form of Affiliate Letter

                           FORM OF AFFILIATE LETTER

                                                    ________ _______, ______

_________________________

_________________________

_________________________

Attention________________


Ladies and Gentlemen:

          I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Endo Pharmaceuticals Holdings Inc., a Delaware corporation ("Parent"), as the term "affiliate" is defined for purposes of
              ------
paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and
                                                                      ---------
Regulations") of the Securities and Exchange Commission (the "Commission") under
-----------                                                   ----------
the Securities Act of 1933, as amended (the "Act").  Pursuant to the terms of
                                             ---
the Agreement and Plan of Merger, dated as of November _____, 1999 (the "Agreement"), by and among Parent, Endo Inc., a newly-formed, wholly-owned
 ---------
subsidiary of Parent ("Sub"), and Algos Pharmaceutical Corporation, a Delaware
                       ---
corporation (the "Company"), pursuant to which the Company has agreed to merge
                  -------
with and into Sub, with Sub continuing as the surviving corporation (the "Merger").
 ------

          I represent, warrant and covenant to the Company that in the event I receive shares of common stock, par value $.01, of Parent ("Parent Common
                                                            -------------
Stock")  as a result of the Merger:
-----

          A. I shall not make any sale, transfer or other disposition of the Parent Common Stock in violation of the Act or the Rules and Regulations.

          B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Parent Common Stock to the extent I felt necessary, with my counsel or counsel for Parent.

          C. I have been advised that the issuance of Parent Common Stock to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the stockholders of the Company, I may be deemed to be an affiliate of Parent, I may not sell, transfer or otherwise dispose of Parent Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act,
(ii) such sale, transfer or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably acceptable to the Company, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          D. I understand that Parent is under no obligation to register the sale, transfer or other disposition of the Parent Common Stock by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available solely as a result of the Merger.

          E. I also understand that there will be placed on the certificates for the Parent Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED
     IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN A REGISTERED PUBLIC OFFERING OR IN ACCORDANCE WITH THE RESALE PROVISIONS OF RULE 145 PROMULGATED UNDER THE SECURITIES ACT."

          F. I also understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Parent reserves the right to put the following legend on the certificates issued to any transferee:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH
     A VIEW TO, OR FOR RE SALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

          It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend after one year unless the provisions of Rule 145(d)(2) have been amended to require a longer period than one year.

          Execution of this letter should not be considered an admission on my part that I am an "affiliate" of Parent as described in the first paragraph of this letter, as or a waiver of any rights I may have to object to any claim that I am such an affiliate or on after the date of this letter.


                                                 Very truly yours,


                                                 By:
                                                      Name:
                                                      Title:


Accepted this _______ day of      _______:

By:
     Name:
     Title:

                                                                     EXHIBIT F-2
                                             to the Agreement and Plan of Merger

                           FORM OF AFFILIATE LETTER


                                               _______________  ______, _____


_________________________

_________________________

_________________________

Attention:_______________


Ladies and Gentlemen:

          I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Algos Pharmaceutical Corporation, a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs
      -------
(c) and (d) of Rule 145 of the rules and regulations (the "Rules and
                                                           ---------
Regulations") of the Securities and Exchange Commission (the "Commission") under
-----------                                                   ----------
the Securities Act of 1933, as amended (the "Act").  Pursuant to the terms of
                                             ---
the Agreement and Plan of Merger, dated as of November _____, 1999 (the "Agreement"), by and among Endo Pharmaceuticals Holdings Inc., a Delaware
 ---------
corporation ("Parent"), Endo Inc.,  a Delaware corporation and a newly-formed,
              ------
wholly-owned subsidiary of Parent ("Sub"), and the Company, pursuant to which
                                    ---
the Company has agreed to merge with and into Sub, with Sub continuing as the surviving corporation (the "Merger").
                            ------

          As a result of the Merger, I may receive shares of common stock, par value $.01 per share, of Parent ("Parent Common Stock"). I would receive the Parent Common Stock in exchange for shares (or options for shares) owned by me of common stock, par value $.01 per share, of the Company (the "Company Common
                                                                --------------
Stock").
-----

          I represent, warrant and covenant to the Parent that in the event I receive Parent Common Stock as a result of the Merger:

          A. I shall not make any sale, transfer or other disposition of the Parent Common Stock in violation of the Act or the Rules and Regulations.

          B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Parent Common Stock to the extent I felt necessary, with my counsel or counsel for the Company.

          C. I have been advised that the issuance of Parent Common Stock to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the stockholders of the Company, (a) I may be deemed to be an affiliate of the Company and (b) the distribution by me of the Company Common Stock has not been registered under the Act, I may not sell, transfer or otherwise dispose of Parent Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          D. I understand that Parent is under no obligation to register the sale, transfer or other disposition of the Parent Common Stock by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available solely as a result of the Merger.

          E. I also understand that there will be placed on the certificates for the Parent Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

       "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN A REGISTERED PUBLIC OFFERING OR IN ACCORDANCE WITH THE RESALE PROVISIONS OF RULE 145 PROMULGATED UNDER THE SECURITIES ACT."

          F. I also understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Parent reserves the right to put the following legend on the certificates issued to any transferee:

       "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE

       ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

          It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend after one year unless the provisions of Rule 145(d)(2) have been amended to require a longer period than one year.

          Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, as or a waiver of any rights I may have to object to any claim that I am such an affiliate or on after the date of this letter.


                                                  Very truly yours,


                                                  By:___________________________
                                                      Name:
                                                      Title:


Accepted this _______ day of ___________ _______:


By:___________________________
   Name:
   Title:

                                       Exhibit G - Form of Tax Sharing Agreement


                             TAX SHARING AGREEMENT
                             ---------------------


          This TAX SHARING AGREEMENT (the "Agreement") by and among Endo
                                           ---------
Pharmaceuticals Holdings Inc., a Delaware corporation ("Endo"), Endo Inc., a
                                                        ----
Delaware corporation and wholly owned subsidiary of Endo, and [Newco], LLC, a Delaware limited liability company ("[Newco] LLC"), is effective as of this __
                                     -----------
day of ______, ____.

          WHEREAS the members of [Newco] LLC have agreed to exchange the shares of common stock, par value $.01 per share, of Endo ("Endo Common Stock")
                                                     -----------------
currently beneficially owned by them for membership interests of [Newco] LLC;/1/

          WHEREAS under the Parent Plan certain officers and employees of Endo have been granted stock options exercisable against Endo to purchase newly issued shares of Endo Common Stock in certain circumstances;

          WHEREAS Endo and Sub entered into an Agreement and Plan of Merger with [Target] Pharmaceutical Corporation, a Delaware corporation, on November ___, 1999 (the "Merger Agreement");
           ----------------

          WHEREAS, in connection with the Merger, employee stock options granted or to be granted under the Parent Plan will be amended as provided in Section
5.9 of the Merger Agreement in order to provide that such options will be exercisable solely into shares of Parent Common Stock that are beneficially owned by certain holders of Parent Common Stock immediately following the Parent

_____________________

     /1/ Consider whether all Endo Common Stock owned by the members will be contributed or whether contribution will be limited to the maximum number of shares of Endo Common Stock issuable pursuant to the Options. In the case of an exercise of Options prior to a sale of a significant number of Endo shares by [Newco] LLC (or significant dilution of [Newco] LLC through new stock issuances by Endo) there may be a tax advantage to limiting the number of shares placed in the LLC. For business reasons the members may also prefer to hold their Endo shares individually rather than through [Newco] LLC.

Recapitalization and prior to the Effective Time (such amended options, the "[Newco] LLC Options");
 -------------------

          WHEREAS the shares of Endo Common Stock to be delivered upon exercise of the [Newco] LLC Options will be provided entirely by [Newco] LLC and not directly or indirectly by Endo or any other Endo stockholder; and

          WHEREAS under the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury Regulations, rulings and other interpretations
 ----
thereunder, deductible compensation expense resulting from the exercise of a [Newco] LLC Option by an Endo officer or employee is treated for income tax purposes as a deduction of Endo;

          NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:


                                   ARTICLE I

                                   PAYMENTS

     Section 1.1    Payments to [Newco] LLC.
                    -----------------------

          (a) Upon the occurrence of a Liquidity Event, Endo (or any successor entity) shall pay to [Newco] LLC or its designees by wire transfer in immediately available funds in U.S. dollars the Tax Benefit Amount to the extent such Tax Benefit Amount has not previously resulted in a payment under this
Section 1.1.

          (b)  For purposes of this Agreement, "Liquidity Event" shall mean any
                                                ---------------
transaction or series of transactions resulting in (A) a sale of greater than 20% on a fully diluted basis of the common equity of Endo through (i) a primary offering by Endo, (ii) a secondary sale of Endo Common Stock by [Newco] LLC or other holders of Endo Common Stock pursuant to a registration rights agreement or (iii) a combination of primary and secondary offerings described in clauses
(i) and (ii) of this subsection, (B) a Change of Control or (C) a sale of all or substantially all of the assets of Endo.

          (c)  For purposes of this Agreement, "Change of Control" shall mean
                                                -----------------
(i) any merger, consolidation or other business combination that requires the approval of holder of Endo Common Stock, (ii) any transaction or series of transactions resulting in an acquisition by any Person (or Persons acting in concert) unrelated to [Newco] LLC or its Affiliates of greater than 50% of the equity of Endo measured by vote or value on a fully diluted basis or (iii) the consummation by Endo of a plan of complete liquidation or a dissolution of Endo.

          (d)  For purposes of this Agreement, "Tax Benefit Amount" means the
                                                ------------------
cumulative excess (if any) of (A) the Taxes that would have been payable by Endo and its Subsidiaries for all taxable periods or portions thereof after the Effective Date if none of the [Newco] LLC Options had been exercised over (B) the actual Taxes payable by Endo and its Subsidiaries for such periods. For the avoidance of doubt and for purposes of this Section 1(d), in order to determine the Tax Benefit Amount for any taxable period of Endo and its Subsidiaries in which a net operating loss carryforward deduction ("NOL") is utilized, the
                                                    ---
portion of the NOL attributable to deductions resulting from the exercise of [Newco] LLC Options shall be treated as utilized last. By way of example, and solely for the avoidance of doubt, if Endo has a loss for tax purposes in Year 1 of $100, consisting of $65 of deductions attributable to the exercise of [Newco] LLC Options and $35 of deductions attributable to interest expense, and in Year 2 Endo has $40 of taxable income prior to application of the NOL, $35 of the $40 NOL applied against Year 2 income will be deemed to be attributable to the interest expense and $5 of the NOL will be deemed attributable to the exercise of the [Newco] LLC Options. Therefore, the Tax Benefit Amount would be the Taxes that would have been payable by Endo if its NOL in Year 2 had been only $35. The NOL carryforward to Year 3 of $60 would then be treated as consisting entirely of deductions resulting from the exercise of the [Newco] LLC Options.

          (e) The parties hereby agree that no payments shall be made and no rights to any payment shall accrue to [Newco] LLC under this Agreement until the occurrence of a Liquidity Event, if any, and that Endo and its Subsidiaries shall not credit to an account of [Newco] LLC or any other Person, set aside any funds or assets, or otherwise make available to or subject to a claim of [Newco] LLC or any other Person any amounts hereunder until such amounts become payable to [Newco] LLC pursuant to Section 1.1(a) hereof.

          (f) The parties hereby agree that, notwithstanding anything herein to the contrary, (i) any payments made pursuant to this Section 1.1 shall be treated as payments described in Section 302 of the Code and shall take no position inconsistent with this treatment for any tax purpose and (ii) no amount shall be payable hereunder, and [Newco] LLC shall not be entitled to any payment hereunder, to the extent any such payment is not permitted under Endo's Senior Credit Facility, unless or until such time as such payment is either permitted under the Senior Credit Facility or the Senior Credit Facility is terminated. For purposes hereof, "Senior Credit Facility" shall mean the Credit Agreement dated as of _____, 1999 [the Effective Time], among Endo, the lenders party thereto, and The Chase Manhattan Bank, as amended, restated, modified, renewed, refunded, replaced, or refinanced, in whole or in part, from time to time.

                                  ARTICLE II

                              GENERAL PROVISIONS

     Section 2.1    Survival  This Agreement shall survive until the later of
                    --------
(a) the close of the last taxable period of Endo or any successor to Endo in which a deduction may be allowable to Endo or its Subsidiaries or their successors as a result of or attributable to the exercise of an Option or (b) the payment by Endo of all amounts payable under Section 1.1 hereof.

     Section 2.2    Notices.  All notices and other communications hereunder
                    -------
shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Endo or Sub, to:

          Endo Pharmaceuticals Holdings Inc.
          223 Wilmington-West Chester Pike
          Chadds Ford, PA 19317
          Attn.:   Carol A. Ammon
          Fax No.: (610) 558-9683

          (b)  if to [Newco] LLC or Kelso & Company:

          Kelso & Company
          320 Park Avenue, 24/th/ Floor
          New York, New York 10022
          Attn.:   James J. Connors, II
          Fax No.: (212) 223-2379

          and with copies to:

          Skadden, Arps, Slate, Meagher & Flom LLP
          919 Third Avenue
          New York, NY 10022
          Attn.:   Eileen Nugent Simon and David Rievman
          Fax No.: (212) 735-2000

     Section 2.3    Interpretation.  When a reference is made in this Agreement
                    --------------
 to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     Section 2.4    Counterparts.  This Agreement may be executed in counter
                    ------------
parts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 2.5    Entire Agreement; No Third-Party Beneficiaries.  Except for
                    ----------------------------------------------
the Merger Agreement and the Mutual Confidentiality and Non-Disclosure Agreement between the parties dated October 21, 1998, this Agreement is the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     Section 2.6    Governing Law.  This Agreement shall be governed by, and
                    -------------
construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ENDO, [NEWCO] LLC, OR SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

     Section 2.7    Assignment.  Neither this Agreement nor any of the rights,
                    ----------
interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     Section 2.8    Severability.  If any term or other provision of this
                    ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

     Section 2.9    Modifications, Supplements and Amendment.  This Agreement
                    ----------------------------------------
may be modified, supplemented or amended from time to time by the parties hereto; provided that any such modification, supplement or amendment must be
        -------- ----
approved by a majority of the members of the Board of Directors of Endo who do not then (by themselves or through an Affiliate) have a financial interest in the Parent LLC or otherwise have a financial interest in any payments that may be made by Parent or any successor to Parent hereunder).

     Section 2.10   Definitions.  Terms not otherwise defined herein have the
                    -----------
meaning given such terms in the Merger Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.


                         ENDO PHARMACEUTICALS HOLDINGS INC.


                         By:_____________________________________
                            Name:
                            Title:


                         ENDO INC.


                         By:_____________________________________
                            Name:
                            Title:


                         [NEWCO], LLC


                         By:_____________________________________
                            Name:
                            Title:

                                               Exhibit H--Form of Lyle Agreement

                         FORM OF EMPLOYMENT AGREEMENT


                                    Parties
                                    -------

          This Employment Agreement (the "Agreement") made as of ___________, 2000 is entered into by and between Endo Pharmaceuticals Holdings Inc., with its principal business address at 223 Wilmington-West Chester Pike, Chadds Ford, Pennsylvania 19317 (the "Company"), and John W. Lyle, residing at 28 Inlet Terrace, Belmar, New Jersey 07719 ("Executive").

                                    Recitals
                                    --------

          A. The Company has entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of November ___, 1999, among the Company, Endo Inc., a Delaware corporation and a newly formed wholly owned subsidiary of the Company ("Sub"), and [Target] Pharmaceutical Corporation, a Delaware Corporation (the "Target"), pursuant to which, among other things, the Target will merge with and into Sub.

          B. The Company desires to retain Executive to provide the services hereinafter set forth.

          C. Executive is willing to continue to provide such services to the Company on the terms and conditions hereinafter set forth.

                              Terms of Agreement
                              ------------------

          The parties agree as follows:

          1.   Employment.
               ----------

               1.1 The Company hereby retains Executive's employment (subject to the provisions of Section 6) in a senior executive capacity with the Company. The Executive shall perform such duties and services, consistent with his positions, as may be assigned to him from time to time by the Board of Directors of the Company or its designee. In furtherance of the foregoing, the Executive hereby agrees to perform well and faithfully the aforesaid duties and responsibilities and the other reasonable senior executive duties and responsibilities assigned to him from time to time by the Board of Directors of the Company or its designee. During the Employment Period, the Company shall provide the Executive with an office, secretarial and other support services comparable to those provided to other senior executive officers of the Company at its headquarters and at the Company's facility at 1333 Campus Parkway, Neptune, New Jersey 07753 for so long as the Company maintains such facility and afterward at another facility of the Company convenient to the Executive to be chosen at Executive's discretion.

               1.2 Executive hereby accepts this employment on and subject to the terms and conditions set forth in this Agreement, and shall use his reasonable best efforts to promote the Company's interests.

          2.   Compensations Benefits.
               ----------------------

               2.1  Salary. During the Employment Period, as compensation for
                    ------
Executive's performance of Executive's duties under this Agreement, the Company shall pay Executive a Base Salary ("Base Salary") at the annual rate of $325,000 from the date of this Agreement through December 31, 2000. Thereafter, the Base Salary shall be subject to increase at the option and in the sole discretion of the Board of Directors of the Company annually. The Base Salary shall be payable in installments pursuant to the Company's executive payroll policies in force at the time of payment (but not less frequently than monthly) for the month or shorter pay period then ended, subject to applicable withholding for FICA, income taxes and other required payroll deductions.

                    2.1.1 The Executive's Base Salary will be supplemented by payment of performance bonuses at the option and in the sole discretion of the Board of Directors of the Company annually.

               2.2  Expenses. During the Employment Period, to the extent such
                    --------
expenditures meet the requirements and the policies of the Company for senior executives, the Company shall reimburse Executive promptly for all reasonable travel, entertainment, parking, business meeting and similar expenditures in pursuance and furtherance of the Company's business, upon presentation of proper vouchers or receipts therefor and in accordance with the Company's customary procedures. During the Employment Period, the Company shall provide Executive with a mobile phone, facsimile machine and photocopying machine for his home office, and the Company shall reimburse Executive for expenses incurred in the use thereof by Executive in pursuance and furtherance of the Company's business, upon presentation of proper vouchers or receipts therefor and in accordance with the Company's customary procedures.

               2.3  Other Benefits. Executive shall be entitled to participate,
                    --------------
at Executive's option and as eligible, in any Company plans for the benefit of officers and key employees as from time to time established, including, without limitation, profit sharing, pension plan, stock option plans, performance bonus plans, disability, medical and group life insurance. If the Company shall not provide coverage for comprehensive family major medical, family dental, disability and life insurance to Executive, he shall be reimbursed for the cost of such coverage acquired by him elsewhere.

          3.   Employment Period; Termination.
               ------------------------------

               3.1  Employment Period. Executive's employment term ("Employment
                    -----------------
Period") shall terminate on the fifth anniversary of the date of this Agreement unless earlier terminated pursuant to Section 3.2.

               3.2  Termination.
                    -----------

                    3.2.1  Termination for Cause. The Company may, upon the
                           ---------------------
approval of a majority of the members of the Board of Directors of the Company, discharge Executive and terminate the Employment Period for cause. Discharge for cause shall be effective ten (10) days after Executive's receipt of written notice of discharge or at such later date as may be specified in that notice, provided such notice contains the specific reasons and the specific events upon which discharge is predicated. If Executive is discharged for cause, Executive shall only be entitled to Base Salary through the effective date of the discharge or termination. As used in this paragraph, "cause" shall mean any or all of the following:

                           (i)   Willful and grossly negligent action taken
by Executive which materially harms, or can reasonably be expected to harm, the Company;

                           (ii)  Commission of a fraud, misappropriation,
embezzlement, or criminal misconduct that would constitute a felony or adversely affect the reputation of the Company or any of its affiliates (for purposes of this Employment Agreement the term "affiliates" shall be deemed to include, but not necessarily be limited to the corporation to which the Company assigns its rights to the name, "Endo Pharmaceuticals" or any variation thereof); or

                           (iii) If Executive shall be in breach of, or in
default under, any material provision, term or covenant of Article 4 of this Agreement (other than a breach or default described in clauses (i) and (ii)) and shall fail to cure such breach or default within a reasonable time after written notice describing such breach or default in particular by the Company; provided,
                                                                       --------
however, that the Company need not give such notice of, and Executive shall not
-------
have such opportunity to cure, any material breach or default of any provision, term or covenant of Article 4 of this Agreement if Executive had previously committed such material breach or default and received notice thereof pursuant to this clause (iii). The Employment Agreement shall only be terminable by the Company with cause;

provided, however, that "cause" shall in no event include failure by Executive
--------  -------
to perform services under this Agreement because the Company and Executive have failed to agree on the nature, amount, scope or timing of his services.

                    3.2.2  Termination for other than Cause. During the
                           --------------------------------
Employment Period, the Company may terminate Executive's employment at any time for other than cause on 30 days' written notice to Executive. Such termination shall be deemed effective 30 days after Executive's receipt of the written notice of termination or at such later date as may be specified in such notice.

                    3.2.3  Involuntary Termination. If, during the Employment
                           -----------------------
Period, Executive becomes ill, disabled or otherwise incapacitated so as to be unable regularly to perform his usual duties for a period in excess of 120 consecutive days, or more than 150 days in any consecutive twelve-month period (such condition being hereinafter referred to as "Disability"), the Company shall have the right, with the approval of a majority of the members of the Board of Directors, to terminate Executive's employment on 30 days' written notice to Executive (such termination, or Executive's death, being herein referred to as "Involuntary Termination"). If the Executive dies during the Employment Period, his employment hereunder shall be deemed to have ceased as of the date of his death.

                    3.2.4  Voluntary Termination. Any termination of the
                           ---------------------
employment of the Executive hereunder effectuated by the Executive shall be deemed to be a

"Voluntary Termination." A Voluntary Termination shall be deemed to be effective immediately upon such termination.

               3.3  Effect of Termination of Employment.
                    -----------------------------------

                    3.3.1 Upon the termination of the Executive's employment hereunder pursuant to a Voluntary Termination or a Termination for Cause, neither the Executive nor his beneficiary or estate shall have any further rights or claims against the Company under this Agreement except to receive:

                           (i)  the unpaid portion of the Base Salary provided
for in Section 2.1, computed on a pro rata basis to the date of termination; and

                           (ii) reimbursement for any expenses for which the
Executive shall not have theretofore been reimbursed as provided in Section 2.2.

                    3.3.2 Upon the termination of the Executive's employment hereunder pursuant to an Involuntary Termination or a Termination for other than Cause, neither the Executive nor his beneficiary or estate shall have any further rights or claims against the Company under this Agreement except to receive:

                           (i)   the unpaid portion of the Base Salary provided
for in Section 2.1, to the fifth anniversary of the date of this Agreement;

                           (ii)  reimbursement for any expenses for which the
Executive shall not have theretofore been reimbursed as provided in Section 2.2; and

                           (iii) the continuation of the benefits afforded
pursuant to Section 2.3(i) through the fifth anniversary of the date of this Agreement.

          4.   Executive's Covenants.
               ---------------------

               4.1 Executive agrees that he will not from and after the date hereof through the fifth anniversary of the termination of the Employment Period (for whatever reason), directly or indirectly, through any other person, firm or corporation, solicit, raid, entice, induce or encourage any employee, sales representative, agent or consultant of or for the Company or its affiliates, to
(i) cease his or her association with or leave the employ of the Company or its affiliates, (ii) solicit customers or suppliers of the Company or its affiliates for Executive's or any other person's or entity's benefit or (iii) otherwise act in violation of that person's obligations to the Company or its affiliates, and Executive shall not authorize or knowingly approve the taking of such actions by any other person.

               4.2 Executive acknowledges that, by reason of his employment with the Company, he will obtain confidential or non-public proprietary knowledge or information pertaining to the business and policies of the Company and its affiliates. Executive agrees that during and after the term of this Agreement, he shall not disclose, without the prior written consent of the Board of Directors of the Company or the Chairman of the Board, any confidential or non-public proprietary knowledge or information pertaining to the Company and its affiliates ("Confidential Information"), including, but not limited to (1) trade secrets concerning the business and affairs of the Company and its affiliates, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, information regarding customers of the Company (including such customers' requirements), price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, designs, methods and information); (2) information concerning the business and affairs of the Company and its affiliates (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and material) however documented; and (3) notes, analyses, compilations, studies, summaries and other materials prepared by or for the Company and its affiliates containing or based, in whole or in part, on any information included in the foregoing. Confidential Information shall not include information that: (a) was known to Executive prior to his first employment with the Company or its affiliates, or
(b) is public knowledge, or becomes public knowledge other than by action (or omission) of (i) Executive or persons obtaining access to such information directly or indirectly from Executive or (ii) other persons disclosing such information in breach of obligations to the Company.

               4.3 Executive acknowledges and agrees that all memoranda, notes, reports, records and other documents made or compiled by Executive, or made available to Executive prior to or during the term of this Agreement concerning the Company's and its affiliates, business, shall be the Company's or its affiliates' property and shall be delivered to the Company on the termination of this Agreement or at any other time on request by the Board of Directors or Chairman of the Board of the Company.

               4.4 Executive agrees that he will not, from and after the date hereof through the fifth anniversary of the termination of the Employment Period (for whatever reason), (i) directly or indirectly engage in, represent in any way, or be connected with, any business or activity (such business or activity being hereinafter called a "Competing Business"), which engages in pain management, generic pharmaceuticals or such other activities that (during Executive's Employment Period) the Company engages in or intends to engage in and is set forth in a detailed written business plan that has been submitted to the Company's Board of Directors prior to the termination of the Executive's Employment Period, within any state in which the Company or its affiliates transact business, whether such engagement shall be as an officer, director, owner, employee, partner, affiliate or other participant in any Competing Business; or (ii) assist others in engaging in any Competing Business in the manner described in the foregoing clause (i); provided, however, that it shall
                                              --------  -------
not be a violation of this Section 4.4 for Executive (a) to be the registered or beneficial owner of up to twelve percent (12%) of any class of capital stock of U.S. Dermatalogics, Inc., and the amount and percentage ownership of shares beneficially owned by Executive, as of the date of this Agreement is set forth on Schedule 4.4 hereto, (b) to be the registered or beneficial owner of shares of any class of capital stock of a Competing Business that Executive owns as of the date of this Agreement, the amounts and percentage ownership of which is set forth on Schedule 4.4 hereto or (c) to become the registered or beneficial owner of up to five percent (5%) of any class of the capital stock of a Competing Business, provided that in the case of each of clauses (a), (b)
                         --------
and (c) Executive does not actively participate in the business of such Competing Business until such time as this covenant expires. The Executive acknowledges and understands that the foregoing restrictions may limit his ability to earn a livelihood in a business similar to the business of the Company, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits in connection with the Company's issuance of certain stock to the Executive, as an employee of the Company and as otherwise provided hereunder to clearly justify such restrictions which, in any event (given his education, skills and ability), the Executive does not believe would prevent him from earning a living; provided, however, that the Executive
                                         --------  -------
may actively engage in a Competing Business during the term of the covenant set forth in this Section 4.4 if the Executive provides written notice to the Company prior to engaging in any such Competing Business and the Executive thereafter receives the written consent of the Board of Directors of the Company to engage in such Competing Business. Notwithstanding the foregoing, during the period from and after the date of this Agreement through the fifth anniversary of the termination of the Employment Period, the Executive shall keep the Board of Directors apprised of his business activities.

               4.5 The Executive shall promptly disclose, grant and assign to the Company for its sole use and benefit any and all inventions, improvements, technical information and suggestions relating in any way to the business of the Company, which he may develop or acquire during the Employment Period (whether or not during usual working hours), together with all patent applications, letters patent, copyrights and reissues thereof that may at any time be granted for or upon any such invention, improvement or technical information. In connection therewith:

                    (i) The Executive shall without charge, but at the expense of the Company, promptly at all times hereafter execute and deliver such applications, assignments, descriptions and other instruments as may be reasonably necessary or proper in the reasonable opinion of the Company to vest title to any such inventions, improvements, technical information, patent applications, patents, copyrights or reissues thereof in the Company and to enable it to obtain and maintain the entire right and title thereto throughout the world; and

                    (ii) The Executive shall render to the Company at its expense (including a reasonable payment for the time involved in case he is not then in its employ) all such assistance as it may reasonably require in the prosecution of applications for said patents, copyrights or reissues thereof, in the prosecution or defense of interferences which may be declared involving any said applications, patents or copyrights and in any litigation in which the Company may be involved relating to any such patents, inventions, improvements or technical information.

               4.6 The provisions of this paragraph 4 shall survive the termination or expiration of this Agreement irrespective of the reason therefor.

               4.7 Executive acknowledges that the services to be rendered by him are of a special, unique and extraordinary character and, in connection with such services, he will have access to Confidential Information vital to the Company's business. By reason of this,

Executive consents and agrees that if he violates any of the provisions of this Agreement with respect to the diversion of the Company's or its affiliates' employees or confidentiality, the Company or its affiliates would sustain irreparable harm and, therefore, in addition to any other remedies which the Company may have under this Agreement or otherwise, the Company shall be entitled to apply to any court of competent jurisdiction for an injunction restraining Executive from committing or continuing any such violation of this Agreement, and Executive shall not object to any such application.

          5.   Indemnification.  The Company agrees to indemnify and hold
               ---------------
harmless Executive on the terms set forth in the Company's Bylaws and Certificate of Incorporation as they exist on the date of this Agreement and in any event to the same extent that the Company provides indemnification for its other executive employees.

          6.   Conflicting Duties. The Company acknowledges that during his
               ------------------
tenure pursuant to this Employment Agreement, Executive shall not be required to work "full-time" for the Company and shall work on an as-needed basis, the dates and times of which to be mutually agreed upon by the Company and Executive. In addition, the Company acknowledges that during the Employment Period Executive shall retain the right to pursue and/or fulfill other business opportunities, commitments and obligations so long as such opportunities, commitments and obligations would not constitute a breach by Executive of his obligations under
Section 4 of this Employment Agreement.

          7.   Miscellaneous.
               -------------

               7.1  Notices. Any notice or communication given by either
                    -------
party hereto to the other party shall be in writing and shall be deemed duly given (i) when personally delivered, or (ii) when five days have elapsed after its transmittal, by registered or certified mail, return receipt requested, postage prepaid, or (iii) if transmitted by telecopy, when sent, or (iv) if transmitted by telex (or equivalent service), when the sender's receiving apparatus has printed the answerback of the addressee on a copy of the telex message. Notices shall be addressed as follows:

          If to the Company:

               Endo Pharmaceutical Holdings Inc.
               223 Wilmington-West Chester Pike
               Chadds Ford, Pennsylvania  19317
               Telecopier No.: 610-558-9683
               Attention: Chief Executive Officer

          If to Executive:

               Mr. John W. Lyle
               28 Inlet Terrace
               Belmar, New Jersey 07719

          With copies in each case to:

               Kleinberg, Kaplan, Wolff & Cohen, P.C.
               551 Fifth Avenue
               New York, New York 10176
               Telecopier No.: 212-986-8866
               Attention: James R. Ledley, Esq.

               Skadden, Arps, Slate, Meagher & Flom LLP
               919 Third Avenue
               New York, New York 10022
               Telecopier No.: 212-735-2000
               Attention: Eileen Nugent Simon, Esq.

Any person entitled to receive notice (or a copy thereof) may designate in writing, by notice to the others, such other address to which notices to such person shall thereafter be sent.

               7.2  Entire Agreement; Amendment; Waiver. This Agreement
                    -----------------------------------
contains the entire understanding of the parties covering its subject matter and supersedes all prior agreements between the parties. This Agreement may be amended or waived only by a writing signed by both parties. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach of that provision nor as a waiver of any breach of another provision.

               7.3  Headings. The headings of the paragraphs of this Agreement
                    --------
are inserted for convenience only and shall not be considered a part of or be referred to in interpreting this Agreement.

               7.4  Governing Law; Interpretation; Service of Process. This
                    -------------------------------------------------
Agreement shall be construed in accordance with and governed for all purposes by the laws and public policies of the State of New Jersey applicable to contracts executed and to be wholly performed in that State. Service of process in any dispute shall be effective: (a) upon the Company, if service is made on any officer of the Company; and (b) upon Executive, if service is made to Executive's residence last known to the Company with an information copy to Executive at any other residence, or care of a subsequent employer, of which the Company may be aware.

               7.5  Counterparts. This Agreement may be executed in any number
                    ------------
of counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

               7.6  Assignment. Assignment of the rights and obligations of
                    ----------
this Agreement shall bind and enure to the benefit of any successor of the Company by reorganization, merger or consolidation, or any assignee of all or substantially all of the Company's business and properties, provided that the successor shall assume the obligations of the Company under this Agreement. Executive's rights or obligations under this Agreement may not be assigned by Executive.

               7.7  Further Assurances. Each of the parties agrees to execute,
                    ------------------
acknowledge, deliver and perform, and/or cause to be executed, acknowledged, delivered and performed, at any time and/or from time to time, as the case may be, all such further acts, deeds, assignments, transfers, conveyances, powers-of-attorney and/or assurances as may be necessary and/or proper to carry out the provisions and/or intent of this Agreement.

               7.8  Severability. If any one or more of the terms, provisions,
                    ------------
covenants or restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, unless the parties hereto would not have entered into this Agreement without said invalid, void or unenforceable term, provision, covenant or restriction. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be determined by a court of competent jurisdiction to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting or reducing it, so as to be enforceable to the extent compatible with then applicable law.

                                   Execution
                                   ---------

          The parties have duly executed this Agreement as of the date first above written whereupon this Agreement enters into full force and effect in accordance with its terms.

                                       ENDO PHARMACEUTICALS HOLDINGS
ATTEST:                                INC.
                                       a Delaware Corporation



By:________________________________    By:________________________________
Name:                                     Name:
Title:                                    Title


                                       ___________________________________
                                       John W. Lyle

                                 Schedule 4.4

--------------------------------------------------------------------------------
Competing Business          Shares Beneficially Owned   Percentage Ownership
--------------------------------------------------------------------------------
U.S. Dermatalogics, Inc.    970,250 shares of common    7.9%, fully diluted for
                            stock                       the exercise of the
                                                        options and issuance
                            23,944 shares of common     the issuance of the
                            issuable under a            23,944 shares issuable
                            convertible note            shares issuable upon
                                                        conversion of the note

                            Options to purchase 25,000
                            shares of common stock

--------------------------------------------------------------------------------
Warner Lambert              Less than 500 shares        Less than 1.0%

--------------------------------------------------------------------------------
American Home Products      Less than 500 shares        Less than 1.0%

--------------------------------------------------------------------------------

                                                Exhibit I - Form of Endo Warrant



     ____________________________________________________________________

                               WARRANT AGREEMENT

                                by and between

                      ENDO PHARMACEUTICALS HOLDINGS INC.

                                      and

                               [WARRANT AGENT],
                                      as
                                 Warrant Agent


                             _____________________

                        Dated as of _____________, ____

     ____________________________________________________________________

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
               Section 1.   Appointment of Warrant Agent.................    1
               Section 2.   Warrant Certificates.........................    1
               Section 3.   Execution of Warrant Certificates............    2
               Section 4.   Registration and Countersignature............    3
               Section 5.   Transfer and Exchange of Warrants............    3
               Section 6.   Registration of Transfers and Exchanges......    4
               Section 7.   Terms of Warrants; Exercise of Warrants......    7
               Section 8.   Payment of Taxes.............................   10
               Section 9.   Mutilated or Missing Warrant Certificates....   11
               Section 10.  Reservation of Warrant Shares................   11
               Section 11.  Obtaining Stock Exchange Listings............   12
               Section 12.  Adjustment of Exercise Price and Number
                            of Warrant Shares Issuable...................   12
               Section 13.  Fractional Interests.........................   20
               Section 14.  Notices to Warrant Holders; Reservation
                            of Dividends.................................   20
               Section 15.  Notices to the Company and Warrant Agent.....   23
               Section 16.  Supplements and Amendments...................   24
               Section 17.  Concerning the Warrant Agent.................   24
               Section 18.  Change of Warrant Agent......................   27
               Section 19.  Successors...................................   28
               Section 20.  Termination..................................   28
               Section 21.  GOVERNING LAW................................   28
               Section 22.  Benefits of This Agreement...................   29
               Section 23.  Counterparts.................................   29
               Section 24.  Headings.....................................   29

Exhibit A.     Form of Warrant Certificate...............................  A-1
Exhibit B.     Certificate to be Delivered Upon Transfer.................  B-1

          WARRANT AGREEMENT (the "Agreement"), dated as of _______ __,  ____, by
                                  ---------
and between Endo Pharmaceuticals Holdings Inc., a Delaware corporation
(together with any successors and assigns, the "Company"), and [WARRANT AGENT],
                                                -------
as Warrant Agent (the "Warrant Agent").
                       -------------

          WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of November __, 1999 (the "Merger Agreement"), by and among the Company, Endo
                              ----------------
Inc., a Delaware corporation and wholly owned subsidiary of the Company ("Sub"),
                                                                          ---
and [TARGET] Pharmaceutical Corporation, a Delaware corporation ("Target"), the
                                                                  ------
Company proposes to issue warrants (each a "Warrant," and collectively, the
                                            -------
"Warrants") for the purchase of an aggregate of 29,834,075/1/ shares of common
 --------
stock, par value $.01 per share, of the Company (the "Common Stock," and the
                                                      ------------
shares of Common Stock issuable upon exercise of the Warrants being referred to herein as the "Warrant Shares");
               --------------

          WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company and the Warrant Agent is willing to act in connection with the issuance, transfer, exchange and exercise of Warrants as provided herein; and

          NOW, THEREFORE, in consideration of the premises and mutual agreements herein, the Company and the Warrant Agent hereby agree as follows:

          Section 1.     Appointment of Warrant Agent.  The Company hereby
                         ----------------------------
appoints the Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

          Section 2.     Warrant Certificates.  The Warrants will initially be
                         --------------------
issued in global form (the "Global Warrants"), substantially in the form of
                            ---------------
Exhibit A hereto. Any certificates evidencing the Global Warrants to be delivered pursuant to this Agreement (the "Warrant Certificates") shall be
                                           --------------------
substantially in the form set forth in Exhibit A hereto. Such Global Warrants shall represent such of the outstanding Warrants as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate. Any endorsement of a Global Warrant to reflect the amount of any increase or decrease in the amount of

__________________

     /1/ These numbers shall be adjusted in the final Endo Warrant. See footnotes 2-5 below.

outstanding Warrants represented thereby shall be made by the Warrant Agent and the Depositary (as defined below) in accordance with instructions given by the holder thereof. [The Depository Trust Company] shall act as the Depositary with respect to the Global Warrants until a successor shall be appointed by the Company. Upon written request, a Warrant holder who holds Warrants may receive from the Depositary and Warrant Agent Warrants in registered form as definitive Warrant Certificates (the "Definitive Warrants") as set forth in Section 6
                           -------------------
below.

          Section 3.     Execution of Warrant Certificates. Warrant Certificates
                         ---------------------------------
shall be signed on behalf of the Company by its Chairman of the Board, its President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or Treasurer or a Vice President and by its Secretary or an Assistant Secretary. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Treasurer, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Treasurer, a Vice President, Secretary or an Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of such person shall have ceased to hold such office.

          In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

          Warrant Certificates shall be dated the date of countersignature by the Warrant Agent.

          Section 4.     Registration and Countersignature.  The Warrants shall
                         ---------------------------------
be numbered and shall be registered on the books of the Company maintained at the
principal office of the Warrant Agent in [LOCATION OF WARRANT AGENT'S OFFICES] (the "Warrant Register") as they are issued.
      ----------------

          Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Treasurer, a Vice President, the Secretary or an Assistant Secretary of the Company, initially countersign and deliver Warrants entitling the holders thereof to purchase not more than the number of Warrant Shares referred to above in the first recital hereof and shall thereafter countersign and deliver Warrants as otherwise provided in this Agreement.

          The Company and the Warrant Agent may deem and treat the registered holders (the "Holders") of the Warrant Certificates as the absolute owners
              -------
thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

          Section 5.     Transfer and Exchange of Warrants.  The Warrant Agent
                         ---------------------------------
shall from time to time, subject to the limitations of Section 6 hereof, register the transfer of any outstanding Warrants upon the records to be maintained by it for that purpose, upon surrender thereof duly endorsed or accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Subject to the terms of this Agreement, each Warrant Certificate may be exchanged for another certificate or certificates entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitle each Holder to purchase. Any Holder desiring to exchange a Warrant Certificate or Certificates shall make such request in writing delivered to the Warrant Agent, and shall surrender, duly endorsed or accompanied (if so required by the Warrant Agent) by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, the Warrant Certificate or Certificates to be so exchanged.

          Upon registration of transfer, the Warrant Agent shall countersign and deliver by certified or first class mail a new Warrant Certificate or Certificates to the persons entitled thereto. The Warrant Certificates may be exchanged at the option of the Holder thereof, when surrendered at the office or agency of the Company maintained for such purpose, which initially will be the corporate trust office of the Warrant Agent in [LOCATION OF WARRANT AGENT'S CORPORATE TRUST OFFICE], for another Warrant Certificate, or other Warrant Certificates of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares.

          No service charge shall be made for any exchange or registration of transfer of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that is imposed in connection with any such exchange or registration of transfer.

          Section 6.     Registration of Transfers and Exchanges.
                         ---------------------------------------

          (a)  Transfer and Exchange of Definitive Warrants.  When Definitive
               --------------------------------------------
Warrants are presented to the Warrant Agent with a request:

     (i)  to register the transfer of the Definitive Warrants; or

     (ii) to exchange such Definitive Warrants for an equal number of Definitive Warrants of other authorized denominations,

the Warrant Agent shall register the transfer or make the exchange as requested if its requirements under this Agreement are met; provided, however, that the
                                                  --------  -------
Definitive Warrants presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Warrant Agent, duly executed by the Holder thereof or by such Holder's attorney, duly authorized in writing.

          (b)  Restrictions on Transfer of a Definitive Warrant for a Beneficial
               -----------------------------------------------------------------
Interest in a Global Warrant.  The Warrant Agent may exchange a Definitive
----------------------------
Warrant for a beneficial interest in a Global Warrant only if the Warrant Agent has received such Definitive Warrant, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Warrant Agent, together with written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant to reflect an increase in the aggregate amount of the Warrants represented by the Global Warrant. If such conditions have been satisfied, the Warrant Agent shall cancel such Definitive Warrant and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrant Shares represented by the Global Warrant to be increased accordingly. If no Global Warrant is then outstanding, the Company shall issue and the Warrant Agent shall countersign a new Global Warrant in the appropriate amount.

          (c)  Transfer and Exchange of Global Warrants.  The transfer and
               ----------------------------------------
exchange of Global Warrants or beneficial interests therein shall be effected through the Depositary, in accordance with this Warrant Agreement (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

          (d)  Transfer of a Beneficial Interest in a Global Warrant for a
               -----------------------------------------------------------
Definitive Warrant.
------------------

     (i) Any person having a beneficial interest in a Global Warrant may upon his, her or its request exchange such beneficial interest for a Definitive Warrant. Upon receipt by the Warrant Agent of written instructions (or such other form of instructions as is customary for the Depositary) from the Depositary or its nominee on behalf of any person having a beneficial interest in a Global Warrant and upon receipt by the Warrant Agent of a written order or such other form of instructions as is customary for the Depositary or the person designated by the Depositary as having such a beneficial interest containing registration instructions, then the Warrant Agent will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the aggregate amount of the Global Warrant to be reduced and, following such reduction, the Company will execute and, upon receipt of a countersignature, the Warrant Agent will countersign and deliver to the transferee a Definitive Warrant.

     (ii) Definitive Warrants issued in exchange for a beneficial interest in a Global Warrant pursuant to this Section 6(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent in writing, provided such designation is in accordance with this Section 6(d). The Warrant Agent shall deliver such Definitive Warrants to the persons in whose names such Definitive Warrants are registered.

          (e)  Restrictions on Transfer and Exchange of Global Warrants.
               --------------------------------------------------------
Notwithstanding any other provisions of this Warrant Agreement (other than the provisions set forth in subsection (f) of this Section 6), a Global Warrant may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (f)  Authentication of Definitive Warrants in Absence of Depositary.
               --------------------------------------------------------------
If at any time:

     (i) the Depositary for the Global Warrants notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Warrant and a successor Depositary for the Global Warrant is not appointed by the Company within 90 days after delivery of such notice; or

     (ii) the Company, at its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants under this Warrant Agreement,

then the Company will execute, and the Warrant Agent, upon receipt of an officers' certificate, signed by the President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or a Vice President of the Company, requesting the counter-signature and delivery of Definitive Warrants, will countersign and deliver Definitive Warrants, in an aggregate number equal to the aggregate number of Warrants represented by the Global Warrant, in exchange for such Global Warrant.

          (g)  Cancellation and/or Adjustment of a Global Warrant. At such time
               --------------------------------------------------
as all beneficial interests in a Global Warrant have either been exchanged for Definitive Warrants, redeemed, repurchased or cancelled, such Global Warrant shall be returned to or retained and cancelled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged for Definitive Warrants, redeemed, repurchased or cancelled, the number of Warrants represented by such Global Warrant shall be reduced and an endorsement shall be made on such Global Warrant, by the Warrant Agent to reflect such reduction.

          (h)  Obligations with Respect to Transfers and Exchanges of Definitive
               -----------------------------------------------------------------
Warrants.
--------

     (i) To permit registrations of transfers and exchanges in accordance with the terms of this Agreement, the Company shall execute, and the Warrant Agent shall countersign Definitive Warrants and Global Warrants.

     (ii) All Definitive Warrants and Global Warrants issued upon any registration, transfer or exchange of Definitive Warrants or Global Warrants shall be the valid obligations of the Company, entitled to the same benefits under this Warrant Agreement as the Definitive Warrants or Global Warrants surrendered upon the registration of transfer or exchange.

     (iii) Prior to due presentment for registration of transfer of any Warrant, the Warrant Agent and the Company may deem and treat the person in whose name any Warrant is registered as the absolute owner of such Warrant, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

           Section 7.  Terms of Warrants; Exercise of Warrants.  Subject to the
                       ---------------------------------------
terms of this Agreement, the Warrant Holders shall have the right, which may be exercised commencing on or after the Exercisability Date (as defined below) and until 5:00 p.m., New York City time, on July 7, 2003 (the six-month anniversary of the Exercisability Date) (the "Expiration Date"), to receive from the Company
                                  ---------------
(on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares) (together, if applicable, with cash payable as provided in Section 13 hereof and any dividends or distributions payable as provided in
Section 14 hereof) (a) 29,834,075 Warrant Shares (in the aggregate) (with each Warrant being exercisable for 0.416667 Warrant Shares)/2/ in the event the Adjustment Event has not occurred prior to such time or (b) 17,900,445 Warrant Shares (in the aggregate) (with

____________________

     /2/ These numbers shall be adjusted in the final Agreement and Warrants in order to reflect that at the Effective Time such aggregate number, when taken together with the shares of Parent Common Stock held by Persons who had been holders of Parent Common Stock immediately prior to the Effective Time, shall equal 80% of the shares of Parent Common Stock on a fully diluted basis (excluding the effect of the Algos Warrants and after giving effect to the Adjustment Event as if it had occurred).

each Warrant being exercisable for 0.250000 Warrant Shares)/3/ in the event the Adjustment Event has occurred prior to such time. Each Warrant not exercised prior to the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of the Expiration Date. If applicable, dividends and other distributions will be made upon exercise of the Warrants as set forth in Section 14 hereof.

          "Exercisability Date" shall mean the fifth (5/th/) Business Day (as
           -------------------
defined below) following December 31, 2002 if the Company (or any of its subsidiaries) has not received approval from the U.S. Food and Drug Administration (the "FDA") with respect to its New Drug Application for
                     ---
MorphiDex(R) for the treatment of any pain prior to December 31, 2002.

          In addition to the notices required by Section 14 hereof, the Company shall give prompt written notice to the Warrant Agent that the Exercisability Date has occurred and shall cause the Warrant Agent, on behalf of and at the expense of the Company, within 5 Business Days after such notification is received by the Warrant Agent, to mail by first class mail, postage prepaid, to each Holder a notice specifying that the Exercisability Date has occurred and that the Warrant has become exercisable pursuant to its terms and that the Warrant will expire at 5:00 p.m., New York City time, on the Expiration Date. In addition, the Company shall post appropriate notices of the Exercisability Date on its web pages and issue press releases to wire services. A "Business
                                                                     --------
Day" is a day that is not a Legal Holiday.  A "Legal Holiday" is a Saturday, a
---                                            -------------
Sunday, a federally recognized holiday or a day on which banking institutions are not required to be open in the State of New York.

          The initial price per share at which Warrant Shares shall be purchasable upon exercise of Warrants (the "Exercise Price") shall equal $0.01.
                                            --------------
A Warrant may be exercised upon surrender at the office or agency of the Company maintained for such purpose, which initially will be the corporate trust office of the Warrant Agent or its agents in [LOCATION OF WARRANT AGENT'S OFFICE], of the Warrant Certificate(s) evidencing the Warrants to be exercised with the form of

______________________

     /3/ These numbers shall be adjusted in the final Agreement and Warrants in order to reflect that at the Effective Time such aggregate number, when taken together with the shares of Parent Common Stock held by Persons who had been holders of Parent Common Stock immediately prior to the Effective Time, shall equal 85% of the shares of Parent Common Stock on a fully diluted basis (excluding the effect of the Algos Warrants as if no Adjustment Event had occurred).

election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a participant in a recognized Signature Guarantee Medallion Program, and upon payment to the Warrant Agent for the account of the Company of the Exercise Price, as adjusted as herein provided, for the number of Warrant Shares together, if applicable, with cash payable as provided in Section 13 hereof and any dividends or distributions as provided in
Section 14 hereof in respect of which such Warrants are then exercised. Payment of the Exercise Price may be made (a) in the form of cash or by certified or official bank check payable to the order of the Company in New York Clearing House Funds, (b) by delivering to the Company a written notice accompanying the surrender of a Warrant to, at the time of exercise, apply to the payment of the Exercise Price such number of Warrant Shares as shall be specified in such notice, in which case an amount equal to the excess of the Current Market Value (as defined in Section 12(d) hereof) of such Warrant Shares on the date of exercise over the Exercise Price required for such exercise shall be deemed to have been paid to the Company and the number of Warrant Shares issuable upon such exercise shall be reduced by such specified number (a "Cashless Exercise")
                                                            -----------------
or (c) any combination of (a) and (b) above.

          Subject to the provisions of Section 6 hereof, upon such surrender of Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Warrant Holder may designate a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash as provided in Section 13 hereof. Such certificate or certificates shall be deemed to have been issued and any person so named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

          On or after the Exercisability Date, the Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the Expiration Date, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificate or Certificates pursuant to the provisions of this Section 7 and of Section 3 hereof, and the Company, whenever required by the Warrant Agent, will promptly supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

          All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be either delivered to the Company or disposed of by the Warrant Agent in a manner consistent with the Warrant Agent's customary procedure for such disposal and in a manner reasonably satisfactory to the Company. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

          The Warrant Agent shall keep copies of this Agreement available for inspection by the Holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

          Section 8.     Payment of Taxes.  The Company will pay all documentary
                         ----------------
stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required
                      --------  -------
to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          Section 9.     Mutilated or Missing Warrant Certificates. In case any
                         -----------------------------------------
of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue and the Warrant Agent may countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

          Section 10.    Reservation of Warrant Shares.  The Company will at all
                         -----------------------------
times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

          The Company will keep a copy of this Agreement on file with the transfer agent for the Common Stock (the "Transfer Agent") and with every
                                          --------------
subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 13 hereof. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to each Holder pursuant to Section 14 hereof.

          The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon payment of the Exercise Price therefor and issue, be validly authorized and issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof. The Company will use its reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Agreement.

          Section 11.    Obtaining Stock Exchange Listings.  The Company will
                         ---------------------------------
from time to time take all action which may be necessary so that the Warrants and, immediately upon their issuance upon exercise of the Warrants, the Warrant Shares will be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are then listed.

              Section 12.  Adjustment of Exercise Price and Number of Warrant
                           --------------------------------------------------
Shares Issuable.
---------------

              (a)   If the Company:

     (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock or other capital stock of the Company; or

     (ii) subdivides, splits, combines or reclassifies its outstanding shares of Common Stock into a different number of securities of the same class,

then the number of shares of Common Stock issuable upon the exercise of each Warrant (the "Exercise Rate") in effect immediately prior to such action shall
              -------------
be proportionately adjusted so that the Holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which such Holder would have owned immediately following such action if such Warrant had been exercised immediately prior to such action and the Exercise Price in effect immediately prior to such action shall be adjusted to a price determined by multiplying the Exercise Price in effect immediately prior to such action by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before giving effect to such action and the denominator of which shall be the number of shares of Common Stock and/or such other capital stock outstanding referred to in the foregoing clause (a)(1) after giving effect to such action.

            An adjustment pursuant to this Section 12(a) shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

            If, after an adjustment pursuant to this Section 12(a), a Holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the board of directors of the Company shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 12.

          Such adjustment shall be made successively whenever any event listed above shall occur.

             (b)   Adjustment for Certain Issuances of Common Stock.  If the
                   ------------------------------------------------
Company issues or sells to any Affiliate (as defined in Section 12(d) hereof) of the Company (other than KIA V, L.P. and KEP V, L.P.) shares of its Common Stock or distributes to any Affiliate of the Company (other than KIA V, L.P. and KEP V, L.P.) any rights, options or warrants entitling them to purchase shares of Common Stock, or securities convertible into or exchangeable for Common Stock, in each case, at a price per share less than the Current Market Value on the record date for determining entitlements of such Affiliates to participate in such issuance, sale or distribution (the "Time of Determination") and prior to
                                          ---------------------   ---
such issuance, sale or distribution the Com pany did not first offer to issue, sell or distribute such shares of its Common Stock or such rights, options or warrants or such securities convertible into or exchangeable for Common Stock to all holders of Common Stock on the same economic terms and on a pro rata basis with the issuance, sale or distribution to such Affiliates of the Company, then
                                                                           ----
the Exercise Rate shall be adjusted in accordance with the formula:

                    E' = E x      O + N
                             ---------------
                                O + N x P
                                    -----
                                      M

and the Exercise Price shall be adjusted in accordance with the following formula:

                    EP' = EP x  E
                               ---
                                E'

where:


          E' =   the adjusted Exercise Rate.

          E  =   the Exercise Rate immediately prior to the Time of
                 Determination for any such issuance, sale or distribution.

          EP' =  the Adjusted Exercise Price.

          EP = the Exercise Price immediately prior to the Time of Determination for any such issuance, sale or distribution.

          O   =  the number of Fully Diluted Shares (as defined below)
                 outstanding immediately prior to the Time of Determination for any such issuance, sale or distribution.

          N   =  the number of additional shares of Common Stock issued, sold or issuable upon exercise of such rights, options or warrants.

          P   =  the per share price received and receivable by the Company in the case of any issuance or sale of Common Stock or rights, options or warrants as to which such adjustment is being made, inclusive of the exercise price per share of Common Stock payable upon exercise of such rights, options or warrants.

          M   =  the Current Market Value per share of Common Stock on the Time of Determination for any such issuance, sale or distribution.

          For purposes of this Section 12(b), the term "Fully Diluted Shares"
                                                        --------------------
shall mean (i) the shares of Common Stock outstanding as of a specified date, and (ii) the shares of Common Stock into or for which rights, options, warrants or other securities of the Company outstanding as of such date are exercisable or convertible (other than the Warrants).

          Any adjustments shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the relevant Time of Determination. Notwithstanding the foregoing, the Exercise Rate and the Exercise Price shall not be subject to adjustment in connection with (i) the issuance of any shares of Common Stock upon exercise of any such rights, options or warrants which have previously been the subject of an adjustment under this Agreement for which the required adjustment has been made and (ii) any exercise of the Warrants. If at the end of the period during which any such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Warrant shall be immediately readjusted to what it would have been if "N" in each of the above formulas had been the number of shares actually issued.

             (c)  When De Minimis Adjustment May Be Deferred.  No adjustment
                  ------------------------------------------
in the Exercise Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Rate. Notwithstanding the foregoing, any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment, provided that no such adjustment
                                           -------- ----
shall be deferred beyond the date on which a Warrant is exercised.

             All calculations under this Section 12 shall be made to the nearest cent or to the nearest 1/100/th/ of a share, as the case may be.

             (d)  Certain Definitions.  "Current Market Value" per share of
                  -------------------    --------------------
Common Stock or of any other security (herein collectively referred to as a "Security") at any date shall be:
 --------

             (1) if the Security is not registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (i) the value of the Security
                                   ------------
     determined in good faith by the board of directors of the Company and certified in a board resolution, based on the most recently completed arm's-length transaction between the Company and a person other than an Affiliate of the Company and the closing of which occurs on such date or shall have occurred within the six months preceding such date or (ii) if no such transaction shall have occurred on such date or within such six-month period, the value of the Security determined as of a date within 30 days preceding such date by an Independent Financial Expert (as defined below), or

          (2) if the Security is registered under the Exchange Act, the average of the daily closing bid prices of such Security for 30 consecutive Business Days selected by the Company from the period of 45 Business Days preceding such date, but only if such Security shall have been listed on a national securities exchange or the Nasdaq National Market or traded through an automated quotation system during such entire 45-Business Day period.

          The "closing bid price" for any Security on each Business Day means
               -----------------
the closing price, regular way, on such day on the principal exchange on which such Security is traded, or if no sale takes place on such day, the average of the closing bid and asked prices on such day.

          "Independent Financial Expert" shall mean any nationally recognized
           ----------------------------
investment banking firm that is not an Affiliate of the Company. Any such person may receive customary compensation and indemnification by the Company for opinions or services it provides as an Independent Financial Expert.

          "Affiliate" of any specified person means any other person which
           ---------
directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, such specified person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with") as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by agreement or otherwise.

          "Ordinary Cash Distribution" means any quarterly cash dividend on the
           --------------------------
Common Stock to the extent that the aggregate cash dividend per share of Common Stock in any calendar quarter does not exceed the greater of (x) the amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock (as adjusted to reflect subdivisions or combinations of the Common Stock) and (y) 3.0% of the average of the last reported sales prices of the Common Stock during the ten trading days immediately prior to the date of declaration of such dividend.

           (e)   When No Adjustment Required.  If an adjustment is made upon the
                 ---------------------------
establishment of a record date for an issuance, sale or distribution subject to subsection (a) or (b) hereof and such issuance, sale or distribution is subsequently cancelled or is not otherwise made, the Exercise Rate and Exercise Price then in effect shall be readjusted, effective as of the date when the board of directors of the Company determines to cancel such issuance, sale or distribution or when it is otherwise evident that such issuance, sale or distribution will not be so made, to that which would have been in effect if such record date had not been fixed. If an adjustment would be required under both subsections (a) and (b) above, such adjustments will be determined without duplication.

          To the extent the Warrants become convertible into cash, no adjust ment need be made thereafter as to the amount of cash into which such Warrants are exercisable. Interest will not accrue on the cash.

          (f)  Notice of Adjustment.  Whenever the Exercise Rate or Exercise
               --------------------
Price is adjusted, the Company shall provide the notices required by Section 14 hereof.

          (g)  Voluntary Reduction. The Company from time to time may increase
               -------------------
the Exercise Rate or reduce the Exercise Price by any amount for any period of time (including, without limitation, permanently) if the period is at least 20 Business Days and the Company has given notice of such increase or reduction in accordance with Section 14 hereof.

          An increase of the Exercise Rate or reduction in the Exercise Price under this subsection (g) (other than a permanent increase) does not change or adjust the Exercise Rate otherwise in effect for purposes of subsection (a) and
(b) of this Section 12.

          (h)  When Issuance or Payment May Be Deferred.  In any case in which
               ----------------------------------------
Section 12 shall require that an adjustment in the Exercise Rate or Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Rate prior to such adjustment, and
(ii) paying to such Holder any amount in cash in lieu of a fractional share pursuant to Section 13 hereof; provided, however, that the Company shall deliver
                               --------  -------
to the Warrant Agent and shall cause the Warrant Agent, on behalf of and at the expense of the Company, to deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

          (i)  Reorganizations. In case of (i) any capital reorganization, other
               ---------------
than in the cases referred to in Section 12(a) and (b) hereof and other than any capital reorganization that does not result in any reclassification of the outstanding shares of Common Stock into shares of other stock or other securities or property, or (ii) the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock into shares of other stock or other securities or property), or

(iii) the sale of all or substantially all of the assets of the Company (collectively such actions being hereinafter referred to as "Reorganizations"),
                                                             ---------------
there shall thereafter be deliverable upon exercise of any Warrant in accordance with the terms hereof (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock that would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if the Exercisability Date had occurred and such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the board of directors of the Company, whose determination shall be described in a duly adopted resolution certified by the Company's Secretary or Assistant Secretary, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any such shares or other securities or property thereafter deliverable upon exercise of Warrants.

          The Company shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such Reorganization or the corporation or other entity purchasing such assets shall expressly assume, by a supplemental warrant agreement or other acknowledgment executed and delivered to the Warrant Agent, the obligation to deliver to the Warrant Agent and to cause the Warrant Agent to deliver to each such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase in accordance with the terms hereof upon the occurrence of the Exercisability Date, and the due and punctual performance and observance of each and every covenant, condition, obligation and liability under this Agreement to be performed and observed by the Company in the manner prescribed herein.

          The foregoing provisions of this Section 12(i) shall apply to successive Reorganization transactions.


          (j)  Form of Warrants. Irrespective of any adjustments in the number
               ----------------
or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

          (k)   Warrant Agent's Disclaimer.  The Warrant Agent has no duty to
                --------------------------
determine when an adjustment under this Section 12 should be made, how it should be made or what it should be. The Warrant Agent has no duty to determine whether any provisions of a supplemental warrant agreement under subsection (i) of this Section 12 are correct. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Section 12.

          (l)   Miscellaneous. For purpose of this Section 12 the term "shares
                -------------                                           ------
of Common Stock" shall mean (i) shares of the class of stock designated as the
---------------
Common Stock, par value $.01 per share, of the Company as of the date of this Agreement, and (ii) shares of any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this
Section 12, the Holders of Warrants shall become entitled to purchase any securities of the Company other than, or in addition to, shares of Common Stock, thereafter the number or amount of such other securities so purchasable upon exercise of each Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in subsec subsections (a) through (l) of this Section 12, inclusive, and the provisions of Sections 7, 8, 10 and 13 with respect to the Warrant Shares or the Common Stock shall apply on like terms to any such other securities.

          Section 13.  Fractional Interests. The Company shall not be require
                       --------------------
to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 13, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the excess of the Current Market Value of a Warrant Share over the Exercise Price on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

        Section 14.   Notices to Warrant Holders; Reservation of Dividends.
                      ----------------------------------------------------
Upon any adjustment pursuant to Section 12 hereof, the Company shall give prompt written notice of such adjustment to the Warrant Agent and shall cause the Warrant Agent, on behalf of and at the expense of the Company, within 10 days after notification is received by the Warrant Agent of such adjustment, to mail by first class mail, postage prepaid, to each Holder a notice of such adjustment(s) and shall deliver to the Warrant Agent a certificate of the Chief Financial Officer of the Company, setting forth in reasonable detail (i) the number of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price of such Warrant after such adjustment(s), (ii) a brief statement of the facts requiring such adjustment(s) and (iii) the computation by which such adjustment(s) was made. Where appropriate, such notice may be given in advance and included as a part of the notice required under the other provisions of this Section 14.

          In case the Exercisability Date has occurred and:

          (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

          (b) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets or cash; or

          (c) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

          (e) the Company proposes to take any action that would require an adjustment to the Exercise Rate pursuant to Section 12 hereof;

then the Company shall give prompt written notice to the Warrant Agent and shall cause the Warrant Agent, on behalf of and at the expense of the Company to give to each of the registered holders of the Warrant Certificates at his, her or its address appearing on the Warrant Register, at least 30 days (or 20 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or the date of the event in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure by the Company or the Warrant Agent to give such notice or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

          The Company shall give prompt written notice to the Warrant Agent and shall cause the Warrant Agent, on behalf of and at the expense of the Company to give to each Holder written notice of any determination to make a distribution or dividend to the holders of its Common Stock of any assets (including cash (other than any Ordinary Cash Distribution)), debt securities, preferred stock, or any rights or warrants to purchase debt securities, preferred stock, assets or other securities (other than Common Stock, or rights, options, or warrants to purchase Common Stock) of the Company, which notice shall state the nature and amount of such planned dividend or distribution and the record date therefor, and shall be given by the Company at least 20 days prior to such record date therefor.

          At any time prior to the date that is 30 Business Days after the Exercisability Date, with respect to any distribution or dividend made by the Company to all of the holders of its Common Stock for which notice to the Holders of the Warrants under this Section 14 would be required had such dividend or distribution occurred after the Exercisability Date and except for such distributions or dividends as are provided for in Section 12 hereof, the Company shall hold in reserve the amount of any such dividend or distribution that would have been payable to the Holders in respect of their Warrant Shares had the Holders exercised their Warrants immediately prior to such dividend or distribution. The Company shall release to each Holder of Warrants his, her or its pro rata share of such reserved dividends or distributions upon the exercise of such Holder's Warrants pursuant to Section 7 hereof. Any notice delivered to the Holders by the Company pursuant to this Section 14 shall state the nature and amount of such dividend or distribution that shall be held in reserve.

          Nothing contained in this Agreement or in any Warrant Certificate shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

          Section 15.   Notices to the Company and Warrant Agent.  Any notice or
                        ----------------------------------------
demand authorized by this Agreement to be given or made by the Warrant Agent or by any Holder to or on the Company shall be sufficiently given or made when received at the office of the Company expressly designated by the Company as its office for purposes of this Agreement (until the Warrant Agent is otherwise notified in accordance with this Section 15 by the Company), as follows:



               Endo Pharmaceuticals Holdings Inc.
               c/o Kelso & Company
               320 Park Avenue
               24/th/ Floor
               New York, New York 10022
               Attention:  Managing Director
                           with copy to General Counsel

               with a copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               919 Third Avenue
               New York, New York  10022-3897
               Attention:  Eileen Nugent Simon, Esq.

          Any notice pursuant to this Agreement to be given by the Company or by any Holder(s) to the Warrant Agent shall be sufficiently given when received by the Warrant Agent at the address appearing below (until the Company is otherwise notified in accordance with this Section by the Warrant Agent).

                     [WARRANT AGENT]
                     [ADDRESS]
                     Attention: [CONTACT]

          Section 16.  Supplements and Amendments.  The Company and the Warrant
                       --------------------------
Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrants in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way adversely affect the rights of any holder of Warrants hereunder. Any amendment or supplement to this Agreement that has a material adverse effect on the rights of holders hereunder shall require the written consent of registered holders of a majority of the then outstanding Warrants, which consent shall then be effective against all the Holders of Warrants hereunder. The consent of each holder of a Warrant affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (not including adjustments contemplated hereunder). The Warrant Agent shall be entitled to receive and shall be fully protected in relying upon an officers' certificate and opinion of counsel as conclusive evidence that any such amendment or supplement is authorized or permitted hereunder, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

          Section 17.   Concerning the Warrant Agent.  The Warrant Agent
                        ----------------------------
undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of Warrants, shall be bound:

          (a) The statements contained herein and in the Warrant Certificate shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or any action taken by it. The Warrant Agent assumes no responsibil-ity with respect to the distribution of the Warrants except as herein otherwise provided.

          (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with the covenants contained in this Agreement or in the Warrants to be complied with by the Company.

          (c) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its employees) or by or through its attorneys or agents (which shall not include its employees) and shall not be responsible for the misconduct of any agent appointed with due care.

          (d) The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

          (e) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless such evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, Chief Financial Officer, one of the Vice Presidents, the Treasurer or the Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (f) The Company agrees to pay the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the performance of its duties under this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent (including reasonable fees and expenses of the Warrant Agent's counsel and agents) in the performance of its duties under this Agreement, and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the

Warrant Agent in the performance of its duties under this Agreement, except as a result of the Warrant Agent's negligence or bad faith.

          (g) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity satisfactory to the Warrant Agent for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

          (h) The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transactions in which the Company may be interested, or contract with or lend money to the Com pany or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement or such director, officer or employee. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity including, without limitation, acting as Transfer Agent or as a lender to the Company or an Affiliate thereof.

          (i) The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

          (j) The Warrant Agent will not incur any liability or responsibility to the Company or to any Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          (k) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its countersignature thereof); nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares (or other stock) to be issued pursuant to this Agreement or any Warrant, or as to whether any Warrant Shares (or other stock) will, when issued, be validly issued, fully paid and nonassessable, or as to the Exercise Price or the number or amount of Warrant Shares or other securities or other property issuable upon exercise of any Warrant.

          (l) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith and without negligence in accordance with instructions of any such officer or officers.

          Section 18.  Change of Warrant Agent.  The Warrant Agent may resign at
                       -----------------------
any time and be discharged from its duties under this Agreement by giving to the Company 30-days' notice in writing. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any Holder (who shall with such notice submit his, her or its Warrant for inspection by the Company), then any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor warrant agent, either by the Company or by such court, the duties of the Warrant Agent shall be carried out by the Company. Any successor warrant agent, whether appointed by the Company or such a court, shall be a bank or trust company in good standing, incorporated under the laws of the United States of America or any State thereof or the District of Columbia and having at the time of its appointment as warrant agent a combined capital and surplus of at least $10,000,000. After appointment, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for such purpose. Failure to file any notice provided for in this Section 18, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be. In the event of such resignation or removal, the Company or the successor warrant agent shall mail by first class mail, postage prepaid, to each Holder, written notice of such removal or resignation and the name and address of such successor warrant agent.

          Section 19.  Successors.  All the covenants and provisions of this
                       ----------
Agreement by or for the benefit of the Company, the Warrant Agent or any holder of Warrants shall bind and inure to the benefit of their respective successors and assigns hereunder.

          Section 20.   Termination. This Agreement shall terminate at 5:00
                        -----------
p.m.,New York City time, on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised pursuant to this Agreement.

          Section 21. GOVERNING LAW. THIS AGREEMENT AND EACH WARRANT CERTIFICATE
                      -------------
ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

          Section 22.   Benefits of This Agreement.  Nothing in this Agreement
                        --------------------------
shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered Holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered Holders of the Warrant Certificates.

          Section 23.   Counterparts.  This Agreement may be executed in any
                        ------------
number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          Section 24.   Headings.  The headings in this Agreement are for
                        --------
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.



                         ENDO PHARMACEUTICALS HOLDINGS INC.


                         By:  ________________________________
                              Name:
                              Title:


                         [WARRANT AGENT],
                                as Warrant Agent


                          By:  ________________________________
                               Name:
                               Title:

                                                                       EXHIBIT A


                         [Form of Warrant Certificate]
                                    [Face]


          THIS SECURITY IS A GLOBAL CERTIFICATE AND IS REGISTERED IN THE NAME
OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT, DATED AS OF ____________, ____, BY AND BETWEEN THE COMPANY AND THE WARRANT AGENT (THE "WARRANT AGREEMENT"), AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED
EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                EXERCISABLE ON OR AFTER THE EXERCISABILITY DATE
                         AND ON OR BEFORE JULY 7, 2003

No. __________                                               __________ Warrants

                              Warrant Certificate

                      ENDO PHARMACEUTICALS HOLDINGS INC.


          This Warrant Certificate certifies that _______, or registered assigns, is the registered holder of Warrants expiring on or before July 7, 2003 (the "Warrants") to purchase shares of Common Stock, par value $.01 per share (the "Common Stock"), of Endo Pharmaceuticals Holdings Inc., a Delaware corporation (the "Company"). Each Warrant entitles the holder upon exercise to receive from the Company on or after the Exercisability Date and on or before 5:00 p.m. New York City Time on July 7, 2003 (the six-month anniversary of the Exercisability Date), (a) 0.416667/4/ fully paid and nonassessable shares of Common Stock (each such share, a "Warrant Share") in the event the Adjustment Event (as defined in that certain Agreement and Plan of Merger, dated as of November __, 1999, by and among the Company, Endo Inc., a Delaware corporation and wholly owned subsidiary of the Company, and [TARGET] Pharmaceutical Corporation, a Delaware corporation) has not occurred prior to such time or (b) 0.250000/5/ Warrant Shares in the event the Adjustment Event has occurred prior to such time, in either case, at the initial exercise price (the "Exercise Price") equal to $0.01 payable upon surrender of this Warrant Certificate and payment of the Exercise Price in the manner set forth in the Warrant Agreement, subject only to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable


______________________

     /4/ This number shall be adjusted in the final Agreement and Warrants in order to reflect that at the Effective Time the aggregate number on which it is based, when taken together with the shares of Parent Common Stock held by Persons who had been holders of Parent Common Stock immediately prior to the Effective Time, shall equal 85% of the shares of Parent Common Stock on a fully diluted basis (excluding the effect of the Algos Warrants as if no Adjustment Event had occurred).

     /5/ This number shall be adjusted in the final Agreement and Warrants in order to reflect that at the Effective Time the aggregate number on which it is based, when taken together with the shares of Parent Common Stock held by Persons who had been holders of Parent Common Stock immediately prior to the Effective Time, shall equal 80% of the shares of Parent Common Stock on a fully diluted basis (excluding the effect of the Algos Warrants and after giving effect to the Adjustment Event as if it had occurred).

upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

          No Warrant may be exercised before the Exercisability Date or after 5:00 p.m., New York City Time, on July 7, 2003 and to the extent not exercised by such time such Warrants shall become void.

          This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

          THIS WARRANT CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, Endo Pharmaceuticals Holdings Inc. has caused this Warrant Certificate to be signed by its [OFFICER] and by its Secretary, each by a facsimile of his or her signature, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated:      , ____


                                           ENDO PHARMACEUTICALS HOLDINGS INC.


                                           By:  __________________________
                                                Name:
                                                Title:


                                           By:  __________________________
                                                Name:
                                                Title: Secretary


Countersigned:

[WARRANT AGENT],
 as Warrant Agent


By:  ____________________________
     Name:
     Title:

                         [Form of Warrant Certificate]

                                   [Reverse]


          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring July 7, 2003, entitling the holder on exercise to receive shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), and are issued or to be issued pursuant to a Warrant Agreement dated as of ________ __, ____ (the "Warrant Agreement"), duly executed and delivered by the Company to [WARRANT AGENT], as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

          Warrants may be exercised at any time on or after the "Exercisability Date" and on or before July 7, 2003. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment in the manner provided for in the Warrant Agreement at the office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby, the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

          The Warrant Agreement provides that upon the occurrence of certain events the number of Warrants set forth on the face hereof and the Exercise Price may, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

          Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

          Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

          The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                        [Form of Election to Purchase]

                   (To Be Executed upon Exercise of Warrant)


          The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive _____shares of Common Stock and herewith tenders payment for such shares to the order of Endo Pharmaceuticals Holdings Inc. in the amount of $______ payable in (select one or more: (i) cash and/or (ii) pursuant to a Cashless Exercise) in accordance with the terms hereof and of the Warrant Agreement. The undersigned requests that a certificate for such shares be registered in the name of _________, whose address is ________ and that such shares be delivered to ________ whose address is ________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ________, whose address is ________, and that such Warrant Certificate be delivered to ________, whose address is ________.

                                        Signature:


Date:


                                        Signature Guaranteed:

                SCHEDULE OF EXCHANGES OF CERTIFICATED WARRANTS

     The following exchanges of a part of this Global Warrant for certificated Warrants have been made:

                                                  Number of
                                                  Warrants of
            Amount of           Amount of         this Global
            decrease in         increase in       Warrant         Signature of
            Number of           Number of         following       authorized
 Date of    Warrants of this    Warrants of this  such decrease   officer of
 Exchange   Global Warrant      Global Warrant    (or increase)   Warrant Agent
--------------------------------------------------------------------------------

                                                                       EXHIBIT B

                   CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF WARRANTS

Re: Warrants to Purchase Common Stock (the "Warrants") of Endo Pharmaceuticals Holdings Inc.

          This Certificate relates to Warrants held in* ___book-entry or* ____ certificated form by ____________ (the "Transferor").

The Transferor:*

          [ ] has requested the Warrant Agent by written order to deliver in exchange for its beneficial interest in the Global Warrant held by the depository a Warrant or Warrants in definitive, registered form equal to its beneficial interest in Warrants represented by such Global Warrant (or the portion thereof indicated above); or

          [ ] has requested the Warrant Agent by written order to exchange or register the transfer of a Warrant or Warrants.



                                         ________________________________
                                         [INSERT NAME OF TRANSFEROR]



                                         By: ____________________________

Date:  _____________________


       *Check applicable box.

                             INDEX OF DEFINED TERMS
                             ----------------------

Affiliate................................................................   16
Agreement................................................................    1
Business Day.............................................................    9
Cashless Exercise........................................................    9
closing bid price........................................................   16
Common Stock.............................................................    1
Company..................................................................    1
Current Market Value.....................................................   15
Definitive Warrants......................................................    2
Exchange Act.............................................................   16
Exercisability Date......................................................    8
Exercise Price...........................................................    9
Exercise Rate............................................................   12
Expiration Date..........................................................    7
FDA......................................................................    8
Fully Diluted Shares.....................................................   15
Global Warrants..........................................................    1
Holders..................................................................    3
Independent Financial Expert.............................................   16
Legal Holiday............................................................    9
Merger Agreement.........................................................    1
Ordinary Cash Distribution...............................................   17
Reorganizations..........................................................   18
Security.................................................................   15
shares of Common Stock...................................................   20
Sub......................................................................    1
Target...................................................................    1
Time of Determination....................................................   13
Transfer Agent...........................................................   11
Warrant..................................................................    1
Warrant Agent............................................................    1
Warrant Certificates.....................................................    1
Warrant Register.........................................................    3
Warrant Shares...........................................................    1
Warrants.................................................................    1